                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM SB-2

                                (Amendment No.8)

                         MARKETING WORLDWIDE CORPORATION
                 (Name of Small Business Issuer in its charter)

         Delaware                                              68-0566295
--------------------------------------------------------------------------------
(State or other jurisdiction of                            (I.R.S. Employer
incorporation or organization)                            Identification Number)

                                      5013
--------------------------------------------------------------------------------
                          (Primary Standard Industrial
                              Classification Number

          2212 GRAND COMMERCE DRIVE, HOWELL, MI 48855, (517) 540-0045
--------------------------------------------------------------------------------
          (Address and telephone number of principal executive offices)

          2212 GRAND COMMERCE DRIVE, HOWELL, MI 48855, (517) 540-0045
--------------------------------------------------------------------------------
     (Address of principal place of business or intended place of business)

           Michael Winzkowski, Chief Executive Officer (517) 540-0045
--------------------------------------------------------------------------------
             2212 GRAND COMMERCE DRIVE, HOWELL, MI 48855, (517) 540-0045

--------------------------------------------------------------------------------
            (Name, address and telephone number of agent for service)

                                 With a copy to

                                 Richard O. Weed
                                 Weed & Co. LLP
                        4695 MacArthur Court, Suite 1430
                             Newport Beach, CA 92660
                             Telephone 949.475.9086
                             Facsimile 949.475.9087

Approximate date of commencement of proposed sale to the public: As soon as practicable after this registration statement becomes effective.

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. |_|

                         CALCULATION OF REGISTRATION FEE
                         -------------------------------

Title of Each Class                            Proposed Maximum
of Securities to be         Amount to be          Aggregate               Amount of
Registered                 Registered (1)      Offering Price (2)      Registration Fee
- ----------                 --------------      ------------------      ----------------
Common Stock
$.001 par value               1,451,995           $1,451,995               $170.90
per share

Common Stock
$.001 par value               1,450,000           $1,450,000               $170.67
per share underlying
Warrants and Stock Options

Total                         2,901,995                                    $341.57

(1) Includes 1,451,995 shares of Common Stock owned by the Selling Security Holders and 1,450,000 shares of Common Stock underlying Warrants and Stock Options.

(2) Estimated for the purpose of computing the amount of the registration fee pursuant to Rule 457(a), (g), and (o) under the Securities Act of 1933 assuming of the selling security holders will sell their common stock at a fixed price of $1.00 per share until the shares are quoted and the exercise price per share of the Warrants, 1,000,000 at $.50 per share and Stock Options 450,000 at $1.00 per share.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and we are not soliciting offers to buy these securities in any state where the offer or sale is not permitted.

                         Marketing Worldwide Corporation
                        2,901,995 Shares of Common Stock

This prospectus relates to the offering of up to 2,901,995 shares comprised of 1,451,995 shares of Marketing Worldwide Corporation common stock and 1,450,000 shares of common stock underlying Warrants or Stock Options by certain persons who are the selling security holders of Marketing Worldwide Corporation. Marketing Worldwide Corporation is not selling any shares of common stock in this offering and therefore will not receive any proceeds from this offering by the selling security holders. All costs associated with this registration will be borne by Marketing Worldwide Corporation. Marketing Worldwide Corporation does not have worldwide operations as its name may imply.

The shares of common stock will be sold by the selling security holders at a fixed price of $1.00 per share until the shares are quoted on the OTC Bulletin Board or other public market and thereafter at prevailing market prices or privately negotiated prices. These prices will fluctuate based on the supply and demand for the shares of the Common Stock.

There is no public market for shares of Marketing Worldwide Corporation. These securities are speculative and involve a high degree of risk.


               PLEASE REFER TO "RISK FACTORS" BEGINNING ON PAGE 6.

No underwriter or other person has been engaged to facilitate the sale of shares of common stock in this offering. This offering will terminate nine months after the accompanying registration statement is declared effective by the Securities and Exchange Commission.

THE SECURITIES AND EXCHANGE COMMISSION AND STATE SECURITIES REGULATORS HAVE NOT APPROVED OR DISAPPROVED OF THESE SECURITIES, OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.


The date of this prospectus is June 27, 2006.



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

                                TABLE OF CONTENTS

PROSPECTUS SUMMARY............................................................ 5

RISK FACTORS.................................................................. 6

DILUTION...................................................................... 9

SELLING SECURITY HOLDERS......................................................10

PLAN OF DISTRIBUTION..........................................................12

LEGAL PROCEEDINGS.............................................................13

DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS..................13

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT................14

DESCRIPTION OF SECURITIES.....................................................15

INTEREST OF NAMED EXPERTS AND COUNSEL.........................................17

DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION FOR SECURITIES ACT
LIABILITIES...................................................................18

ORGANIZATION WITHIN LAST FIVE YEARS...........................................18

DESCRIPTION OF BUSINESS.......................................................18

MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
AND RESULTS OF OPERATIONS.....................................................29

DESCRIPTION OF PROPERTY.......................................................37

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS................................38

MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS......................39

EXECUTIVE COMPENSATION........................................................39

FINANCIAL STATEMENTS.........................................................F-1

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL
DISCLOSURE....................................................................40



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

                               PROSPECTUS SUMMARY

BUSINESS

Marketing Worldwide Corporation ("MWW" or the "Company") is located at 2212 Grand Commerce Drive, Howell, MI 48855, where its telephone number is (517) 540-0045.

MWW is a supplier to the automotive accessory industry. MWW generates the majority of its revenue from the sale of automotive accessory programs to three large North American vehicle processing centers. The products are created with the design, development and manufacturing infrastructure managed by MWW. Typical MWW products that comprise these accessory programs include spoilers and performance exhaust systems, duly supported with installation instructions, comprehensive training, and warranty services. MWW does not have worldwide operations as its name may imply.

THE OFFERING

This prospectus relates to the offering of up to 2,901,995 shares of Marketing Worldwide Corporation common stock by certain persons who are security holders of Marketing Worldwide Corporation.

The selling security holders consist of:


o Persons who purchased 512,186 shares of common stock in May and June 2004 at a price of $.65 per share;

o One person who purchased 4,000 shares of common stock in October 24, 2003 at a price of $1.50 per share;

o Persons who are considered promoters by the securities regulators since they received 400,000 shares of common stock in July 2003 at $.01 per share when Marketing Worldwide Corporation was incorporated in Delaware and then one received 535,809 additional shares at $.05 per share for consulting services; and

o Persons who own Warrants or Stock Options to purchase up to 1,450,000 shares of common stock at exercise prices ranging from $.50 to $1.00 per share.

Marketing Worldwide Corporation is not selling any shares of common stock in this offering and will not receive any proceeds from this offering. Marketing Worldwide Corporation is registering the resale of 1,450,000 shares of common stock underlying certain Warrants and Stock Options held by three selling security holders. There is no guarantee that the Warrants and Stock Options will be exercised by the holders to acquire shares of common stock. Therefore, there is no guarantee Marketing Worldwide Corporation will receive any proceeds from the sale of the shares of common stock underlying the Warrants and Stock Options.

Summary Financial Information

                           Year Ended              Year Ended
                       September 30, 2005      September 30, 2004
                       ------------------      ------------------

Net Sales                  $8,101,109              $6,879,816
Income before taxes          $276,584                $127,250

Total Assets               $4,454,661              $2,269,074
Total Liabilities          $3,264,571              $1,285,414
Stockholder's Equity       $1,033,469                $983,660



                       Six Months Ended          Six Months Ended
                        March 31, 2006            March 31, 2005
                       -----------------        -----------------
                                                    (Restated)
Net Sales                  $4,213,742              $3,497,095
Income before taxes           $83,608                 $73,653

Total Assets               $5,349,400              $4,024,148
Total Liabilities          $4,095,830              $2,967,308
Stockholder's Equity       $1,057,154                $891,221


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                                  RISK FACTORS

You should carefully consider the risk factors described below before purchasing common stock of Marketing Worldwide Corporation. All material risk factors are described below:

If any of the following material risks actually occur, our business, financial condition, or results of operations could be materially adversely affected, the trading prices and volume of our common stock could decline, and you could lose all or part of your investment. You should buy shares of Marketing Worldwide Corporation common stock only if you can afford to lose your entire investment.

OUR SUCCESS TO DATE HAS BEEN DEPENDENT ON OUR FOUNDERS, WINZKOWSKI AND MARVIN. THE LOSS OF EITHER PERSON WOULD LIKELY CAUSE A DISRUPTION IN OUR OPERATIONS.

Our success is dependent on the creative, technical, financial, administrative, logistical, design, engineering, manufacturing and other contributions of the founders of Marketing Worldwide Corporation, Michael Winzkowski and James Marvin. These individuals have established the relationships with our customers and suppliers. These individuals manage the day to day operations of the company. The loss of either person would cause a disruption in our operations that could cause a decline in the level of revenue and the operating margins reported by the company. In the short term, it would be difficult to duplicate the relationships, industry experience, and creativity of our founders. The loss of one or both might substantially reduce our revenues and our net income.


OUR REVENUE DEPENDS ON A FEW KEY CUSTOMERS. THE LOSS OF A KEY CUSTOMER WOULD HAVE A NEGATIVE IMPACT ON OUR REVENUE AND RESULTS FROM OPERATIONS.


MWW devotes significant attention to its major customers and is constantly seeking to develop relationships with additional customers, so that it will decrease its dependency on only a few major customers. For the year ended September 30, 2005, South East Toyota Distributors, Inc., Gulf States Toyota, Inc., Toyota Canada, Inc., Katzkin and Webasto represented 42%, 29%, 17%, 6% and 6% of MWW's total revenue, respectively. For the year ended September 30, 2004, South East Toyota Distributors, Inc., Gulf States Toyota, Inc., Toyota Canada, Inc. Webasto and FAS represented 55%, 28%, 11%, 5% and 1%, of MWW's total revenue, respectively. For the quarter ended March 31, 2006, South East Toyota Distributors, Inc., Gulf States Toyota, Inc., Toyota Canada, Inc. Katzkin and Webasto represented 54%, 14%, 20%,5% and 4%, of MWW's total revenue, respectively. The loss of a key customer would have a material adverse effect on our operations.


WE DEPEND ON A FEW KEY SUPPLIERS TO OBTAIN EQUIPMENT AND COMPONENTS. ANY DISRUPTION IN OUR ABILITY TO OBTAIN ADEQUATE QUANTITIES AND MEET DELIVERY SCHEDULES CAUSED BY OUR RELIANCE ON A FEW KEY SUPPLIERS COULD HURT OUR BUSINESS.


For the fiscal year ended September 30, 2005, 78% of our purchases came from three suppliers ASIN, Borla Performance, and WET. For the fiscal year ended September 30, 2004, 89% of our purchases came from three suppliers ASIN ,Borla Performance and WET. Similarly, for the fiscal year ended September 30, 2003, we made 79% of our purchases from two suppliers, ASIN and Borla Performance. For the quarter ended March 31, 2006, over 46% of our purchases came from three suppliers, ASIN, Borla Performance, and WET. The loss of a key supplier would result in delivery delays, disrupt our revenue and net income and hurt our reputation.


OUR BUSINESS DEPENDS ON OUR DESIGNS, BUT WE HAVE NOT SOUGHT COPYRIGHT PROTECTION FOR ALL PRODUCTS. IF OUR ACCESSORY PROGRAMS BECOME WIDELY AVAILABLE BECAUSE WE FAILED TO USE CERTAIN LEGAL MEANS TO PROTECT OUR DESIGNS, IT MAY HURT OUR BUSINESS.

Our success is dependent, in part, upon the designs for our principal products such as, our rear deck spoilers, running boards, front grills, stainless steel exhaust systems, side skirts, front ends, carbon fiber seat heaters, and light systems and the intellectual property and trade secrets used during the manufacturing and assembly processes. In the past, we have not taken steps to obtain copyright protection for all designs or to seek patents on any processes. We have recently applied for two product trademarks and one product copyright. For all other existing products, instead, we rely on confidentiality agreements and purchase order terms with our customers, employees, vendors and consultants to protect our proprietary technology. If our accessory programs become widely available because we did not adequately protect the designs, intellectual property and trade secrets, it may cause a material adverse change in our business, financial condition and results of operations. Stated differently, if we no longer have a unique product design at competitive prices, then our current revenues may decline with the commensurate decline in operating results and share price.

WE DO NOT HAVE LONG-TERM WRITTEN AGREEMENTS WITH OUR KEY CUSTOMERS OR KEY SUPPLIERS; THEREFORE, OUR REVENUE STREAM AND OUR SUPPLY CHAIN ARE SUBJECT TO GREATER UNCERTAINTY.

South East Toyota Distributors, Inc., Gulf States Toyota, Inc., Toyota Canada, Inc. and Toyota Motor Manufacturing Corp. are all key customers. These customers issue blanket purchase orders to us that remain open during the life of an accessory program. The customer then makes delivery releases against those blanket purchase orders in frequent time intervals. However, none of our key customers have any binding obligations to us beyond payment of their most recent purchase order and adherence to the terms and conditions of the blanket purchase order, such as non-disclosure and confidentiality. Similarly, AWA Aisin, Borla Performance, Colortek, and WET/NCC are all key suppliers, but none of them have any binding obligation to us except to adhere to the terms and conditions of the blanket purchase order submitted by us and accepted by them, to furnish goods or services. The lack of long-term written agreements that specify a fixed dollar amount of the total purchase amount for our accessory programs means that we cannot predict with any certainty that these customers will generate a specific level of revenue in any specific accounting period. Our blanket purchase orders with customers provide for a fixed per unit cost, but do not contain any fixed purchase commitments for a specific dollar amount. A delivery release under the blanket purchase order does specify the dollar amount to be paid by our customer for that release. We record revenue when products are shipped, legal title has passed, and all our significant obligations have been satisfied.

We cannot predict with certainty that we will be able to replace a significant customer or significant supplier without a decline in our revenue and net income. Stated differently, we have to constantly justify our value proposition to our customers and our suppliers because even though the per unit price of our accessory programs is covered in the blanket purchase order, our customers are not obligated to buy the goods and services specified in the blanket purchase order. On the positive side their relative freedom to stop dealing with us keeps us in close contact with them. On the negative side, their freedom to stop dealing with us means that our revenue and our ability to generate revenue is in constant jeopardy, as well as difficult to predict with certainty.

WE ARE VULNERABLE BECAUSE OF OUR CUSTOMER CONCENTRATION, BUT THERE IS NO GUARANTY THAT WE CAN ADD CUSTOMERS. FAILURE TO ADD NEW CUSTOMERS WILL LIMIT OUR REVENUE IN FUTURE PERIODS.

Our annual operating results are likely to fluctuate significantly in the future as a result of our dependence on our major customers, South East Toyota Distributors, Inc., Gulf States Toyota, Inc., Toyota Canada, Inc. and Toyota Motor Manufacturing Corp. Moreover, the actual purchasing decisions of our customers are outside our control. Typically, our customers select our products to add to vehicles shortly before the vehicles are being shipped from the ports or distribution centers to the dealer showrooms. Consequently our customer's purchase decisions are influenced by factors beyond our control, such as general economic conditions and economic conditions specific to the automobile industry.

Further, since the majority of our revenue is derived from three or four key customers instead of from a multitude of individual customers, a significant change in the amount or timing of purchase decisions by a single customer can create a wider fluctuation in our operating results for any given accounting period.


WE HAVE PLEDGED ALL OF OUR ASSETS TO ONE CREDITOR FOR A $1,150,000 LINE OF CREDIT. OUR BUSINESS COULD BE AFFECTED BY OUR RELATIONSHIP WITH THIS CREDITOR.

We have an asset based loan agreement with KeyBank, N.A. to borrow up to $1,150,000 (the "Loan"). The Loan matures on February 1, 2007. MWW pledged all of its inventory, equipment, accounts, chattel paper, instruments, and letters of credit, documents, deposit accounts, investment property, money, rights to payment and general intangibles to secure the Loan. If we are unable to renew the Loan when it comes due again, or find other sources of capital, the lender could foreclose on all of our assets and force us out of business. This would have a material adverse effect on our financial condition and results from operations.

MANAGEMENT INTENDS TO INCREASE REVENUE THROUGH ACQUISITIONS FINANCED WITH COMMON STOCK WHICH WILL DECREASE THE EQUITY PERCENTAGE OF THE COMPANY OWNED BY EXISTING STOCKHOLDERS.

Management intends to increase the company's revenues through acquisitions of other operations in the automotive accessory industry. We have no plans for a reverse merger, change in control or spin off. The Company will not engage in a transaction with an entity outside the automotive industry. We have not retained any person to seek acquisition candidates on our behalf; we have had exploratory, non-binding discussions with an unrelated entity concerning a proposed business combination, but all discussions and negotiations have been postponed pending the completion of this registration process. Management is aware of several operating companies in the automotive accessory market that are candidates for merger or acquisition after a trading market develops for our common stock. We believe that we will be unable to finance any acquisitions without a trading market for our common stock. We believe that a trading market for our common stock will provide us with a currency to pay for any acquisitions. Therefore, it is unlikely that we will be able to enter any letters of intent or purchase agreements until a trading market develops for our common stock. While we intend to finance any business combination with common stock, we do not expect any business combination to result in a change in control or constitute a reverse merger.

WE LACK INDEPENDENT DIRECTORS WHICH LIMITS THE NATURE AND TYPE OF GUIDANCE GIVEN BY THE BOARD TO THE MANAGEMENT TEAM AND MAY IMPACT SHAREHOLDER VALUE.

Investors in this offering should be aware of and familiar with the recent issues concerning corporate governance and lack of independent directors as a specific topic. Our two directors are not independent because they are employed by the Company and are paid more than $100,000 per year by the Company. The OTC Bulletin Board does not have any listing requirements concerning the independence of a company's board of directors.

TWO STOCKHOLDERS WITH 82% OF THE COMMON STOCK ARE THE CONTROLLING OFFICERS AND DIRECTORS. THEREFORE, INVESTORS WILL HAVE LITTLE OR NO CONTROL OVER MANAGEMENT OR MATTERS THAT REQUIRE STOCKHOLDER APPROVAL.

Our Chief Executive Officer and Chief Financial Officer each own 41% of the issued and outstanding common stock of the Company. These two stockholders with 82% of the common stock are the controlling officers and directors and because of the voting power held can effectively approve or block any corporate change of control. Moreover, because of the voting power, these two stockholders can effectively elect the board of directors and vote to amend the Company's certificate of incorporation. Investors should be aware that the voting power of these two stockholders can be exercised in a manner that delivers economic benefit of all stockholders or may be exercised in a manner that does not deliver the same economic benefit to all stockholders.

THERE IS NO PUBLIC MARKET FOR MWW'S SECURITIES AND YOU MAY BE UNABLE TO LIQUIDATE YOUR INVESTMENT.

There has never been any "established trading market" for shares of common stock of MWW. MWW intends to submit for listing on the OTC Bulletin Board of the National Association of Securities Dealers, Inc. ("NASD"). If a market for MWW's common stock does develop; the stock price may be volatile. No assurance can be given that any market for MWW's common stock will develop or be maintained. Moreover, there can be no assurance that MWW's common stock will be quoted on the OTC Bulletin Board or elsewhere. If a public market ever develops in the future, the sale of "unregistered" and "restricted" shares of common stock pursuant to Rule 144 of the Securities Act Rules by members of management or others may have a substantial adverse impact on any such market.

WE ARE GUARANTORS ON THE BUILDING MORTGAGE TO OUR LANDLORD WHO IS A RELATED PARTY WHICH CREATES A RISK THAT ANY CONFLICT BETWEEN THE LANDLORD AND GUARANTOR MAY BE RESOLVED IN A MANNER THAT IS INFLUENCED BY THE RELATED PARTY INTEREST AND NOT SOLELY IN THE BEST INTEREST OF THE STOCKHOLDERS.


JCMD Properties LLC ("JCMD") is owned by our founders, directors, executive officers and controlling shareholders, Michael Winzkowski and James C. Marvin. Effective January 1, 2005, we took possession and leased certain real property and improvements ("Property") from JCMD. As of January 1, 2005, the Company was also a guarantor of JCMD debt secured by the Property. The Lease Agreement, as amended , with JCMD provides that our rent obligations shall be equal to the amount necessary to amortize the debt, plus pay expenses related to the building that we lease from JCMD Properties LLC, a related party. Further, if JCMD defaults on its two mortgages, we have unconditionally guaranteed to repay the loans.We made loan guarantees to Key Bank and the U.S. Small Business Administration. The first mortgage loan with Key bank was taken out on June 06, 2005 in the amount of $764,500 which paid off a previously outstanding construction loan. The outstanding loan balance of this first loan on May 25, 2006 was $746,940. The loan is secured by the Property's first deed of trust, and is at a fixed rate of 7.69% and terminates on June 15, 2015 Mr. Winzkowski, Mr. Marvin also each executed a personal commercial guaranty for an unlimited amount in favor of KeyBank, N.A. On August 8, 2005, JCMD entered into a mortgage note payable in the amount of $611,600 with KeyBank, N.A. Effective, October 10,2005 the loan converted into a 20-year US Small Business Administration loan in the amount of $630,000 (additional fees added) with a fixed interest rate of

5.16%, which results in a monthly payment of $4,802.74. The outstanding loan balance on the second mortgage on May 25, 2006 was $619,744 and is secured by a subordinate deed of trust on the Property . The loan terminates on October 10 2025. We are also guarantors on the second mortgage. Mr. Winzkowski, Mr. Marvin also each executed a personal commercial guaranty for an unlimited amount in favor of the US. Small Business Administration. Our mortgage guarantees and long term lease agreement with JCMD makes its unlikely that we will be able to relocate our operations to any other location.



UNDER FASB FIN 46-R, OUR CONSOLIDATED FINANCIAL STATEMENTS CONTAIN ASSETS, LIABILITIES, REVENUES, COSTS, AND EXPENSES OF JCMD PROPERTIES, LLC, A VARIABLE INTEREST ENTITY.

Under generally accepted accounting principles, specifically FASB FIN 46-R, MWW combines the assets, liabilities, and non-controlling interest of JCMD Properties LLC, a "Variable Interest Entity" at fair value. The term "Variable Interest Entity" as used in (FIN No. 46-R) refers to an entity in which the equity investors (i) do not have the characteristics of a controlling financial interest, (ii) do not have sufficient equity risk for the entity to finance its activities without additional subordinated financial support, or (iii) have voting rights that are not proportionate to their economic interests. FIN No. 46-R requires the consolidation of these entities, known as variable interest entities, by the primary beneficiary of the entity. The primary beneficiary is the entity, if any, that will absorb a majority of the entities expected losses, receive a majority of the entity's expected residual returns, or both. Investors should read the notes to our financial statements and understand the accounting rules in this area. The assets, liabilities, revenues, costs, and expenses of the Variable Interest Entity ("VIE") that are included in the combined financial statements are not ours. While management believes that its financial statements conform to the current interpretations of the Financial Accounting Standards Board, management cautions investors that these interpretations were made in response to accounting issues with several major public corporations. The original interpretations were revised within 12 months of issuance and, therefore, may change again in the future.

                                    DILUTION

The net tangible book value of Marketing Worldwide Corporation as of September 30, 2005 was $1,033,469 or $.09 per share of Common Stock. For the quarter ended March 31, 2006, the net tangible book value was $1,057,154 or $.10 per share. The net tangible book value of Marketing Worldwide Corporation as of September 30, 2004 was $983,660 or $.09 per share of Common Stock. Net tangible book value per share is determined by dividing the tangible book value of Marketing Worldwide Corporation (total tangible assets less total liabilities) by the number of outstanding shares of our common stock. Since this offering is being made solely by the selling security holders and none of the proceeds will be paid to Marketing Worldwide Corporation, our net tangible book value will be unaffected by this offering. Our net tangible book value, however, will be impacted by the common stock to be issued under the Warrants and Stock Options. The following table illustrates the per share changes in net tangible book value per share assuming (A) the exercise of 1,000,000 warrants at $.50 per share or
(B) the exercise of 450,000 stock options at $1.00 per share and (A)&(B) as of March 31, 2006.


Net tangible      Net tangible       Change caused by        Change caused by
book value         book value              (A)                      (B)
per share           per share      Total tangible assets   Total tangible assets
before              after          increase by $500,000     increase by $450,000
                                     from exercise of        from exercise of
                     (A)                warrants               stock options

  $.10              $.13                  +$.03                    +$.03
                     (B)
                    $.13

                  (A) & (B) $.16

As a result of the exercise of the 1,000,000 warrants at $.50 per share, the existing stockholders will experience a $.03 per share increase in the net tangible book value per share attributable to the cash payments made upon the exercise of the warrants by Wendover Investments Limited. Further, as a result of the exercise of 450,000 stock options at $1.00 per share, the existing stockholders will experience a $.03 per share increase in the net tangible book value per share attributable to the cash payments made upon the exercise of the stock options. Both actions taken together cause the existing stockholders to experience a $.06 per share increase in the net tangible book value per share attributable to the cash payments to the Company upon the exercise of the warrants and the stock options. There is no guarantee that the warrants and the stock options will be exercised. Therefore, there is no guarantee the Company will receive any proceeds from the sale of common stock underlying the warrants and stock options. However, if the holders exercise, then the Company will receive proceeds from the sale of the common stock underlying the warrants and stock options. In that event, the Company intends to use all proceeds for general corporate purposes. The principal reason for this registration statement and the offering of securities by the selling security holders is to allow a public market to develop for the common stock of MWW.

As noted elsewhere in this prospectus, the selling security holders, paid, or will pay between $.01 and $1.50 per share for the 2,901,955 shares offered for resale.

                            SELLING SECURITY HOLDERS

The following table presents information regarding the selling security holders. Changes in the selling security holders occurring after the date of this prospectus will be reflected by our filing a Rule 424(b) prospectus with the Commission. The table below identifies the selling security holders. None of the selling security holders have held a position or office, or had any other material relationship, with Marketing Worldwide Corporation, except as follows:

Richard O. Weed and Rainer Poertner are considered promoters by the securities regulators since they each received 200,000 shares of common stock in July 2003 when Marketing Worldwide Corporation was incorporated in Delaware. Mr. Weed served as the sole Director, President, Secretary and Treasurer of Marketing Worldwide Corporation from its inception on July 21, 2003 until the effective date of the acquisition of Marketing Worldwide Corporation LLC on October 1, 2003. Collectively, Mr. Weed and Mr. Poertner contributed $4,200 cash and 100,000 shares of common stock of F10 Oil & Gas Properties, Inc.

Mr. Weed acquired the shares of F10 Oil & Gas Properties, Inc. in May 2003. Marketing Worldwide Corporation recorded a value of $1 for the 100,000 shares of common stock of F10 Oil & Gas Properties, Inc. contributed as capital in July 2003. Mr. Weed was granted a Stock Option to purchase 250,000 shares of Marketing Worldwide Corporation common stock at $1.00 per share that expires December 31, 2008 as an incentive to represent Marketing Worldwide Corporation as legal counsel. Mr. Weed is a partner in Weed & Co. LLP and has provided legal services to Marketing Worldwide Corporation under a Fee Agreement since August 15, 2003. Weed & Co. LLP has been paid $7,875 in cash for its services and expects to receive an additional $22,125 in cash or common stock as compensation for filing this registration statement.


Mr. Poertner has provided consulting services to Marketing Worldwide Corporation and Marketing Worldwide Corporation LLC since April 2003. Under the amended Consulting Agreement with Marketing Worldwide Corporation effective as of July 1, 2005, Mr. Poertner currently receives $10,000 per month plus expenses. Mr. Poertner is the former Chief Executive Officer and a former director of two publicly traded companies. Mr. Poertner was retained by Marketing Worldwide Corporation to advise its management and stockholders on corporate growth strategies, strategic alliances, and interaction with the financial community. Mr. Poertner was issued 535,809 shares of Marketing Worldwide Corporation common stock as compensation for services rendered under a previous Consulting Agreement and Amendment. Mr. Poertner owns a stock option to purchase 200,000 shares of Marketing Worldwide Corporation common stock at a price equal to 125% of the 30 day average closing bid price for Marketing Worldwide Corporation's common stock for the first 30 days of trading in the U.S. capital markets. The agreements between MWW and Mr. Poertner are included as exhibits to the registration statement.


                                                                                                 Amount and (if one percent
                                              Amount of securities of                            or more) percentage of the
                                              the class owned by the      Amount to be offered   class to be owned by
                                              security holder before      for the security       security holder after the
Name of security holder                       this offering               holder's account       offering is complete
--------------------------------------------- --------------------------- ---------------------- -----------------------------
DIANNE ARCHER                                 200 shares                  200 shares             0 shares
10050 SKEMAN
BRIGHTON MI  48114
--------------------------------------------- --------------------------- ---------------------- -----------------------------
RICHARD A BENNETT                             750 shares                  750 shares             0 shares
1968 ROLLING
MEADOWS MI  48169
--------------------------------------------- --------------------------- ---------------------- -----------------------------
MANFRED BOHNERT                               47,154 shares               47,154 shares          0 shares
WEIMERSTRASSE 6
FRANKFURT 60314
GERMANY
--------------------------------------------- --------------------------- ---------------------- -----------------------------
MARIA BOHNERT                                 1,000 shares                1,000 shares           0 shares
SACHSENRING 45
HOFHEIM 65719
GERMANY
--------------------------------------------- --------------------------- ---------------------- -----------------------------
COURTNEY R CUSTER                             1,000 shares                1,000 shares           0 shares
6525 SOUTH DURAND ROAD
DURAND MI  48429
--------------------------------------------- --------------------------- ---------------------- -----------------------------
RICHARD A CUSTER II                           1,000 shares                1,000 shares           0 shares
616 CURZON COURT #301
HOWELL MI  48843
--------------------------------------------- --------------------------- ---------------------- -----------------------------

                                        10


--------------------------------------------- --------------------------- ---------------------- -----------------------------
TERESA DEPOTTEY                               100 shares                  100 shares             0 shares
9312 SOUTH BRENDON
PINCKNEY MI  48169
--------------------------------------------- --------------------------- ---------------------- -----------------------------
BARBARA FLUEGEL                               100,000 shares              100,000 shares         0 shares
GELMSTRASSE 62
FRANKFURT
GERMANY
--------------------------------------------- --------------------------- ---------------------- -----------------------------
DEBORAH HALLMAN                               150 shares                  150 shares             0 shares
14037 HOGEN ROAD
LINDEN MI  48451
--------------------------------------------- --------------------------- ---------------------- -----------------------------
PAUL RICHARD HAMMELL                          4,615 shares                4,615 shares           0 shares
19811 INDIAN
REDFORD MI  48240
--------------------------------------------- --------------------------- ---------------------- -----------------------------
JAMES W HAYES                                 770 shares                  770 shares             0 shares
13351 NORTH SHORE DRIVE
MILLERSBURG MI  49759
--------------------------------------------- --------------------------- ---------------------- -----------------------------
JAMES L HURST                                 7,692 shares                7,692 shares           0 shares
16554 BRADY
REDFORD MI  48240
--------------------------------------------- --------------------------- ---------------------- -----------------------------
HARRY INSKO                                   7,700 shares                7,700 shares           0 shares
13 SUNNY POINT COURT
OLDSMAR FL  34677
--------------------------------------------- --------------------------- ---------------------- -----------------------------
SALLY INSKO                                   7,700 shares                7,700 shares           0 shares
13 SUNNY POINT COURT
OLDSMAR FL  34677
--------------------------------------------- --------------------------- ---------------------- -----------------------------
MARGE MARANTE                                 4,615 shares                4,615 shares           0 shares
4772 BERWYN COURT
PALM HARBOR FL  34685
--------------------------------------------- --------------------------- ---------------------- -----------------------------
JOANNE MARVIN                                 10,000 shares               10,000 shares          0 shares
13651 NORTH SHORE DRIVE
MILLERSBURG MI  49759
--------------------------------------------- --------------------------- ---------------------- -----------------------------
SCOTT R MARVIN                                770 shares                  770 shares             0 shares
12114 638 HIGHWAY
MILLERSBURG MI  49759
--------------------------------------------- --------------------------- ---------------------- -----------------------------
BARBARA PINTAR                                5,693 shares                5,693 shares           0 shares
SACHSENRING 45
HOFHEIM 65719
GERMANY
--------------------------------------------- --------------------------- ---------------------- -----------------------------
RAINER POERTNER                               735,809 shares              735,809 shares         0 shares
730 OXFORD AVE                                200,000 shares underlying   200,000 shares
MARINA DEL REY CA  90292                      stock options               underlying stock
                                              options
--------------------------------------------- --------------------------- ---------------------- -----------------------------
BRUCE ROBINSON                                10,000 shares               10,000 shares          0 shares
35 SOUTH LINCOLN ST
ROCKFORD MI  49341
--------------------------------------------- --------------------------- ---------------------- -----------------------------
BILL SANDRI                                   154,000 shares              154,000 shares         0 shares
400 CHAPMAN ST
GREENFIELD MA  01302
--------------------------------------------- --------------------------- ---------------------- -----------------------------
ELIZABETH SANDRI                              77,000 shares               77,000 shares          0 shares
42 PURPLE MEADOW
BERNARDSTON MA  01337
--------------------------------------------- --------------------------- ---------------------- -----------------------------
CYNTHIA SAUNDERS                              15,385 shares               15,385 shares          0 shares
3837 NORTHDALE BLVD #295
TAMPA FL  33624
--------------------------------------------- --------------------------- ---------------------- -----------------------------
CATHERINE N SMALL                             200 shares                  200 shares             0 shares
872 TRACEY LANE
BRIGHTON MI  48114
--------------------------------------------- --------------------------- ---------------------- -----------------------------
DALE SMITH                                    7,692 shares                7,692 shares           0 shares
7828 KAISER
CANTON MI  48187
--------------------------------------------- --------------------------- ---------------------- -----------------------------
RICHARD O WEED                                200,000 shares              200,000 shares         0 shares
4695 MACARTHUR COURT #1430                    250,000 shares underlying   250,000 shares
NEWPORT BEACH CA  92660                       stock options               underlying stock
                                                                          options
--------------------------------------------- --------------------------- ---------------------- -----------------------------
DIRK WEITER                                   46,000 shares               46,000 shares          0 shares
1026 COUNTRY CLUB ROAD
ST PETERSBURG FL  33710
--------------------------------------------- --------------------------- ---------------------- -----------------------------

                                        11


--------------------------------------------- --------------------------- ---------------------- -----------------------------
WENDOVER INVESTMENTS LIMITED                  4,000 shares                4,000 shares           0 shares
ZEPHYR HOUSE                                  1,000,000 shares            1,000,000 shares
MARY ST - 5TH FL                              underlying warrants         underlying warrants
GRAND CAYMAN
CAYMAN ISLANDS BWI
--------------------------------------------- --------------------------- ---------------------- -----------------------------
JOHANNA WINZKOWSKI                            1,000 shares                1,000 shares           0 shares
SACHSENRING 45
HOFHEIM 65719
GERMANY
--------------------------------------------- --------------------------- ---------------------- -----------------------------


                              PLAN OF DISTRIBUTION

The selling security holders have advised us that the sale or distribution of Marketing Worldwide Corporation's common stock owned by the selling security holders may be affected directly to purchasers by the selling security holders or by pledgees, donees, transferees or other successors in interest, as principals or through one or more brokers, dealers or agents from time to time in one or more transactions (which may involve crosses or block transactions) at a fixed price of $1.00 per share until the shares are quoted on the OTC Bulletin Board or other public market. Thereafter, the selling security holders have advised us that the sale or distribution of Marketing Worldwide Corporation's common stock owned by the selling security holders may be effected directly to purchasers by the selling security holders or by pledgees, donees, transferees or other successors in interest, as principals or through one or more brokers, dealers or agents from time to time in one or more transactions (which may involve crosses or block transactions) (i) on the over-the-counter market or in any other market on which the price of Marketing Worldwide Corporation's shares of common stock are quoted or (ii) in transactions otherwise than on the over-the-counter market or in any other market on which the price of Marketing Worldwide Corporation's shares of common stock are quoted. However, the selling security holders are advised that the registration statement of which this prospectus is a part may not cover sales by pledges or transferees of the selling security holders.

After the shares are quoted on the OTC Bulletin Board or other public market, transactions by the selling security holders may be effected at market prices prevailing at the time of sale, at prices related to such prevailing market prices, at varying prices determined at the time of sale or at negotiated or fixed prices, in each case as determined by the selling security holders or by agreement between the selling security holders and brokers, dealers or agents, or purchasers. If the selling security holders effect such transactions by selling their shares of Marketing Worldwide Corporation's common stock to or through brokers, dealers or agents, such brokers, dealers or agents may receive compensation in the form of discounts, concessions or commissions from the selling security holders or commissions from purchasers of common stock for whom they may act as agent (which discounts, concessions or commissions as to particular brokers, dealers or agents may be in excess of those customary in the types of transactions involved). The selling security holders and any brokers, dealers or agents that participate in the distribution of the common stock may be deemed to be underwriters, and any profit on the sale of common stock by them and any discounts, concessions or commissions received by any such underwriters, brokers, dealers or agents may be deemed to be underwriting discounts and commissions under the Securities Act.

Under the securities laws of certain states, the shares of common stock may be sold in such states only through registered or licensed brokers or dealers. The selling security holders are advised to ensure that any brokers, dealers or agents effecting transactions on behalf of the selling security holders are registered to sell securities in all fifty states. In addition, in certain states the shares of common stock may not be sold unless the shares have been registered or qualified for sale in such state or an exemption from registration or qualification is available and is complied with.

We will pay all the expenses incident to the registration, offering and sale of the shares of common stock to the public hereunder other than commissions, fees and discounts of brokers, dealers and agents. We estimate that the expenses of the offering to be borne by us will be approximately $40,000. The estimated offering expenses consist of: a SEC registration fee of $341.57 accounting fees of $7,000, legal fees of $25,000 and miscellaneous expenses of $5,000. We will not receive any proceeds from the sale of any of the shares of common stock by the selling security holders. We will, however, receive proceeds from the exercise, if any, of the Warrants and Stock Options.

The selling security holders should be aware that the anti-manipulation provisions of Regulation M under the Securities Exchange Act of 1934 will apply to purchases and sales of shares of common stock by the selling security holders, and that there are restrictions on market-making activities by persons engaged in the distribution of the shares. Under Regulation M, the selling security holders or their agents may not bid for, purchase, or attempt to induce any person to bid for or purchase, shares of common stock of Marketing Worldwide Corporation while such selling security holders are distributing shares covered by this prospectus. Accordingly, except as noted below, the selling security holders are not permitted to cover short sales by purchasing shares while the offering is taking place. The selling security holders are advised that if a particular offer of common stock is to be made on terms constituting a material change from the information set forth above with respect to this Plan of Distribution, then, to the extent required, a post-effective amendment to the accompanying registration statement must be filed with the Securities and Exchange Commission.

                                LEGAL PROCEEDINGS

MWW is not involved in any legal proceedings.

          DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

Michael Winzkowski, age 55, and James C. Marvin, age 50, are the directors of MWW. Both were appointed to MWW's board of directors in October 2003 in connection with the purchase of MWWLLC. In October 2003, both men were elected to serve until the next annual meeting of the stockholders. Mr. Winzkowski was appointed by the board of directors to serve as Chief Executive Officer, President and Secretary. Mr. Marvin was appointed by the board of directors to serve as Chief Operating Officer and Chief Financial Officer. The board made these appointments in October 2003. No member of the board is independent since both directors are employees of MWW. MWW does not have a standard arrangement for the compensation of its directors. At present, MWW's directors serve without compensation for acting as directors and do not receive any special compensation for committee participation or special assignments, but do receive salaries and other benefits as employees of MWW.

MWW does not have a majority of independent directors, have a separately designated audit committee or a person designated as an audit committee member financial expert. MWW does not have a majority of independent board members, separately designated audit committee or an audit committee member financial expert because the cost of identifying, interviewing, appointing, educating, and compensating such persons would outweigh the benefits to its stockholders at the present time. If MWW is successful in its efforts to secure additional capital, the resources may be available to appoint additional directors.

Mr. Winzkowski and Mr. Marvin have had written employment agreements with MWWLLC since March 23, 2003. The material terms of their employment agreements are set forth in the section below titled Executive Compensation.

In August 1997, Mr. Winzkowski (age 55) became Director of the Inalfa Industries Global Aftermarket Operations, CEO of North America and a member of the Board of Directors. In September 2000, Mr. Winzkowski left his position with Inalfa to serve as the President of Marketing Worldwide. Mr. Winzkowski has served as Chief Executive Officer, President, Secretary and Director of MWW Corporation since October 2003. Mr. Winzkowski holds a degree in chemical Bio-Engineering and in addition studied Business, Marketing and Accounting Administration. He is an accomplished commercial pilot with close to 10,000 Hrs of flight experience, holding European and US Commercial, Air Transport Pilot and Instrument pilot certificates and a variety of Turboprop and Business Jet type ratings along with his single and multi engine ratings. Mr. Winzkowski is a member and manager of JCMD Properties LLC. MWW moved into a new facility in Howell, Michigan as its principal business location, which was built to suit MWW's requirements by JCMD Properties LLC under a long term lease agreement. (See Certain Relationships and Related Transactions on page 40) JCMD Properties LLC was formed in the state of Michigan on December 31, 2003 as a property development and management company. Mr. Winzkowski and Mr. Marvin have been the members and managers of JCMD Properties LLC since its formation.

In August 1997 Mr. Marvin (age 50) became the COO and a member of the Board of Directors of the North American Aftermarket entity of Inalfa Industries. In November 2000, Mr. Marvin became the Managing Director of Operations and co-owner of Marketing Worldwide. Since October 2003, James C. Marvin has served as Chief Operating Officer, Chief Financial Officer and Director of MWW Corporation. Mr. Marvin attended Lake Superior and Cleary Universities majoring in Business and obtained degrees in Business Accounting and Business Administration. Mr. Marvin is a member and manager of JCMD Properties LLC. MWW moved into a new facility in Howell, Michigan as its principal business location, which was built to suit MWW's requirements by JCMD Properties LLC under a long term lease agreement. (See Certain Relationships and Related Transactions on page 40) JCMD Properties LLC was formed in the state of Michigan on December 31, 2003 as a property development and management company. Mr. Winzkowski and Mr. Marvin have been the members and managers of JCMD Properties LLC since its formation.

The following individuals are expected to make significant a contribution to the business.

Charley Willis, Sales Account Manager. Age 44. Mr. Willis has fifteen (15) years experience in Sales, Marketing, and new program development of automotive accessories. Before joining MWW in January of 2003, he had been working in sales for Foam Molders, a large OE molding company, since 1993. Customers ranged from traditional aftermarket distribution companies to large OEM companies. Since January of 2003 he has been involved in MWW product development, opportunity identification and project management and is MWW's account manager for GST, Houston's (Toyota Port) and Audi/VW port in Texas. Mr. Willis attended Texas Wesleyan College and received a degree in Mass Communications, Advertising and Marketing.


Rainer Poertner serves as a consultant to Marketing Worldwide. Mr. Poertner, age 58, has a 20-year record of founding, leading and consulting with private and publicly traded companies in Europe and the US. He served as a director of Syncronys Softcorp from May 1995 to July 1998 and as Chief Executive Officer from July 1995 to July 1998. He co-founded Seamless Software Corporation ("Seamless") and served as the President and a director of Seamless from its inception in May 1993 until its merger with Syncronys Softcorp in May 1995. He served as the Chairman of MediaX Corporation from 1998 to 2001 and from January 2001 to May 2003 as the President of YMedia Corp, a web site development and charity event production company.

In May 2003 Mr. Poertner was retained by Marketing Worldwide Corporation as a consultant to advise its management and stockholders on corporate growth strategies, strategic alliances, and interaction with the financial community. In this position Mr. Poertner's focus is on business expansion and the support in the transition process from a private to a publicly traded company.

Mr. Poertner studied sociology, economy and psychology at the University of Frankfurt and received a degree in economics from the Klinger Business School in 1973.


The personnel plan calls for increasing total employees from 15 persons to 21 persons, within the next 12 months, an increase of 62%. Management anticipates that most new employees will be in functional areas that will support product development, sales and marketing, followed by service.


         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information regarding the beneficial ownership of our common stock as of March 31, 2006, by:

         o each person known by us to be the beneficial owner of more than 5% of our outstanding shares of common stock;
         o        each of our officers and directors; and
         o        all our officers and directors as a group.

Unless otherwise indicated, all persons named in the table have sole voting and investment power with respect to all shares of common stock beneficially owned by them.


Security Ownership of Certain Beneficial Owners and Management
--------------------------------------------------------------
       (1)                                 (2)                                      (3)                     (4)
  Title of Class           Name and Address of Beneficial Owner              Amount and Nature of        Percent of
                                                                             Beneficial Owner            Class**
  $.001 par value          Michael Winzkowski                                4,564,800 shares (a)          41%
  common stock             PO Box 2462,                                      (direct)
                           Palm Harbor, FL 34682-2462
                           Mgmt.

  $.001 par value          James C. Marvin                                   4,564,800 shares (b)          41%
  common stock             4772 West Schaefer
                           Pinckney, MI 48169
                           Mgmt.

  $.001 par value          Greg Green                                        470,400 shares                4%
  common stock             256 Rose Street
                           Howell, MI 48843

  $.001 par value          Wendover Investments Limited*                     4,000 shares                  9%
  common stock             5th Floor, Zephyr House,                          (direct)
  $.001 par value          Mary Street,                                      1,000,000 options
  common stock             Grand Cayman, Cayman Islands                      (direct)
  underlying stock         BWI
  options

  $.001 par value          Rainer Poertner                                   735,809 shares                7%
  common stock             730 Oxford Avenue                                 (direct)
  $.001 par value          Marina del Rey, CA 90292                          200,000 options
  common stock                                                               (direct)
  underlying stock
  option

  $.001 par value          All directors and officers as a group             9,129,600                     82%
  common stock             (2 individuals)

*Wendover Investments Limited owns 4,000 shares of common stock and a common stock purchase warrant to acquire up to 1,000,000 shares of common stock at purchase price of $.50 per share. Mr. Robert Lyons is the principal of Wendover Investments Limited. Under Rule 13(d)(1) a person is deemed the beneficial owner if that person has the right to acquire the securities within 60 days pursuant to options, warrants, conversion privileges or other rights.

**Percentages are based upon the amount of outstanding securities at March 31, 2006, 11,051,995 shares, plus for each person or group, any securities that person or group has the right to acquire within 60 days pursuant to options, warrants, conversion privileges or other rights.

(a) Does not include 1,000 shares purchased by Ms. Johanna Winzkowski in May 2004, the mother of Michael Winzkowski. Michael Winzkowski disclaims any beneficial ownership of the shares referred to in the preceding sentence.

(b) Does not include 10,000 shares purchased by Ms. Joanne Marvin or 770 shares purchased by Mr. Scott F. Marvin in May 2004, the mother and brother of James C. Marvin, respectively. James C. Marvin disclaims any beneficial ownership of the shares referred to in the preceding sentence.

                            DESCRIPTION OF SECURITIES

GENERAL

MWW has the authority to issue One Hundred Ten Million (110,000,000) shares of stock under its Certificate of Incorporation of which stock One Hundred Million (100,000,000) shares of the par value of $.001 each shall be common stock and of which Ten Million (10,000,000) shares of the par value of $.001 each shall be preferred stock. Further, the board of directors of MWW, by resolution only and without further action or approval by the stockholders, may cause the corporation to issue one or more classes or one or more series of preferred stock within any class thereof and which classes or series may have such voting powers, full or limited, or no voting powers, and such designations, preferences and relative, participating, optional or other special rights, and qualifications, limitations or restrictions thereof, as shall be stated and expressed in the resolution or resolutions adopted by the board of directors, and to fix the number of shares constituting any classes or series and to increase or decrease the number of shares of any such class or series.

Common stock

The common stockholders are entitled to one vote for each share held of record on all matters to be voted on by stockholders. The board of directors is elected annually to serve until their successors are elected and qualify. The bylaws authorize a five member board of directors which will generally serve for a term of one year. At present, there are two directors and three vacancies on the board. Vacancies on the board can be filled by a majority of the directors then in office and shall serve until the next annual election. There is no cumulative voting with respect to the election of directors, with the result that the holders of more than 50% of the common shares voted for the election of directors can elect all of the directors.

The common stockholders have no conversion, preemptive or other subscription rights and there are no sinking fund or redemption provisions applicable to the common stock.

At March 31, 2006, MWW had 11,051,995 shares issued and outstanding.

Preferred stock

The certificate of incorporation authorizes the issuance of 10,000,000 shares of preferred stock with such designation, rights and preferences as may be determined from time to time by the board of directors. No shares of preferred stock are issued and outstanding. However, the board of directors is empowered, without stockholder approval, to issue preferred stock with dividend, liquidation, conversion, voting or other rights which could adversely affect the voting power or other rights of the holders of common stock. In addition, the preferred stock can be utilized as a method of discouraging, delaying or preventing a change in control. No preferred shares have been issued as of the date of this registration statement, but management cannot assure the common stockholders that the board of directors will not do so in the future.

WARRANTS

MWW sold a Common Stock Purchase Warrant that allows the holder, Wendover Investments Limited, to purchase up to 1,000,000 shares of MWW's $.001 par value common stock at a price of $.50 per share any time before December 31, 2008. The exercise price and number of shares of common stock to be issued on exercise of the warrant may be adjusted in certain circumstances including in the event of a stock dividend, or recapitalization, reorganization, merger or consolidation. However, the warrant is not subject to dilution based upon any reverse split of the common stock. The warrants may be exercised upon surrender of the warrant certificate on or prior to the expiration date at the offices of the company, with the exercise form on the reverse side of the warrant certificate completed and executed as indicated, accompanied by full payment of the exercise price. The warrant holder does not have the rights or privileges of a common stockholder or any voting rights until the warrants are exercised. After the issuance of shares of common stock upon exercise of the warrants, each holder will be entitled to one vote for each share held of record on all matters to be voted on by stockholders. Although the warrant holder was originally granted the right to a cashless exercise of the warrants if the shares underlying the warrants were not registered by June 30, 2004, the warrant holder waived the cashless exercise provision and signed a written waiver.

STOCK OPTION

MWW issued a Stock Option to Richard O. Weed as an incentive to represent MWW as legal counsel. The Stock Option allows the holder to purchase up to 250,000 shares of MWW's $.001 par value common stock at $1.00 per share any time before December 31, 2008. Further, the Stock Option is not subject to dilution based upon any reverse split of the common stock and is exercisable, in whole or in part, with a promissory note of not less than 45 days duration or upon common "cashless exercise" terms. Mr. Weed waived the cashless exercise terms of his stock option and signed a written waiver.

DIVIDENDS

MWW has not paid any dividends on its common stock to date and does not intend to pay dividends in the future. The payment of dividends in the future will be contingent upon revenue and earnings, if any, capital requirements and the company's general financial condition. The payment of any dividends is within the discretion of the board of directors. It is the present intention of the board of directors to retain all earnings, if any, for use in business operations. Accordingly, the board does not anticipate declaring any dividends in the foreseeable future.

TRANSFER AGENT

The transfer agent for the common stock and preferred stock is Continental Stock Transfer & Trust Company, 17 Battery Place, New York, New York 10004. Telephone 212-845-3200.

SHARES ELIGIBLE FOR FUTURE SALE

All of the outstanding shares of common stock are restricted securities under Rule 144, in that the shares were issued in private transactions not involving a public offering. At present, no shares of MWW's common stock are eligible for sale under Rule 144 since no shares have been held for more than two years and there is no way for any person who has held for at least one year to comply with the manner of sale provisions of Rule 144(f) or Rule 144(g). If a public market develops for MWW's common stock, in connection with this offering, or independently, Rule 144 might become available to certain stockholders at some future date.

RULE 144

In general, under Rule 144 as currently in effect, a person who has beneficially owned restricted shares of common stock for at least one year would be entitled to sell within any three-month period a number of shares that does not exceed the greater of either of the following:

1% of the number of shares of common stock then outstanding (which would equal 110,520 shares since there are currently 11,051,995 shares of common stock issued and outstanding) as of March 31, 2006; and the average weekly trading volume of the common stock during the four calendar weeks preceding the filing of a notice on Form 144 with respect to the sale.

Sales under Rule 144 are also limited by manner of sale provisions and notice requirements and to the availability of current public information about the company.

RULE 144(K)

Under Rule 144(k), a person who is not deemed to have been an affiliate at the time of or at any time during the three months preceding a sale, and who has beneficially owned the restricted shares proposed to be sold for at least two years, including the holding period of any prior owner other than an affiliate, is entitled to sell their shares without complying with the manner of sale, public information, volume limitation or notice provisions of Rule 144.

SEC POSITION ON RULE 144 SALES

The Securities and Exchange Commission has taken the position that promoters or affiliates of a blank check company and their transferees, both before and after a business combination, would act as an "underwriter" under the Securities Act when reselling the securities of a blank check company. Accordingly, the Securities and Exchange Commission believes that those securities can be resold only through a registered offering and that Rule 144 would not be available for those resale transactions despite technical compliance with the requirements of Rule 144.

REGISTRATION RIGHTS

MWW voluntarily agreed to file a registration statement covering the resale of the shares of common stock and the resale of the shares of common stock underlying the Common Stock Purchase Warrant and Stock Option. MWW will bear the expenses incurred in connection with the filing of any such registration statement.

                     INTERESTS OF NAMED EXPERTS AND COUNSEL

Our financial statements as of September 30, 2005 included in this prospectus and registration statement and for each of the years in the four-year period ended September 30 2005 have been audited by Russell Bedford Stefanou Mirchandani LLP, independent auditors, as set forth in their report on such financial statements, appearing elsewhere in this prospectus and in this registration statement, and are included in reliance upon such reports given upon the authority of said firm as experts in accounting and auditing.


Weed & Co. LLP, special counsel for Marketing Worldwide Corporation, has given an opinion on the validity of the securities being registered in this offering. Richard O. Weed, managing partner of Weed & Co. LLP, owns an option to purchase to 250,000 shares of MWW's $.001 par value common stock at $1.00 per share any time before December 31, 2008 and 200,000 shares of common stock.

              DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION
                         FOR SECURITIES ACT LIABILITIES

Insofar as indemnification for liabilities arising under the Securities Act of 1933 ("the "Act") may be permitted to directors, officers and controlling persons of the small business issuer pursuant to the foregoing provisions, or otherwise, the small business issuer has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the small business issuer of expenses incurred or paid by a director, officer or controlling person of the small business issuer in the successful defense of any action, suit or proceeding) is asserted by a director, officer or controlling person in connection with the securities being registered, the small business issuer will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                       ORGANIZATION WITHIN LAST FIVE YEARS

Please see Certain Relationships and Related Transactions.


                             DESCRIPTION OF BUSINESS

MWW is a small business issuer that operates in a niche of the supply chain for new passenger automobiles & light trucks in the United States and Canada. We provide automotive accessory programs for installation on new automobiles. An accessory program refers to the complete package of goods and services related to a single accessory for a particular type of automobile. For example, our first accessory program, in 1999, was an agreement to design, manufacture, and deliver rear deck spoilers for the Toyota Camry to South East Toyota Distributors, Inc., an independently owned company that distributes Toyota and Lexus automobiles into the automotive dealer network in the Southeastern United States. MWW plans to grow its business operations in future periods by selling programs for other automobile brands besides Toyota and Lexus and has made initial contacts to do so.

During the year ended September 30, 2005, MWW sold 16 programs, primarily for Toyota vehicles, to three major customers, South East Toyota Distributors, Inc., Gulf States Toyota, Inc., and Toyota Canada, Inc. These three customers represented 88% of MWW's revenue during fiscal 2005. MWW does not have worldwide operations as its name may imply and does not have any material agreements with Toyota Motor Corporation of Japan as may be implied by its dealings with SET, GST or TCI/TMMC.

MWW is a so called "Direct-To-Port Provider", a full service, designer, manufacturer and wholesale supplier of original equipment manufacturer components in the automotive accessory aftermarket. The term aftermarket refers to the market for parts and accessories used for the enhancement of a vehicle purchase or the vehicle's upkeep. The word accessory used in this context refers to something nonessential, but desirable because the item contributes to an effect or result for the vehicle or its driver. MWW calls itself a wholesale supplier of original equipment manufacturer components in the automotive aftermarket accessories because it designs, manufactures, acquires and markets items that are nonessential enhancements to the actual function of a vehicle, but the items are nonetheless desirable because the item contributes to an effect sought by the customer.

For some of its accessory programs, MWW orders equipment made by other companies and repackages it for sale to its customers. For other accessory programs, MWW integrates several components from various suppliers into complete accessory systems for its customers. While on other accessory programs, MWW's role might be to suggest and/or design new products for automotive aftermarket accessories. Then, MWW takes those designs to various suppliers and manufacturers to determine if the products can be manufactured to the required specifications. Next, MWW takes the generated prototypes to the vehicle manufacturer and MWW's customers to solicit product approval and purchase orders.

MWW provides foreign and domestic automobile manufacturers' and independently owned port and vehicle processing centers in the United States and Canada with MWW's accessory programs directly at their port locations, without the use of an intermediary or wholesaler.

At the instruction of MWW, the processing centers' technical teams install MWW's accessory products on new automobiles at the port or vehicle processing centers, as soon as the newly built vehicles arrive at the port or vehicle processing center from the foreign or domestic automobile manufacturers. Next, the fully accessorized automobiles are delivered into the domestic car dealer distribution system throughout the continental United States and Canada.

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MWW intends to grow its business operations in future periods by selling accessory programs for other global automobile brands besides Toyota and Lexus. MWW has established initial relationships with several major foreign and domestic automobile manufacturers such as KIA, Nissan and Subaru. At present, we are using the term initial in its classic definition: "occurring at the beginning; first; TOOK THE INITIAL STEP" The Company has had meetings with Kia, Nissan and Subaru and has introduced products to these companies.


Kia Motors America based in Irvine, California, which is the U.S. subsidiary of Kia Motors Corporation of Seoul, South Korea has already approved the products, issued purchase orders and MWW has delivered first product and a second additional program has been awarded. We have introduced a product to Subaru and are currently waiting for Subaru's approval. We have introduced two new products to Nissan and installed the product proto types we developed on two Nissan vehicles for testing. Detailed quotes based on Nissan's Request For Quote (RFQ) have been completed and delivered.


We have established initial relationships with several other major foreign and domestic automobile manufacturers. However, we currently deliver the majority of our accessory programs directly to three (four) large North American and Canadian automobile processing centers. The three automobile processing centers are owned by South East Toyota Distributors, Inc., Gulf States Toyota, Inc., Toyota Canada, Inc. and the Toyota Motor Manufacturing Corporation (TMMC). We recently began to deliver an accessory program for the Toyota Matrix directly to the TMMC assembly plant in Canada and have also delivered our first accessory program to KIA USA. We are in various stages of seeking to provide our accessory programs to other major foreign and domestic automobile manufacturers such as Nissan, Subaru, Honda and Hyundai.

Management intends to increase the company's revenues in future periods through acquisitions of other operations in the automotive accessory industry. We have no plans for a reverse merger, change in control or spin off. We will not engage in a transaction with an entity outside the automotive industry. We have not retained any person to seek acquisition candidates on our behalf. We have had exploratory, non-binding discussions with an unrelated entity concerning a proposed business combination, but all discussions and negotiations have been postponed pending the completion of this registration process. Management is aware of several operating companies in the automotive accessory market that are candidates for merger or acquisition after a trading market develops for our common stock. We believe that we will be unable to finance any acquisitions without a trading market for our common stock. We believe that a trading market for our common stock will provide us with a currency to pay for any acquisitions. It is unlikely that we will be able to enter any letters of intent or purchase agreements until a trading market develops for our common stock.

MWW develops, manufactures and sells aftermarket original equipment automotive accessory products. The products are created either by MWW's own development team or via an outsourced design, sales and development infrastructure managed by MWW. Individual products are produced at MWW's request and supervision by MWW's suppliers.

MWW currently does not have any approved copyrights or patents. Product designs are typically protected with confidentiality and non-disclosure agreements and purchase order terms. The suppliers and manufacturers we use have a stake in the development process because they receive purchase orders and subsequently payment for filling the purchase orders when the designs and products are adopted/purchased by MWW's customers. MWW has filed for copyright protection for its new Toyota Camry spoiler and trademarks for its "APDM" (Accessory Power Distribution Module) and for the term "Carbontech" under which its seat heater product is being sold. All three filings are in the application stage and there is no guarantee that they will be granted.

The accessory programs that we market to large automobile processing centers for installation on new automobiles are created by a design and manufacturing process that we manage and control. MWW regards itself as a manufacturer, but MWW's definition of manufacturing does not focus on the traditional process of owning the factory that turns raw materials into components or finished products. Instead, MWW regards manufacturing as a system designed to perform all activities required to deliver the end-product to the customer and meet the customer's needs, from design to finance and purchasing to production to sales and marketing to after-sales service. MWW manages its supply chain or network of relationships so that MWW's final goods can be incorporated into other firms' global supply chains. Notably, MWW does not have a direct contractual relationship with Toyota Motor Corporation, who manufacturers the Toyota automobiles, but MWW's products are sold to South East Toyota Distributors, Inc., Gulf States Toyota, Inc., Toyota Canada, Inc., who distribute Toyota and Lexus automobiles. MWW has a direct relationship with Kia Motors America based in Irvine, California, the U.S. subsidiary of KIA Motors Corporation of Seoul, South Korea.

These companies want to coordinate the delivery of MWW's accessory programs to coincide with the arrival of the new automobiles at the port or vehicle processing centers. As such, South East Toyota Distributors, Inc., Gulf States Toyota, Inc., Toyota Canada, Inc. and Kia Motors America demand that MWW and its group of manufacturers comply with the quality standards of their respective manufacturers while sharing advance product information that allows MWW to design and manufacture accessories for each new body style introduced by those automobile manufacturers in the US and Canada.

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MWW's manufacturers are a close working group comprised of toolmakers, molders and paint facilities. The selection of a specific vendor or manufacturer used by MWW will depend upon the requirements of MWW's customers. MWW vendors or manufacturers have included: AWA AISIN, a Toyota Motor Corporation certified and partially Toyota owned supplier that provides MWW with original equipment manufacturer quality components and materials; Borla Performance, that provides MWW with original equipment manufacturer quality stainless steel performance exhaust systems; Modern Plastics and Pinnacle, Michigan and Ohio based blow molders that provide MWW with blow molded plastic items; Toyota Team Europe, a subsidiary of Toyota Motor Corporation that provides MWW with various accessory components; Colortek, that provides MWW with class A painting services that conform to the automotive industry quality standards; Cars and Concepts/Nolden, that provide MWW with WET/NCC carbon fiber seat heaters; and Hella, Inc., that provides MWW with electronic parts and lighting assemblies. MWW believes that its relationship with each vendor is good. There are no long term agreements between MWW and any vendor that is referred to as being a part of this group of vendors or manufacturers. MWW is constantly adding new suppliers and manufacturers to this group.

At the instruction and with the supervision of MWW, each of MWW's suppliers executes a different stage of the manufacturing process for MWW's final product. MWW selects, retains, and compensates these individual firms and coordinates the scheduling and is responsible to its customers (the vehicle processing centers) for the final work product, its timely delivery, the supplying of installation instructions, training of technical personnel and execution of warranty services. MWW's suppliers are typically certified by the International Standards Organization ("ISO") with the ISO 9000 certification. [ISO 9000 certification refers to the objectively measurable set of quality management standards and guidelines that form the basis for establishing quality management systems adopted by the ISO. The ISO is a non-governmental organization comprised of the national standards institutes of 146 countries]. MWW controls manufacturing and its employees are involved in all aspects of the process. MWW exerts control over its suppliers through new purchase orders, repeat orders and payment policies. Each supplier has a stake in the overall success of each accessory program because the suppliers get purchase orders and subsequently receive payment for filling the orders. They receive requests for additional accessory programs from MWW when MWW's accessory programs are adopted/purchased by MWW's customers.

MWW attempts to protect the intellectual property rights from product inception and design to the final manufactured product with non-disclosure and confidentiality agreements and purchase order terms. At present, the majority of MWW's accessory programs are designed for new Toyota automobiles. Typical MWW accessory programs include spoilers, exhaust systems, comprehensive technical training, and warranty services. MWW does not have long-term written agreements that specify all of the terms and conditions of the relationship. Instead, MWW and its key customers and key suppliers are each individually approved and/or certified by various global automotive manufacturing companies or international standards organizations, such as the ISO, as to product and service quality. MWW and its key customers and key suppliers exchange purchase orders to complete numerous individual tasks. MWW orchestrates the process that performs the activities required to deliver the end product to its customer and meet its customer's needs. These activities cover design to finance to production to sales and marketing to after-sales service.

THE COMPANY

Marketing Worldwide Corporation, a Delaware corporation ("MWW" or the "Company"), was incorporated on July 21, 2003. Effective October 1, 2003, MWW acquired 100% of the membership interests of Marketing Worldwide LLC; a Michigan limited liability company ("MWWLLC"), under a Purchase Agreement between MWW and the owners of MWWLLC. At closing, MWWLLC became a wholly owned subsidiary of MWW. MWWLLC's predecessor was organized on October 27, 1997 in the state of Florida as Marketing Worldwide, Ltd., a Florida limited partnership ("MWWLP"). On December 27, 2001, MWWLP merged into MWWLLC. MWWLP refers to Marketing Worldwide Ltd., a Florida limited partnership, organized on October 27, 1997. Marketing Worldwide, Inc., a Florida corporation, was the corporate general partner of MWWLP. MWWLP had limited operations until August 1998. MWWLLC refers to Marketing Worldwide, LLC, a Michigan limited liability company, organized on December 27, 2001. The same day MWWLLC was organized, it merged with MWWLP. The merger between MWWLP and MWWLLC represented a change in the form of legal organization (limited partnership to limited liability company) and change in legal domicile (Florida to Michigan).

PRINCIPAL PRODUCTS AND SERVICES

The majority of MWW's accessory programs are sold directly to two large independently owned vehicle processing centers located in North America and two Toyota owned centers in Canada. These vehicle processing centers receive a continuous stream of new vehicles from the foreign and domestic automobile manufacturers for distribution into United States and Canadian dealer distribution channel.

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The vehicle processing centers submit purchase orders to MWW for the delivery of accessories programs for specific types of vehicles, so they can deliver a continuous stream of fully accessorized vehicles to retail showrooms across the entire U.S. and Canada. An accessory program refers to the complete package of goods and services related to a single accessory for a particular type of vehicle. MWW expects to increase its revenues by selling the processing centers additional accessory programs. In addition to its products, MWW provides the technical training to install the accessories at the facility. Moreover, MWW continues to develop new products to meet the changing demands of consumers and accommodate the changing body and model styles/equipment supplied by the manufacturer. MWW's accessory programs allow the retail car buyer to purchase a fully accessorized automobile in the dealer showroom. MWW's business model empowers the customer to make the selection of various accessories (sold by MWW) later in the production cycle, thus improving time to market. The principal products sold during the last two fiscal years include Automotive Body
Components such as:

* Rear Deck Spoilers
* Running Boards
* Front Grills
* Stainless Steel Exhaust Systems
* Side skirts or front ends
* Carbon Fiber Seat Heater Systems
* Lights and Fixtures
* Interior Trim Kits
* Stainless Steel Door Sills


MWW currently delivers accessory programs, mainly focused on the Toyota brand, to the processing centers. These programs generate the majority of MWW's revenue. An accessory program refers to the complete package of goods and services related to a single accessory for a single vehicle sold by MWW to its customer. For example, MWW currently sells the Toyota Avalon spoiler program to all three of its major customers, South East Toyota, Gulf States Toyota and Toyota Canada, Inc. The spoiler program delivers training at each port processing/installation facility, complete written instructions and installation templates, installation tools and fixtures and a spoiler for installation on each Avalon covered by the program.

Three Lexus programs are in the design phase following presentations to Lexus. One custom exhaust system has been approved by Lexus, but MWW has not yet received any purchase orders. In future periods, management hopes to expand MWW's business operations to include the sale of programs to new customers. Further, once a program has been developed, MWW may be able to sell the accessories, components, products and services in the general retail aftermarket.


The first Door Sill program has been delivered to KIA USA and a second program has been approved. In addition, several stainless steel exhaust programs are in the evaluation phase with Nissan.

MWW's accessory programs at March 31, 2006 consist of the following.


SPOILERS
Camry Lip Spoiler
Camry Bridge Spoiler
Avalon Bridge Spoiler
Corolla Lip Spoiler
4Runner Spoiler
Matrix Spoiler
Sienna Spoiler Tacoma rear spoiler
Tundra rear spoiler
Yaris HB Spoiler
Yaris Sedan Spoiler
Tacoma Front Air Dam
Tacoma rear Spats
Tacoma rear spoiler
Scion XB body and window trim

DOOR SILLS
Kia Spectra Door sill covers
Kia Rio Door sill covers
Rav4 door sill covers
Camry SE door sill covers

EXHAUST SYSTEMS
SCION XB
Scion TC
Scion XA
YARIS HB EXHAUST
TUNDRA EXHAUST
SEQUOIA EXHAUSTS
TACOMA EXHAUST

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MATRIX TIP
4RUNNER EXHAUST
CAMRY EXHAUST
COROLLA EXHAUST
Camry Exhaust Tips
Matrix Exhaust Tip
FJ Cruiser Exhaust
SEAT HEATERS


NEW PROGRAMS DEVELOPED

During fiscal 2005, MWW developed and launched a number of new products. These included five specifically designed stainless steel exhaust systems, two vehicle body packages and two components for delivery to Toyota Canada, Inc. for direct on-line installation on the Toyota Matrix.

The initial direct to the plant program for Toyota Motor Manufacturing Corporation ("TMMC") is for the Toyota Matrix. This program is the first on-line production supply program for MWW. The Toyota Matrix program marks the beginning of MWW's efforts to expand its supply of components beyond the port or vehicle processing facilities directly to the Production Plants. MWW is currently supplying two components for this vehicle and the Toyota Matrix program has been extended through June of 2007. At that time the program will be reviewed for an additional extension.


Other programs launched during the year were the Scion XB body package, comprising of three component packages. The Echo HB special vehicle package was launched for the Canadian market as a prelude to the 2006 model program. Three exhaust systems were launched during 2005 and are expected to continue for the next three years.


A complete stainless steel door sill program has been delivered to KIA USA and additional door sill programs for other KIA and Toyota models are currently under evaluation.

PRODUCTS IN DEVELOPMENT


During 2005 and the first two quarters of fiscal 2006, MWW increased its product development efforts consistent with its plan of operation. MWW designed several new components based upon its own design concepts. Following our initial review with the customers, we were approved to commence to the next level of development. Six of MWW's new product ideas were approved by its customers and MWW has started production on all of these programs. There are five new product concepts that have been designed and prototyped and have been tooled and have launched in the January - March 2006 quarter or will launch in the subsequent quarter.

A rear high mount spoiler was developed in conjunction with AWA Aisin and approved for production for the 2007 Toyota Camry by our customers and first product has been delivered during May 2006. This is a new vehicle and the program is scheduled to run through the year 2011.


MWW has developed, designed and prototyped a lip spoiler for the 2006 Toyota Camry; this design has been approved, has gone into production and the Company has shipped product during February of 2006. MWW applied for copyright protection on the design of the Camry spoiler.


MWW has developed, tooled and prototyped two (2) rear deck spoilers, front air dam and spads for the new Toyota Tundra and Tacoma trucks. We have received approval by our customers, the products have gone into production and are planned to be launched in the second calendar quarter of 2006. MWW expects to apply for copyright protection on these designs.

Our first non-Toyota or Lexus program is for the KIA Spectra product. The components have been approved and MWW has received the first purchase order and shipped product in December 2005. This program is for both KIA USA and KIA Canada and is scheduled to run for three years. Additional programs for other KIA models are under evaluation. One new program for the KIA Reo has already been quoted and a PO is expected to be issued soon.


Two new development projects were for exhaust systems for the Toyota Yaris HB and Tacoma. The systems were developed on request of the customer. Both exhaust systems have already been prototyped, reviewed and approved for production. The Yaris launched in October 2005 and the Tacoma exhaust system launched in May 2005.


A new dual performance exhaust system for the 2007 Toyota FJ Cruiser has been developed, accepted by the customer and delivery is expected to commence shortly.

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MWW has developed and prototyped one new electrical product called APDM
(Accessory Power Distribution Module). This product is not model specific and is applicable to any car model by any automobile manufacturer. In general, this product provides a safer and easier method to connect additional electronic accessories. The product is currently in the final approval stages with several customers and MWW hopes to ship first product during the second or third calendar quarter of 2006. MWW filed a trademark application to protect the mark APDM (Accessory Power Distribution Module).


Two stainless steel performance exhaust systems have been developed for Nissan USA and are currently under review at Nissan USA.

Another new product, a rear deck spoiler, was developed for a new customer, Subaru. The component was designed for the Subaru Legacy. Following review of the prototype, we were requested to fast track the component for a second Subaru Port management review, which has not been concluded yet.


In addition to its internal development programs, MWW is in various stages of joint program development on a number of new programs with three other suppliers. These development efforts were undertaken to expand our product offering and customer base, while reducing our development costs. The new product designs are not vehicle specific and would allow for easy installation on almost any vehicle. These products are prototyped and tooled with expected launch dates in the third quarter 2006. Details remain confidential.


MWW has also begun with the development, implementation and testing of its B2B internet logistics platform and e-commerce site that will sell MWW products on line, support customer training, and provide password protected access for selected customers to installation manuals and documents for testing standardization and accuracy across the installation process.

THE MARKET

The automobile accessory market is highly fragmented and not dominated by a few large participants. Meanwhile, the market for automobile manufacturing is capital intensive and dominated by a limited number of large participants. Due to competitive pressures among vehicle manufacturers, many automobile manufacturers have created option packages that are referred to as "port installed" or "dealer installed" option packages. The option packages are installed either at the domestic port processing centers or at the dealer's location and not during the initial manufacturing process at the manufacturer's assembly line

The port processing centers are owned by the manufacturer or independent third parties and focus on distributing accessorized automobiles into the retail dealership network. These processing centers do not have the capacity or desire to design and manufacture add-on components. Instead they have trained employees and are equipped to install on their automobiles virtually any accessory supplied to them. With MWW's components, parts, training, installation instructions, fixtures and templates, any vehicle can be fully accessorized before it goes into the retail dealer distribution network.

Vehicle manufacturers and their distributors utilize suppliers such as MWW to propose, design, manufacture and deliver the products that are in demand by automobile buyers. The processing centers operate under quality control programs similar or equal to the manufacturer's on-line production facilities. Therefore, process stability, quality control issues and other related procedures are a crucial component of a successful relationship with the processing centers who are our major customers. MWW does not have long-term written material agreements with its key customers or its key suppliers that specify all of the terms and conditions of their relationship. Instead, MWW and its key customers and key suppliers are each individually approved and/or certified by various global automotive manufacturing companies or international standards organizations, such as the ISO, as to product and service quality. MWW and its key customers and key suppliers exchange blanket purchase orders to complete the numerous individual tasks that occur as MWW orchestrates the process that performs the activities required to deliver the end product to its customer and meet its customer's needs. This process covers design to finance to production to sales and marketing to after-sales service.

In ordinary usage, the term 'agreement' means an arrangement between parties regarding a course of action. Therefore, MWW has agreements with its customers. MWW delivers products, the customer pays. Similarly, there are 'contracts' in the sense that there are agreements between two or more parties. There is not a written material agreement between MWW and any customer that contains all of the terms and conditions of the agreement between each party that can be filed as an exhibit to this registration statement. In the paragraph above, we have disclosed that there are no long-term written material agreements with our key customers or our key suppliers that specify all of the terms and conditions of the relationship. With this disclosure, the investing public is notified that MWW's arrangements, agreements, contracts, or relationships that are reported on its financial statements are subject to constant evaluation by market forces. Similarly, we have disclosed there are no "material agreements" to be filed as exhibits with these customers. We believe the disclosures meet the requirements of Section 7 of the Securities Act.

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MWW's operations involve the design, tooling, manufacturing/assembly, purchase, sale and delivery of accessories to the port or vehicle processing centers. MWW supplies accessory products directly to the automobile processing centers at their U.S. entry ports and in Canada, for installation as either Port Installed Options or Dealer Installed Options programs. Port Installed Options refer to vehicle accessories that are installed at the port processing centers as opposed to options or accessories that are installed at the time the vehicle is assembled at the manufacturing facility. Dealer Installed Options refer to vehicle accessories that are installed at the dealer's facility as opposed to options or accessories that are installed at the time the vehicle is assembled at the manufacturing facility or at the port facility. The vehicle processing centers that will market those particular vehicles into the dealer network is responsible for requesting, approving, and ultimately paying for the accessories.

MWW also provides a limited number of components for regular aftermarket usage. MWW provides services, primarily training programs for processing center employees concerning installation, logistics training, quality assurance, testing procedures and warranty work, to support specific MWW products, programs and other needs for its customers at the processing centers.

MAJOR CUSTOMERS

MWW's major customers in the U.S. are the large independently owned Toyota ports, South East Toyota Distributors, Inc. and Gulf States Toyota, Inc. In Canada, MWW's major customer is Toyota Canada, Inc. Other customers include KIA Motors America, the U.S. subsidiary of Kia Motors Corporation of Seoul, South Korea, Katzkin Leather, a manufacturer and OE supplier of custom leather seats for major automobile brands and Webasto Roof Systems, a domestic and international manufacturer of original equipment and after market roof systems and distributor of select automotive accessories, several large accessory dealers groups and miscellaneous selected accounts in Europe. For the year ended September 2005, MWW was dependent upon three (3) customers for 88% of its revenue and 64% of its accounts receivable at September 30, 2005 were due from three (3) customers. For the year ended September 30, 2004, MWW was dependent upon three customers for 94% of its revenue and 89% of its accounts receivable at September 30, 2004 were due from three customers.


MWW devotes significant attention to its major customers and is seeking to develop relationships with additional customers, so that it will decrease its dependency on only a few major customers. For the year ended September 30, 2005, South East Toyota Distributors, Inc., Gulf States Toyota, Inc., Toyota Canada, Inc., Webasto and Katzkin represented 42%, 29%, 17%, 6% and 6% of MWW's total revenue, respectively. For the year ended September 30, 2004, South East Toyota Distributors, Inc., Gulf States Toyota, Inc., Toyota Canada, Inc. Webasto and FAS represented 55%, 28%, 11%, 5% and 1%, of MWW's total revenue, respectively. For the quarter ended March 31, 2006, South East Toyota Distributors, Inc., Gulf States Toyota, Inc., Toyota Canada, Inc. Katzkin and Webasto represented 54%, 14%, 20%, 5% and 4%, of MWW's total revenue, respectively. The loss of a key customer would have a material adverse effect on our operation.


RESEARCH & DEVELOPMENT

MWW believes that its future performance will depend in large part on its ability to maintain and enhance its current product lines, develop new products, maintain technological competitiveness, meet demands from customer requirements and acquire new customers.

Each major accessory program (i.e. a running board, rear deck spoiler or bumper guard) requires approximately $100,000-200,000 for product development, including R&D, initial design and support investment. This amount includes design, development, tooling and initial inventory for at least one to two (1-2) months. Total research and development costs charged to income were $148,894 and $79,792 for the years ended September 30, 2005 and 2004, respectively.

The development phase of a new program starts between six to twelve (6-12) months before the model launch date of the car model for which they are being designed. This development phase consists of six major phases broken down into multiple sub steps:

OPPORTUNITIES / NEEDS / ISSUES REVIEW

MWW reviews new vehicle models or their provided advance data as requested by the customer or as suggested by MWW.

COMPONENT DESIGN / MODEL REVIEW

MWW creates designs in response to the conducted review and creates a prototype model based on these research results.

CUSTOMER ACCEPTANCE

The customer reviews the model, pricing, delivery timing and the program is approved and POs are being issued.

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TOOLING

MWW designs and builds the production tool, assembly and processing fixtures.

PRODUCTION / ASSEMBLY PACKAGING

Production parts are verified to design, quality controlled, assembled and packaged to customer specifications.

DELIVERY TO SCHEDULE

Product is delivered as scheduled; first installations are made with the assistance of MWW representative at the port location to assure a quality launch.

NEW PROGRAMS LAUNCH

MWW utilizes two different approaches for launching a new program.

1. A customer will inquire with MWW, to learn if concepts or components for a new car model currently in production or in the planning stages by an automobile manufacturer have already been developed by MWW. Based on this initial interest and on a further provisional commitment by the customer, MWW will obtain all necessary model data from the manufacturer and commence with the design and manufacturing of the new program.

2. MWW independently will determine the feasibility and the revenue potential of a new program and present its concept to the potential customer. After determining the customer's interest and subsequent commitment, MWW will begin with the development of the new program.

The program development process entails the following steps:

* Determine program revenue/profit potential
* Solicit volume estimate from customer
* Model data is obtained and design concepts are developed
* Set Launch date
* Proposal including pricing is submitted to the customer
* On customer approval a prototype is built
* Review date for customer component approval
* PO issued
* Manufacturing process begins

CUSTOMER SERVICE AND SUPPORT

MWW devotes substantial resources to providing customers with technical support, customer education and installation training. The Company believes that a high level of customer service and support is critical to the adoption of its new programs.

TECHNICAL SUPPORT

Technical support for MWW's products is provided through both field and corporate-based technical advisors. MWW provides customers with installation tools, templates and manuals. MWW is planning to utilize its web site to allow easy access to this information via password protected areas.

PRODUCT WARRANTIES

The Company generally warrants its products to be free from material defects and to conform to material specifications for a period of three (3) years. The cost of replacing defective products and product returns have been immaterial and within management's expectations. In the future, when the company deems warranty reserves are appropriate that such costs will be accrued to reflect anticipated warranty costs.

MWW suppliers provide warranties for each product manufactured covering manufacturing defects for the same period that MWW offers to its customers. Therefore, a majority of the claims made under product warranties by MWW's customers are covered by our supplier partners and sub-suppliers.

TECHNOLOGY

PORTABLE DIGITIZING SYSTEM

In order to produce its products and at the same time expedite the design and development, MWW tries to always use the latest in digital recognition and design technology. Digital recognition refers to the use of up to date digital (versus photographic or analog) imaging equipment to capture data for manipulation using computer aided design (CAD) programs to assist the process. MWW uses portable equipment to obtain surface and/or component data acceptable for CAD, either in the field or at the processing center's location. This allows MWW to create highly accurate full-scale parts that can be used for development, presentations and sales and marketing, should the CAD data for a particular vehicle not be available in advance.

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COMPUTER AIDED PHOTOGRAPHY

Utilizing computer generated concept design; MWW has been able to shorten the time period from concept to presentation by as much as sixty percent (60%), compared to traditional design methods. This design technique allows for rapid response to specification changes and the generation of photo quality montages of the component seemingly mounted on an actual vehicle for optimum presentation effect.


CAD - COMPUTER AIDED DESIGN

MWW uses CAD data as it is being made available by the automobile manufacturer or by MWW's marketing partner to generate surface data, fastening locations, verify dimensions and develop the actual component and required tooling.

TOOLING

MWW uses aluminum or steel tools to produce its vehicle body components. These tools allow high reproduction volume by MWW's manufacturers while maintaining the quality of the component produced. This tool typically does not need replacement through the entire component production life cycle and requires little or no maintenance.

BLOW MOLDING

A process to manufacture plastic parts from a mold, the Blow Molding Process allows for the production of lightweight, stable and uniformly dimensioned plastic components with a smooth and paintable surface, allowing the utilization of a range of different materials to meet the applied ISO quality standards.

PAINT

MWW uses several paint facilities, which are certified for automotive refinishing paint applications and systems. Parts are painted using a multiple step process, baked and cured to assure the required original equipment quality finish.

SOURCING

All MWW contract suppliers and production facilities are original equipment manufacturer approved and certified by the International Standards Organization ("ISO") with the ISO 9000 certification. ISO 9000 certification refers to the objectively measurable set of quality management standards and guidelines that form the basis for establishing quality management systems adopted by the ISO.

The ISO is a non-governmental organization comprised of the national standards institutes of 146 countries. The facilities have been strategically selected to minimize transportation cost and logistics. Suppliers are required to participate in quality assurance audits and submit the appropriate documentation for the components it processes for MWW to us.

DESIGN SERVICES

MWW employs special design and engineering services that are carefully selected and qualified full service providers to complement the in-house design staff.

The selected entities are highly regarded throughout the industry with a twenty
(20) year record of accomplishment in the development of automotive accessories. MWW has been working with the same designers and firms since inception.

SUPPLIERS

MWW has established relationships with a group of domestic and foreign suppliers that deliver quality materials for the production of add-on components to MWW. However, MWW largely depends upon three major suppliers, AWA Aisin, Borla Performance and WET/NCC. MWW devotes significant attention to these three relationships. MWW believes there are numerous sources for the raw materials used in its products. For the year ended September 30, 2005, MWW made 78% of its purchases from three suppliers and at September 30, 2005, 66% of MWW's accounts payable were due to three suppliers. For the year ended September 30, 2004, MWW made 89% of its purchases from three suppliers and at September 30, 2004, 57% of MWW's accounts payable were due to three suppliers.

AWA AISIN (ASIAN WORLD CORPORATION)

AWA/Aisin is located in Japan and partially owned by the Toyota Corporation. AWA/Aisin is a Tier-1 supplier to Toyota and other third party global automobile manufacturers. Based on this close relationship, Aisin provides MWW with components and material that are original equipment manufacturer quality and provided by a Toyota certified supplier. Many of the programs that MWW sells in the United States are MWW designed variations of factory-supplied parts. Aisin also manufactures raw parts and finished goods to MWW specific design and manufacturing instructions. For fiscal 2005, 54% of MWW's revenue was attributable to products supplied by this supplier.

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BORLA PERFORMANCE

Headquartered in California with locations in Europe, Borla is one of the top two suppliers for original equipment manufacturer grade specialized stainless steel performance exhaust systems and a longstanding supplier for MWW. For fiscal 2005, 19% of MWW's revenue was attributable to products supplied by this supplier.

PINNACLE PLASTICS

An Ohio based Blow Molder and an original equipment manufacturer approved supplier among others for Honda, Ford Motor Company and MWW. For fiscal 2005, 4% of MWW's revenue was attributable to products supplied by this supplier.

TTE TOYOTA TEAM EUROPE

TTE is wholly owned by Toyota Motor Corporation and produces accessory components for Toyota and Lexus vehicles worldwide. TTE also services the Toyota racing program. TTE is currently exploring possibilities for common product development and marketing with MWW, but no terms have been incorporated into a binding written agreement.

WET/NCC

One of the leading original equipment manufacturers for carbon fiber seat heating systems. For fiscal 2005,13% of MWW's revenue was attributable to products supplied by this supplier.


ACTIVLine, Inc.

MWW has added a second supplier for its "CarbonTech" seat heater systems. ActivLine is one of the leading and OE approved seat heater manufacturers in Germany.


COLORTEK

This firm is a Class A automotive paint facility and supplier of paint technology systems and paints. It provides high quality paint jobs for Ford, General Motors, Chrysler and MWW products. The firm is ISO 9000 certified. For fiscal 2005,8% of MWW's revenue was attributable to products supplied by this supplier.

CARS AND CONCEPTS / NOLDEN


German based company supplying WET/NCC seat heaters and other electric components.


HELLA, INC.

One of the largest suppliers for light assemblies and other electronic parts in the world.

COMPETITION

The general aftermarket automotive industry is highly competitive. In MWW's market niche, defined as selling directly to the port processing center, competition is limited and is occasionally represented by smaller divisions of larger companies. MWW competes for a share of the overall automotive aftermarket and potential new customers. In general, competition is based on MWW's product design capabilities and product quality, features, post-sale support, price and satisfactory after sale support. MWW's competitors include companies that offer a broad range of products and services, such as urethane molded parts, running boards, ground effects, and design.

The failure to enhance existing products and customer relationships, develop and/or acquire new products or expand our ability to acquire new customers could have a material adverse effect on our business, financial condition and results of operations.

MAIN COMPETITORS

Foam Molders

Specializes in Urethane and ABS plastic components. Foam Molders currently offers only a limited spoiler programs at the port processing facilities. Foam Molders is a private company and does not release financial information.

Pro Design
Specializes in injection molded exterior trim components offering lip style spoilers and body trim parts.

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

COMPETITIVE ADVANTAGES

MWW believes that its competitive edge lies in the strategic positioning of MWW as a partner for its clients and not simply another supplier. It consequently focuses on the careful cultivation of these long-standing relationships, in contrast to simply selling products to anonymous customers. By making sure, those customers are and will remain satisfied clients; MWW is not only stabilizing and growing its client roster and assuring revenue growth, but also simultaneously building and maintaining barriers of entry for competitors. MWW spent many years cultivating the relationships that led to becoming a credible supply partner in the supply chain for Toyota and Lexus vehicles. As part of the process, MWW built a strong commercial relationship with AWA Aisin that assists MWW in design of products for new Toyota and Lexus vehicle models. With this information, MWW can prepare programs for its customers that correspond to the 3-5 year life cycles of each vehicle model. Moreover, if MWW can manage its supplier and customer relationships effectively, it is creating reasonable barriers of entry for competitors, which might make it more difficult to persuade MWW's customers to switch to their goods and services. However, there can be no reasonable assurance that MWW will be able to maintain or expand its customer relationships.

PROPRIETARY RIGHTS

MWW primarily relies upon a combination of trade secret laws, nondisclosure agreements and purchase order terms to establish and protect proprietary rights in the design of its products and in the products itself. MWW is currently in the process of applying for copyrights and trademarks for three of its new products. MWW has filed for copyright protection for its Camry spoiler design and trademark applications for the mark APDM (Accessory Power Distribution Module) and the mark Carbontech (MWW's seat heater product). However, there is no guaranty that these rights will be granted. It may be possible for third parties to develop similar products independently, provided they have not violated any contractual agreements or intellectual property laws. In addition, effective copyright and trade secret protection may be unavailable or limited in certain foreign countries. The Company may continue to pursue additional copyrights and patent protection for selected products in the future.

The protection of intellectual property rights, for example, patents, trademarks, and copyrights, can be a complex, expensive, and time consuming process. Patents refer to the government grant that gives an inventor the exclusive right or privilege to make, use, or sell his or her invention for a limited time period. Trademarks are words or symbols that become established through registering a word or symbol with a government agency or through sufficient usage in business. A trademark grants the owner the exclusive use of the word or symbol in connection with a category of goods or services. Copyright protection refers to the exclusive right of authors, designers, and creators to publish, print, and sell their intellectual production for a statutory period of time. A copyright has the same monopolistic nature as a patent or trademark, but it differs in that it applies exclusively to works of authorship and design. Patents, trademarks, and copyrights provide the owner with rights to bring legal action against those who infringe upon the protection given by the patent, trademark or copyright. Since these rights can be significant, it can be a complex, expensive, and time consuming process for a company to obtain full protection of its intellectual property rights. Until recently, MWW sought to protect it intellectual property with non-disclosure agreements and the terms of its purchase orders with customers and suppliers. These efforts may not be sufficient and may not provide MWW with any rights to products or designs derived from MWW's outsourcing arrangements.


MWW is subject to the reporting requirements of the Exchange Act following its voluntary filing of a registration statement on Form 10-SB on February 11, 2004. In accordance with the Exchange Act, MWW files annual reports that include audited financial statements, quarterly reports, current reports, and other information with the Commission. These reports, as well as the proxy statements, information statements, and other information filed by MWW under the Exchange Act may be inspected and copied at the Public Reference Room maintained by the Commission at 100 F Street, NE, Washington, D.C. 20549 or on the Internet at www.sec.gov. MWW is not required to deliver an annual report to its security holders, but its filings are available on the Internet. The public may obtain information on the operation of the Public Reference Room by calling 1-800-SEC-0330.

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            MANAGEMENT'S DISCUSSION AND ANALYSIS OR PLAN OF OPERATION

The following discussion and analysis should be read in conjunction with our financial statements. This discussion should not be construed to imply that the results discussed herein will necessarily continue into the future, or that any conclusion reached herein will necessarily be indicative of actual operating results in the future.

GENERAL OVERVIEW

The Company is a manufacturer of aftermarket original equipment accessory parts for automobiles and light trucks in the United States and Canada.

All of the Company's revenues are derived through sales to automotive companies. As a consequence, the Company is dependent upon the acceptance of its products in the first instance by the automotive industry. As a result of the Company's dependence on the acceptance of its products by the automobile industry, its business is vulnerable to actions which impact the automotive industry in general, including but not limited to, current consumer interest rates, fuel costs and new environmental regulations. Other important factors, which may impact the Company's financial results, include the fact that the Company's business is dependent on a continued source of supply of many automotive body parts from a limited number of suppliers.

Growth opportunities for the Company include expanding its geographical coverage and increasing its penetration of existing markets through internal growth and expanding into new product markets and adding additional customers. Challenges currently facing the Company include managing its growth, controlling costs and completing the implementation of its enterprise-wide software systems and electronic commerce site and logistics exchange platform. Escalating costs of audits, Sarbanes-Oxley compliance, health care and commercial insurance are also challenges for the Company at this time.

Our orders have been seasonal. Historically, our last fiscal quarter, July 1 through September 30, has been our weakest.


The requirements for our products are complex, and before buying them, customers spend a great deal of time reviewing and testing them. Our customers' evaluation and purchase cycles do not necessarily match our report periods, and if by the end of any quarter we have not sold enough new products, our orders and revenues could be below our plan. Like many companies in the automotive accessory industry, a large proportion of our business is attributable to our largest customers. As a result, if any order, and especially a large order, is delayed beyond the end of a fiscal period, our orders and revenue for that period could be below our plan. In addition, investors should fully consider, recognize and understand the accounting policies used by MWW. Our audited financial statements and unaudited financial statements found at pages F-1 to F-36 and the discussion below concerning our financial condition, changes in financial condition, and results of operations during the last two fiscal years and interim period comparison contain a summary of our significant accounting policies.


The accounting rules we are required to follow permit us to recognize revenue only when certain criteria are met.

CRITICAL ACCOUNTING POLICIES

The preparation of our financial statements in conformity with accounting principles generally accepted in the United States requires us to make estimates and judgments that affect our reported assets, liabilities, revenues, and expenses and the disclosure of contingent assets and liabilities. We base our estimates and judgments on historical experience and on various others assumptions we believe to be reasonable under the circumstances. Future events, however, may differ markedly from our current expectations and assumptions. While there are a number of significant accounting policies affecting our consolidated financial statements; we believe the following critical accounting policies involve the most complex, difficult and subjective estimates and judgments:

         o        Revenue recognition
         o        Inventories
         o        Allowance for doubtful accounts
         o        Stock based compensation

REVENUE RECOGNITION

Revenues on the sale of products, net of estimated costs of returns and allowance, are recognized at the time products are shipped to customers, legal title has passed, and all significant contractual obligations of MWW have been satisfied. Products are generally sold on open accounts under credit terms customary to the geographic region of distribution. MWW performs ongoing credit evaluations of the customers and generally does not require collateral to secure the accounts receivable.

ACCOUNTING FOR VARIABLE INTEREST ENTITIES
-----------------------------------------


In December 2003, the FASB issued a revision to FASB Interpretation ("FIN") No. 46, "Consolidation of Variable Interest Entities" (FIN No. 46R). FIN No. 46R clarifies the application of ARB No. 51, "Consolidated Financial Statements," to certain entities in which equity investors do not have the characteristics of a controlling financial interest or do not have sufficient equity risk for the entity to finance its activities without additional subordinated financial support. FIN No. 46R requires the consolidation of these entities, known as variable interest entities, by the primary beneficiary of the entity. The primary beneficiary is the entity, if any, that will absorb a majority of the entities expected losses, receive a majority of the entity's expected residual returns or both.

Effective January 1, 2005, the Company took possession and leased certain real property and improvements ("Property") from JCMD Properties, LLC ("JCMD"), an entity controlled by the Company's Chief Executive and Chief Financial Officers, respectively. As of January 1, 2005, the Company was also a guarantor of JCMD debt secured by the Property.

The Company has determined that JCMD is a variable interest entity ("VIE") as defined by FIN No. 46 and that as of January 1, 2005, the Company was deemed to be the primary beneficiary. Therefore this venture was consolidated into the Company's accompanying financial statements as of January 1, 2005.

The consolidation of the VIE resulted in net income of $10,081. Since the consolidation of the VIE was performed as of January 1, 2005, there was no significant impact to the Consolidated Statements of Income and Consolidated Statements of Cash Flows. The impact of consolidating the VIE on the Company's Consolidated Balance Sheet at January 1, 2005, was an increase in the Company's assets and liabilities of approximately $1.5 million and $1.4 million, respectively.


INVENTORIES

We value our inventories, which consist primarily of automotive body components, at the lower of cost or market. Cost is determined on the average cost method and includes the cost of merchandise and freight. A periodic review of inventory quantities on hand is performed in order to determine if inventory is properly valued at the lower of cost or market. Factors related to current inventories such as future consumer demand and trends in MWW's core business, current aging, and current and anticipated wholesale discounts, and class or type of inventory is analyzed to determine estimated net realizable values. A provision is recorded to reduce the cost of inventories to the estimated net realizable values, if required. Any significant unanticipated changes in the factors noted above could have a significant impact on the value of our inventories and our reported operating results.

ALLOWANCE FOR UNCOLLECTIBLE ACCOUNTS

We are required to estimate the collectibility of our trade receivables. A considerable amount of judgment is required in assessing the realization of these receivables including the current creditworthiness of each customer and related aging of the past due balances. In order to assess the collectibility of these receivables, we perform ongoing credit evaluations of our customers' financial condition. Through these evaluations we may become aware of a situation where a customer may not be able to meet its financial obligations due to deterioration of its financial viability, credit ratings or bankruptcy. The reserve requirements are based on the best facts available to us and are reevaluated and adjusted as additional information is received. Our reserves are also based on amounts determined by using percentages applied to certain aged receivable categories. These percentages are determined by a variety of factors including, but are not limited to, current economic trends, historical payment and bad debt write-off experience. We are not able to predict changes in the financial condition of our customers and if circumstances related to our customers deteriorate, our estimates of the recoverability of our receivables could be materially affected and we may be required to record additional allowances. Alternatively, if we provided more allowances than are ultimately required, we may reverse a portion of such provisions in future periods based on our actual collection experience. As of September 30, 2005 and 2004, we determined there was no reserve required against our account receivables.

Stock-Based Compensation

In December 2002, the FASB issued SFAS No. 148 - Accounting for Stock-Based Compensation - Transition and Disclosure. This statement amends SFAS No. 123 - Accounting for Stock-Based Compensation, providing alternative methods of voluntarily transitioning to the fair market value based method of accounting for stock based employee compensation. FAS 148 also requires disclosure of the method used to account for stock-based employee compensation and the effect of the method in both the annual and interim financial statements. The provisions of this statement related to transition methods are effective for fiscal years ending after December 15, 2002, while provisions related to disclosure requirements are effective in financial reports for interim periods beginning after December 31, 2002.

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

The Company elected to continue to account for stock-based compensation plans using the intrinsic value-based method of accounting prescribed by APB No. 25, "Accounting for Stock Issued to Employees," and related interpretations. Under the provisions of APB No. 25, compensation expense is measured at the grant date for the difference between the fair value of the stock and the exercise price.

COMPARISON OF THE YEAR ENDED SEPTEMBER 30, 2005 TO THE YEAR ENDED SEPTEMBER 30, 2004

SALES

Net sales increased 1,221,293 or 17.8% from $6,879,816 in 2004 to $8,101,109 in
2005. The increase in net sales was the result of increasing sales of existing programs, launching several new programs and adding new customers. Seat heater sales increased by $732,689 and new Tacoma Exhaust systems sales were $324,825

GROSS PROFIT

For the fiscal year ended September 30, 2005, MWW's gross profit margin was 25% compared to 29% for the fiscal year ended September 30, 2004. Cost of sales in 2005 increased by 3.9% or $319,000. The decrease in MWW's gross margin was caused by a decline in the value of the Dollar against the Euro by 4.5%,representing an increase in prices of parts supplied from Germany by $49,300, higher freight cost, which increased by $24,000 and customs fees and duty, which increased by $54,210 in 2005 compared to 2004. Research and development increased by $69,102 compared to 2004. MWW's gross profit margin is influenced by a number of factors and gross margin may fluctuate based on changes in the cost of supplies, product mix and competition. Stainless steel prices for MWW's performance exhaust systems increased by $58,900 in 2005 and higher freight cost affected transportation cost for these systems.


As a result of the increase in the Company's sales, the Company experienced an increase in its accounts receivable of $437,310 to $955,338 at September 30, 2005 compared to $518,028 at September 30, 2004, representing and increase of 84%. In addition, inventory levels increased to 839,812 in 2005 from $ 721,268 during the same period in 2004. Accounts Payable increased by $656,062 and Equipment used in manufacturing its products increased by $250,804 to $428,857 as of September 30, 2005.


In order to finance its expanding operations, the Company obtained conventional bank and lease financing, which provided the liquidity to meet it's on- going and anticipated working capital requirements, as well as increase its inventory levels and invest in equipment utilized in the ordinary course of its business operations.

In summary, the change in product sales has been the catalyst for the change in the Company's financial position, results of operations and cash flow for the year ended September 30, 2005. There are no assurances the Company's past results is indicative of future performance.

SELLING, GENERAL AND ADMINISTRATIVE EXPENSES


The Company's selling, general and administrative expenses ("SG&A") during the year ended September 30, 2005 were $1,624,238 compared to $ 1,862,303 during the same period in 2004. A comparison of the Company's SG&A for 2005 versus 2004 does not provide meaningful insight to any trends or due to the change in presentation caused by the adoption of FIN 46-R. As a result of FIN 46-R and the consolidation of JCMD Properties, LLC, the Company reported mortgage expenses in 2005 versus rent expenses in 2004. During 2005, the Company reversed the issuance of 200,000 shares that had been expensed at $130,000 during 2004. Also, during 2005, the Company reported reduced expenses for legal ($31,000), shop expenses ($6,000), life insurance premiums ($10,000), salary and wages ($13,000), travel ($8,000) and paint repair items ($29,000) while other items increased. The Company incurred research and development costs of $148,894 during 2005 as compared to $79,792 in 2004, an increase of $69,102, or 86.6%. The level of research and development costs are dependent upon the Company's customers' design changes to their automotive models and the company's exploration into changes in the application of new materials utilized, such as fiber glass and resins.

The Company is operating in a highly technical industry and management anticipates research and development costs will remain a significant component of its ongoing operating expenditures.

The Company incurred compensation costs of approximately $742,443 during 2005 as compared to approximately $742,872 in 2004. The cost of insurance coverage, including employee benefit plan coverage, during this period and travel costs associated with the increased number of projects and expanding customer base, increased to approximately $111,919 in 2005 as compared to $42,527 in 2004.


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FINANCING EXPENSES


MWW incurred interest expense of $132,479 in 2005 as compared to $20,888 in 2004, an increase of $111,591 or 534%. The increased interest amount was caused by an increase in the prime rate for MWW's credit line and the interest expense arising out of the consolidation of the JCMD Properties LLC's property for purposes of this financial statement. MWW's portion of the total interest amount was $55,843 and JCMD Properties LLC's was $76,636.


OTHER INCOME

Other income decreased from $13,883 in 2004 to $3,742 in 2005, a decrease of $10,141. Other income consists primarily of gains (losses) on foreign currency, gain in the sale of assets and interest income. While not a recurring activity, the Company's management from time to time assesses its foreign currency risks in connection with its agreements to acquire inventory and materials from its vendors and enters into contracts to hedge such risks. The Company currently has no foreign currency contracts.

NET INCOME


The Company's net income in 2005 was $179,809 compared to $65,360 in 2004. The improvement was generated by a slightly higher gross profit and lower selling and general and administrative expenses offset somewhat by higher financing expenses. Selling expenses decreased to $200,545 in 2005 compared with $300,446 in 2004, General and administrative expenses decreased to $1,423,693 from $1,561,857 in 2004. Interest expense was, partially based on the adoption of FIN 46 was $132,479 in 2005, compared to $20,888 in 2004.


LIQUIDITY AND CAPITAL RESOURCES


As of September 30, 2005, we had working capital of $424,414. As a result of our net income of $179,809, adjusted principally for a $437,310 increase in accounts receivable and an increase in accounts payable by $656,062 we provided $461,915 of cash in operating activities during the year ended September 30, 2005. We used $63,845 of cash to acquire new equipment during the year. We met our cash requirements during the year by borrowing, $1,320,356, net of repayments of $50,000 through our credit lines at KeyBank. The net amount of $1,320,356 is the amount used for the financing of the two (2) JCMD Properties LLC mortgages, the amounts of which have been consolidated for the purposes of this financial statement. Based on MWW's anticipated growth and the resulting continued need for financing, it is anticipated that interest costs will continue to increase in the future.

MWW has incurred and recorded expenses in 2005 directly associated with becoming a publicly traded company. These direct expenses, exceeded $160,000 and were for the activities associated with prior year's audits, legal and marketing costs compared to expenses of $180,000 in 2004. A number of these expenses are non-reoccurring and will not have an impact on future reporting periods.


On November 1, 2005, the Company entered into a loan receivable agreement in the amount of $557,224 with one of its major suppliers. As per the terms of the Agreement, the loan will be paid back at installments of $15,478 at the 1st of every month, beginning at May 1, 2006 and ending at April 1, 2009. The loan carries an interest rate of 8%. The loan is secured by all inventories, equipment, appliances, furnishings and fixtures of this supplier. As of September 30, 2005, the Company's converted loan receivable outstanding totaled $557,225.


Based on the application of FIN 46-R, the Company is consolidating its financial statements with those of JCMD Properties LLC. In management's opinion, JCMD Properties, LLC does not have sufficient equity at risk for the entity to finance its activities without additional subordinated financial support from the Company.

The Company adopted FIN 46-R on January 1, 2005 because effective January 1, 2005, the Company entered a long term lease with JCMD Properties, LLC and provided guarantees for the JCMD construction loans, used to build the facilities it leases from JCMD Properties, LLC. The remainder of this paragraph and the next paragraph discuss the mortgage obligations of JCMD Properties LLC that are guaranteed by MWW. Initially, the Company guaranteed the JCMD construction loans. Subsequently, on June 6, 2005, JCMD Properties LLC entered into a ten-year mortgage note payable in the amount of $764,500 with KeyBank, N.A. The terms of the loan require monthly principal and interest payments and the loan terminates on 6-15-2015. Interest charged to the unpaid principal balance is at a rate of 7.69% the balance as of 5/25/2006 was $746,940. This loan is guaranteed by the company. Mr. Winzkowski and Mr. Marvin are also both personally guarantying this loan.

On August 8, 2005, JCMD Properties LLC entered into a mortgage note payable in the amount of $611,600 with KeyBank, N.A. Effective, October 10,2005 the loan converted into a 20-year SBA loan in the amount of $630,000 (added SBA fees) with a fixed interest rate of 5.16%, which results in a monthly payment of $4,802.74. The loan terminates October 10, 2025 and the balance as of 5/25/2006 is $619,744. Mr. Winzkowski and Mr. Marvin are also both personally guarantying this loan.


The assets, liabilities, revenues and costs and expenses of JCMD Properties LLC that are included in the combined financial statements are not the Company's. The liabilities of the VIE's will be satisfied from the cash flows of the VIE's assets and revenues belong to the VIE.


At September 30, 2005, MWW had a $750,000 line of credit, which it used to fund seasonal working capital requirements and other financing needs. On March 1, 2005, MWW entered into an asset based loan agreement with KeyBank, N.A. to borrow up to $750,000 (the "Loan"). The interest rate is .25 percentage points below the published prime rate. MWW pledged all of its inventory, equipment, accounts, chattel paper, instruments, and letters of credit, documents, deposit accounts, investment property, money, rights to payment and general intangibles to secure the Loan further, Mr. Winzkowski, Mr. Marvin personally and JCMD Properties, LLC(an entity controlled by Mr. Winzkowski and Mr. Marvin) each executed a commercial guaranty for an unlimited amount in favor of KeyBank, N.A. The Loan with KeyBank, N.A. is a standard asset based loan agreement. The Loan requires MWW to attain a ratio of Total Debt to Tangible Net Worth of less than
3.50 to 1.00 tested at the end of each fiscal year and a ratio of Operating Cash Flow to Fixed Charges of not less than 1.50 to 1.00 tested at the end of each fiscal year for the preceding 12-month period. MWW is in compliance with the terms and conditions of its agreement with KeyBank, N.A. MWW does not have restrictive covenants on any other indebtedness and believes that is has satisfactory relationships with its creditors and that the agreement will be extended at the due date. The Company is incompliance with all terms of the loan


MWW expects capital expenditures to be $550,000 for fiscal 2006. These anticipated expenditures are for continued investments in property, tooling and equipment used in our business.

Management believes that available cash, the line of credit, and cash generated from operations will be adequate to fund MWW's capital requirements for the foreseeable future. Management has disclosed plans to seek additional capital through the selling of securities after the companies securities have been approved for trading, to be used for general corporate purposes.

The Company has adopted Financial Accounting Standard No. 109 (SFAS 109) which requires the recognition of deferred tax liabilities and assets for the expected future tax consequences of events that have been included in the financial statement or tax returns. Under this method, deferred tax liabilities and assets are determined based on the difference between financial statements and tax basis of assets and liabilities using enacted tax rates in effect for the year in which the differences are expected to reverse.

The income tax provision reported in the combined financial statements for the year ended September 30, 2005 is based on the then effective tax status of the Company for income tax purposes.

BUSINESS CONCENTRATION

During the year ended September 30, 2005, MWW recognized approximately 88% of its revenues from sales of its products to three (three) (3) customers, South East Toyota, Gulf States Toyota and Toyota Canada, Inc (TMMC). During the year ended September 30, 2004, MWW recognized approximately 94% of its revenues from sales of its products to three (3) customers, South East Toyota, Gulf States Toyota and Toyota Canada, Inc. MWW's management considers its relationships with these customers to be satisfactory. Given the concentration of its sales to a few key Customers, MWW's revenue will be subject to the policies and practices of these customers. MWW management continues to concentrate its efforts on further expanding its customer base in order to reduce its reliance on its current customers. First deliveries have been made directly to the Toyota manufacturing plant in Canada and requests for quotations have been received from several large potential customers.


During the years ended September 30, 2005 and 2004, MWW purchased approximately 78% and 89%, respectively of its goods for resale from three (3) vendors, AWA Aisin, Borla Performance and WET.

MWW expects to continue to obtain a significant percentage of its products from these vendors in future periods. While MWW's management considers its relationships with the vendors to be satisfactory, given the concentration of its purchases from a few key vendors, its access to products needed in its ordinary course of business may be subject to the policies and practices of the key vendors.


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LACK OF LONG-TERM AGREEMENTS

MWW does not have worldwide operations as its name may imply. MWW does not have any material agreements with Toyota Motor Corporation of Japan as may be implied by its dealings with South East Toyota Distributors, Inc., Gulf States Toyota, Inc. or Toyota Canada, Inc. Moreover, MWW does not have long-term written agreements with its key customers or its key suppliers that specify all of the terms and conditions of their relationship. Instead, MWW and its key customers and key suppliers are each individually approved and/or certified by various global automotive manufacturing companies or international standards organizations, such as the ISO, as to product and service quality. MWW and its key customers and key suppliers exchange purchase orders to complete the numerous individual tasks that occur as MWW orchestrates the process that performs the activities required to deliver the end product to its customer and meet its customer's needs. This process covers design to finance to production to sales and marketing to after-sales service.

INFLATION

In the opinion of management, inflation has had an impact on freight and stainless steel cost on MWW's financial condition and results of its operations.

OFF-BALANCE SHEET ARRANGEMENTS

MWW does not maintain off-balance sheet arrangements nor does it participate in non-exchange traded contracts requiring fair value accounting treatment.

INTERIM RESULTS OF OPERATIONS


COMPARISON OF THREE MONTHS ENDED MARCH 31, 2006 TO THE THREE MONTHS ENDED MARCH 31, 2005.

SALES. Net sales during the second quarter 2006 (three months ending March 31, 2006) were $2,261,462 an increase of $389,017, or 20.7%, compared to $1,872,445 during the second quarter 2005. Contributing to the sales increase was higher volume associated with the launch of the Camry Spoiler and an increase in our TMMC Matrix component supply program for Toyota Canada.

GROSS PROFITS. Gross profit margins for the second quarter 2006 increased to 26% from 25% in the same period of 2005 due to a favorable product mix.

SELLING, GENERAL AND ADMINISTRATIVE EXPENSES. Selling, general and administrative expenses increased by $124,025 to $515,386 in the second quarter of 2006, compared to $391,361 in the second quarter of 2005. This increase was primarily due to an increase in Product Development and Sales expenses and the addition of new programs.

INCOME FROM OPERATIONS. Operating income decreased by $8,641 to $73,096 in the second quarter of 2006, compared to $81,737 in the second quarter of 2005. This decrease was also due to the higher selling general and administrative expenses as discussed above.

FINANCING EXPENSE. MWW incurred interest expense of $37,398 in the second quarter 2006 as compared to $36,417 the same quarter in 2005, an increase of $981. The increased interest amount was caused by an increase in the prime rate for MWW's credit line and the increase in additional borrowings. For the three months ended March 31, 2006, MWW's portion of the total interest amount was $15,864 and JCMD Properties LLC's was $21,534. For the three months ended March 31, 2005, MWW's portion of the total interest amount was $18,787 and JCMD Properties LLC's was $17,630 for the three months ended March 31, 2005 . Based on MWW's anticipated growth and the resulting continued need for financing, it is anticipated that interest costs will continue to increase in the future.

OTHER INCOME/EXPENSE
Other income in 2006 was ($395) as compared to ($2,220) in the same period in
2005

NET INCOME (excluding minority interest)

Net income decreased $ 13,668 to $ 5,658 during the quarter ended March 31, 2006 as compared to $ 19,326 in the same period in 2005. The decrease is a result of higher interest expense due to an increase in prime rate.

BUSINESS CONCENTRATION

During the quarters ended March 31, 2006 and 2005 , MWW recognized approximately 88% and 76% of its revenues from sales of its products to three (three) (3) customers, South East Toyota, Gulf States Toyota and Toyota Canada, Inc (TMMC), respectively.

During the quarters ended March 31, 2006 and 2005, MWW purchased approximately 46% and 75%, respectively of its goods for resale from three (3) vendors, AWA Aisin, Borla Performance and WET.


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

COMPARISON OF SIX MONTHS ENDED MARCH 31, 2006 TO THE SIX MONTHS ENDED MARCH 31, 2005

SALES. Net sales for the six months ended March 31, 2006 were $4,213,742, an increase of $716,647, or 20.5%, compared to $3,497,095 in the same period of 2005. The increase was associated with the launch of 4 new programs, higher volume on other product lines.

GROSS PROFIT. Gross margins, as a percentage of consolidated net sales, increased by 0.5% percentage point to 25.2% for the six months ended March 31, 2006 from 24.7% in the same period of 2005. The increase was mainly due to a favorable product mix.

SELLING, GENERAL AND ADMINISTRATIVE EXPENSES. Selling, general and administrative expenses increased to $916,611 for the six months ended March 31, 2006, compared to $750,336 in the same period of 2005. The increase is due to higher product development cost, program launch costs and higher selling costs associated with 4 new product launches. This included and increase in Outside Professional fees of $97,200, health insurance increased by $10,190, and an Increase in Brokerage fees of $13,000.

INCOME FROM OPERATIONS. Operating income increased to $147,183 for the six months ended March 31, 2006, compared to $115,733 in the same period in 2005, primarily due to higher margins based on overall increased sales and a reclassification of lease expense to interest expense based on the application of FIN 46 in the 2nd quarter of 2005.

FINANCING EXPENSE. Interest expense increased by $27,563 for the six months ended March 31, 2006 compared to the same period in 2005, The increased interest amount was caused by an increase in the prime rate for MWW's credit line and the additional interest expense arising out of the consolidation of the JCMD Properties LLC property for purposes of this financial statement based on FIN46, effective January 1, 2005. For the six months ended March 31, 2006, MWW's portion of the total interest amount was $26,097 and JCMD Properties LLC's was $37,883.

OTHER INCOME/EXPENSE
In the six months ended March 31, 2006 other income was $405 an increase of $6,068 as compared to ($5,663) in the same period in 2005.

NET INCOME (excluding minority interest)

In the six months ended March 31, 2006, the Company's net income was $33,764, a decrease of $3,797, or 10%, as compared to $37,561 for the same period in 2005. The decrease is a result of higher interest expense due to an increase in prime rate.


Based on MWW's anticipated growth and the resulting continued need for financing, it is anticipated that interest costs will continue to increase in the future.

BUSINESS CONCENTRATION

During the six months ended March 31, 2006 and 2005 , MWW recognized approximately 88% and 84% of its revenues from sales of its products to three (three) (3) customers, South East Toyota, Gulf States Toyota and Toyota Canada, Inc (TMMC), respectively.

During the six months ended March 31, 2006 and 2005, MWW purchased approximately 61% and 73%, respectively of its goods for resale from three (3) vendors, AWA Aisin, Borla Performance and WET.


LIQUIDITY AND CAPITAL RESOURCES

OPERATING ACTIVITIES. During the six months ended March 31, 2006, cash flow provided by operations amounted to $201,746. The cash was used for program development and general operating activities.

INVESTING ACTIVITIES. During the six months ended March 31, 2006, cash flow used in investing activities amounted to $349,116. The cash used for tooling and fixtures for new programs and the purchase of a new vehicle.

On November 1, 2005, the Company entered into a loan receivable agreement in the amount of $557,224 with one of its major suppliers. As per the terms of the Agreement, the loan will be paid back at installments of $15,478 at the 1st of every month, beginning at May 1, 2006 and ending at April 1, 2009. The loan carries an interest rate of 8%. The loan is secured by all inventories, equipment, appliances, furnishings and fixtures of this supplier.

FINANCING ACTIVITIES. During the six months ended March 31, 2006, cash flow provided by financing activities amounted to $143,018 which was primarily derived from our KeyBank credit line facility.

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


At March 31, 2006, MWW had a $750,000 line of credit, which it used to fund seasonal working capital requirements and other financing needs. MWW pledged all of its inventory, equipment, accounts, chattel paper, instruments, and letters of credit, documents, deposit accounts, investment property, money, rights to payment and general intangibles to secure the Loan further, Mr. Winzkowski and Mr. Marvin each executed a commercial guaranty for an unlimited amount in favor of KeyBank, N.A. The Loan with Key Bank N.A. is a standard asset based loan agreement. The Loan requires MWW to attain a ratio of Total Debt to Tangible Net Worth of less than 3.50 to 1.00 tested at the end of each fiscal year and a ratio of Operating Cash Flow to Fixed Charges of not less than 1.50 to 1.00 tested at the end of each fiscal year for the preceding 12- month period.

We have extended our asset based loan agreement with KeyBank, N.A. to now borrow up to $1,150,000 (the "Loan"). The Loan matures on February 1, 2007. MWW pledged all of its inventory, equipment, accounts, chattel paper, instruments, and letters of credit, documents, deposit accounts, investment property, money, rights to payment and general intangibles to secure the Loan. If we are unable to renew the Loan when it comes due again, or find other sources of capital, the lender could foreclose on all of our assets and force us out of business. This would have a material adverse effect on our financial condition and results from operations.

Direct borrowings under our revolving credit facility bear interest at a rate of prime less 1/4%, which is currently 6%. Borrowings are collateralized by substantially all of our assets, including accounts receivable, inventory and fixed assets. The balance of this loan as of March 31, 2006 is $750,000. On April 21, 2006, MWW and KeyBank, N.A. increased the loan to $1,150,000 and changed the maturity date of the loan to February 1, 2007.Mr. Winzkowski and Mr. Marvin have both executed a personal guaranty for this loan.
Based on the application of FIN 46-R the Company is consolidating its financials with those of JCMD Properties LLC. On June 6, 2005, JCMD Properties LLC entered into a ten-year mortgage note payable in the amount of $764,500 with KeyBank, N.A. The terms of the loan require monthly principal and interest payments. Interest charged to the unpaid principal balance is at a rate of 7.69 percent The mortgage note payable is collateralized by the substantially all of the JMD's assets.

On August 8, 2005, JCMD Properties LLC entered into a mortgage note payable in the amount of $611,600 with KeyBank, N.A. Effective, October 10, 2005, the $611,600 loan converted into a 20- year SBA loan in the amount of $630,000 Including SBA charges, with a fixed interest rate of 5.16%, which results in a monthly payment of $4,802.74.

Mr. Winzkowski and Mr. Marvin have both executed a personal guaranty for both JCMD loans.

The assets, liabilities, revenues and costs and expenses of JCMD Properties LLC (an entity management determined to be a VIE following consultation with its auditors) that is now included in the combined financial statements are not the Company's. The liabilities of the VIE's will be satisfied from the cash flows of the VIE's assets and revenues belong to the VIE.

During December 2005, the Company entered into a new capital lease obligation totaling $105,703 which provided financing for the purchase of a Pro Mix paint system. The Terms are 36 month Capital Lease with KeyBank, first installment due November 10th 2005, with monthly payments of $3,236.

MWW is the maker of an unsecured 11.5% interest bearing promissory note (the "11.5% Note") in the principal amount of $130,000 that matures on January 31, 2007. The "11.5% Note is payable to TWM Trading, an overseas company. MWW has a satisfactory relationship with TWM Trading, the holder of the 11.5% Note.

Our profitability and working capital requirements have become larger, especially in this second quarter with newly awarded programs and arising program development opportunities to secure additional large customers. These increased working capital requirements are funded by borrowings from our line of credit. We are also planning to utilize funds from the execution of a planned Private Placement, or other sources of outside funding when they become available. We anticipate that these sources of funds will continue to be adequate to meet our near term needs.

Management believes that available cash, the line of credit, and cash generated from operations will be adequate to fund MWW's capital requirements for the foreseeable future. Management has disclosed plans to seek additional capital through the selling of securities after the company's securities have been approved for trading, to be used for general corporate purposes.

OFF-BALANCE SHEET ARRANGEMENTS

We do not have any off-balance sheet arrangements.


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

                             DESCRIPTION OF PROPERTY

MWW's main location is in Michigan with several support teams operating from satellite/home offices in different parts of the U.S. and Germany. The principal executive office is located at 2212 Grand Commerce Dr., Howell, MI 48855. This newly built facility is located close to the expressway, main roads, local airport and in a large city, Howell, Michigan. The facility has three truck wells, two ground doors, a technical development enclosure, 20 foot ceilings, additional office space and more parking. The land for the executive office consists of 2.3 acres. The office building is approximately 24,000 square feet.


The facility was built to suit MWW's requirements and leased from JCMD Properties LLC, a company owned by James Marvin and Michael Winzkowski, current officers, directors and major stockholders of MWW. As such, MWW has a long term lease with a landlord, JCMD Properties LLC that is owned by these two affiliates. Under the Lease Agreement, as amended, during calendar year 2005, MWW paid monthly rent of $12,450. MWW added approximately $40,000 in fixtures and other improvements prior to occupancy. The lease rates between MWW and JCMD Properties LLC match existing lease rates in the area. The current cost per square foot at the facility is $7.50 per square foot and subject to a price increase if the lease is extended. Nearby, triple net lease rates range between $6.00 - $8.00 per square foot. Typically, the office portion is $12.00 per square foot and warehouse space is $6.00 per square foot. Rates vary between $6.00 - $8.00 per square foot depending upon the areas within a building and the set up for or design of the space.

Under generally accepted accounting principles, specifically FASB FIN 46-R, MWW consolidates the assets, liabilities and non-controlling interest of JCMD Properties LLC, a "Variable Interest Entity" at fair value. Therefore, as of January 1, 2005, our financial statements report the mortgage expenses of JCMD Properties, LLC instead of rent expenses. The following mortgage obligations of JCMD Properties LLC pertain to the real property occupied by MWW. During fiscal 2005, JCMD Properties LLC had an interest only first mortgage of $611,600 with KeyBank. The interest rate was prime minus .25%. In October 2005, the loan converted into a $630,000 20-year SBA loan with a fixed interest rate of 5.16% and results in a monthly payment of $4,802.74. The outstanding balance on the SBA loan at May 25, 2006 was $619,744. On June 5, 2005, JCMD Properties LLC put a $764,500 10-year second mortgage against the real property occupied by MWW. The second mortgage has a fixed interest rate of 7.69%. The outstanding balance on the second mortgage at May 25,2006 was $746,940. The assets, liabilities, revenues and costs and expenses of JCMD Properties LLC that is now included in the combined financial statements are not the Company's


The satellite/home offices for the support teams operating in different parts of the U.S. and Germany are located at the following addresses.

3020 Leprechaun Lane, Palm Harbor, Florida, United States. MWW pays $900 per month under a month to month agreement for this office. The other two offices are located at 4354 Capra Way, Fort Worth, Texas, United States and 5468 Hannover Drive, Cypress, CA. MWW does not record any lease expense for these offices because these faciliies are made available to MWW by its employees who are reimbursed for out-of-pocket costs, such as telephone, facsimile and courier costs. The third location is Frauenhoferweg 19A, 40591 Duesseldorf West Germany. MWW does not record any lease expense for this office because this facility is made available to MWW by its employee who is reimbursed for out-of-pocket costs, such as telephone, facsimile and courier.

The Florida office coordinates the relationship with SET in regards to marketing and information exchange, oversees our GST sales and marketing team and the development of the Caribbean and South American clients and their associated product potential.

MWW has fifteen (15) full-time and three (3) part-time employees. During fiscal 2004, MWW had twelve (12) full time and two (2) part time employees. MWW considers full-time to be 32 or more hours per week. Management believes that the structure of its workforce allows MWW to scale its overhead according to the scope of its design, tooling, assembly and manufacturing requirements throughout the year. MWW plans to add employees in the future.

MWW has elected to outsource various selected activities for different products, such as mechanical design, tooling, machinery and manufacturing capabilities for selected products to several consultants and its key suppliers AWA Aisin and Borla Performance. MWW has elected to outsource selected, but not all of the activities required to manufacture different products in its accessory programs. Management believes that outsourcing certain activities allows the dynamic and economical use of resources. The outsourcing decisions was made by management to keep product development cost and overhead low and to limit the number of fully employed personnel within the company. Management believes this strategy allows the company to better react to fast changing market conditions and scale overhead efficiently, based on the product demand and other general economic conditions. The outsourcing agreements with consultants, AWA Aisin and Borla Performance are not a set of complex written documents. Instead, these business relationships are a part of what is often referred to as the automotive original equipment manufacturer (OEM) aftermarket accessory market. For example, AWA Aisin is partially owned by Toyota Motor Corporation of Japan and is a Tier-1 supplier to Toyota and other domestic and foreign automotive manufacturers.

Similarly, Borla Performance is a manufacturer of specialized stainless steel performance exhaust systems. MWW orders equipment made by these companies and repackage it for its customers. For other programs, MWW integrates components from these suppliers and others into complete systems for its customers. While on other programs, MWW creates and suggests new designs or new products for automotive aftermarket accessories. The term aftermarket refers to the market for parts and accessories used for the enhancement of a vehicle purchase or its upkeep. The word accessory used in this context refers to something nonessential, but desirable because the item contributes to an effect or result for the vehicle or driver. MWW calls itself an OEM or OE supplier of automotive aftermarket accessories because it acquires and markets items produced by others that are nonessential enhancements to the actual function of a vehicle, but the items are nonetheless desirable because the item contributes to an effect sought by the customer.

Our suppliers have a stake in the development process because they will receive purchase orders and receive payment for filling the purchase orders and requests for services, if the designs and products are adopted/purchased by MWW's customers. MWW currently does not have any copyrights or patents, but has applied for copyrights and trademarks for three of its new products. MWW's current product designs are protected only with confidentiality and non-disclosure agreements and purchase order terms. These agreements may not cover all of the activities performed by our suppliers. Because MWW has elected to outsource some of its mechanical design, tooling, machinery and manufacturing capabilities, MWW may not be able to adequately protect or control its products and designs. Further, MWW's outsourcing activities are not regulated by a set of contracts, but only by the legal conditions evidenced in the purchase orders. By exchanging purchase orders, the parties providing the outsourcing activities accept these conditions. The activities covered under such an agreement (i.e., the purchase order) include mechanical design, tooling, machinery and manufacturing. The purchase orders seek to regulate such issues as ownership of the tools and other properties provided by MWW, or any properties produced for MWW under the purchase order and the delivery terms and price to be paid by MWW for the products. Beyond the price agreed upon in the purchase orders there is no other compensation and/or revenue sharing for a supplier. This practice is not unusual. MWW has proceeded this way with the same suppliers and customers for the last five (5) years without any issues or conflicts.


                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

On October 1, 2003, MWW acquired 100% of the membership interests in Marketing Worldwide LLC, a Michigan limited liability company ("MWWLLC"), in a tax-free exchange whereby MWWLLC became a wholly owned subsidiary of MWW. Under the Purchase Agreement, the three selling members of MWWLLC were issued 9,600,000s shares of common stock. Michael Winzkowski received 4,564,800 shares, James C. Marvin received 4,564,800 shares and Gregory G. Green received 470,400 shares of MWW under the Purchase Agreement. Immediately following the transaction, Michael Winzkowski and James C. Marvin became the officers and directors of MWW. Mr. Winzkowski and Mr. Marvin serve as members of MWW's board of directors without compensation. However, Mr. Winzkowski and Mr. Marvin have written employment agreements with MWWLLC and received annual compensation of $124,230 and $137,344 for the year ended September 30, 2005 and 2004, respectively. Further, each received a bonus of $0 and $0 for the year ended September 30, 2005 and 2004, respectively.

At September 30, 2003, MWW reported a related party note payable balance of $215,533. The amount was due and owing to Mr. Winzkowski and Mr. Marvin. For the year ended September 30, 2003, no related party interest was charged to operation because the interest was waived. As of September 30, 2004, all related party notes were repaid by MWW. During the next twelve months, MWW will make lease payments under a five-year lease with a landlord, JCMD Properties LLC, that is owned by James Marvin and Michael Winzkowski. The monthly lease payments are $12,450 per month.


Michael Winzkowski, James C. Marvin, Gregory G. Green, Richard O. Weed and Rainer Poertner are defined as promoters by the Securities Act Rules since each directly or indirectly took initiative in founding and organizing the business of MWW. Mr. Weed served as the sole Director, President, Secretary and Treasurer of MWW from its inception on July 21, 2003 until the effective date of the acquisition of MWWLLC on October 1, 2003. Mr. Weed was granted a Stock Option to purchase 250,000 shares of MWW common stock at $1.00 per share that expires December 31, 2008 as an incentive to represent MWW as legal counsel. Mr. Weed is a partner in Weed & Co. LLP and has provided legal services to MWW under a Fee Agreement since August 15, 2003. Weed & Co. LLP has been paid $7,875 in cash for its services and expects to receive an additional $22,125 in cash or common stock as compensation for filing a registration statement for MWW. Mr. Poertner has provided consulting services to MWW and MWWLLC since April 2003. Under the Consulting Agreement with MWW dated July 1, 2005, Mr. Poertner receives $10,000 per month plus expenses. Mr. Poertner is the former Chief Executive Officer and a former director of two publicly traded companies. Mr. Poertner was retained by MWW to advise its management and stockholders on corporate growth strategies, strategic alliances and interaction with the financial community. MWW has a long term lease obligation to JCMD Properties LLC, a company owned and controlled by Michael Winzkowski and James C. Marvin. MWW is also a guarantor on two mortgage loans to JCMD Properties LLC that finance its ownership of the land and buildings occupied by MWW. While the monthly rental obligation of MWW to JCMD Properties LLC is currently consistent with lease rates for similarly situated property, the nature of the relationship among MWW, JCMD Properties LLC, Michael Winzkowski, and James C. Marvin creates a potential conflict of interest that investors should fully consider, recognize, and understand.


            MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

There is no established public trading market for the common stock of MWW.


At May 25, 2006, there were 11,051,995 shares of common stock issued and outstanding. There are 1,250,000 shares of common stock that are subject to outstanding options and warrants to purchase common stock. No shares can be sold pursuant to Rule 144 under the Securities Act. MWW voluntarily agreed to file a registration statement covering the resale of the shares of common stock by the selling security holders. MWW will bear the expenses incurred in connection with the filing of any such registration statement.


WARRANTS

MWW sold a Common Stock Purchase Warrant that allows the holder, Wendover Investments Limited, to purchase up to 1,000,000 shares of MWW's $.001 par value common stock at a price of $.50 per share any time before December 31, 2008. The exercise price and number of shares of common stock to be issued on exercise of the warrant may be adjusted in certain circumstances including in the event of a stock dividend, or recapitalization, reorganization, merger or consolidation. However, the warrant is not subject to dilution based upon any reverse split of the common stock. The warrants may be exercised upon surrender of the warrant certificate on or prior to the expiration date at the offices of the company, with the exercise form on the reverse side of the warrant certificate completed and executed as indicated, accompanied by full payment of the exercise price. The warrant holder does not have the rights or privileges of a common stockholder or any voting rights until the warrants are exercised. After the issuance of shares of common stock upon exercise of the warrants, each holder will be entitled to one vote for each share held of record on all matters to be voted on by stockholders. Although the warrant holder was originally granted the right to a cashless exercise of the warrants if the shares underlying the warrants were not registered by June 30, 2004, the warrant holder waived the cashless exercise provision and signed a written waiver.


STOCK OPTION

MWW issued a Stock Option to Richard O. Weed as an incentive to represent MWW as legal counsel. The Stock Option allows the holder to purchase up to 250,000 shares of MWW's $.001 par value common stock at $1.00 per share any time before December 31, 2008. Further, the Stock Option is not subject to dilution based upon any reverse split of the common stock and is exercisable, in whole or in part, with a promissory note of not less than 45 days duration or upon common "cashless exercise" terms. Mr. Weed waived the cashless exercise terms of his stock option and signed a written waiver.


As of May 25, 2006, MWW had 33 common stockholders of record. No shares of preferred stock have been issued. MWW has not declared any cash dividends on its common equity for the last two years. It is unlikely that MWW will pay dividends on its common equity in the future and is likely to retain earnings and issue additional common equity in the future.


MWW did not have any securities authorized for issuance under any equity compensation plans at the end of fiscal 2004 or fiscal 2005.

                             EXECUTIVE COMPENSATION

The Summary Compensation Table below identifies the compensation of Michael Winzkowski and James Marvin. Mr. Winzkowski and Mr. Marvin are the only MWW executives with total annual salary and bonus that exceeded $100,000 during the last two years. Mr. Winzkowski and Mr. Marvin entered written employment agreements with MWWLLC on March 23, 2003. During the year ended September 30, 2004, Mr. Winzkowski and Mr. Marvin each earned $137,344 as salary and no bonus. During the year ended September 30, 2005, their respective employment agreements provided for $180,000 as base salary, plus car allowance and discretionary bonuses. However, in March 2005, Mr. Winzkowski and Mr. Marvin voluntarily reduced their monthly paychecks for the balance of the year so that their total annual compensation was $124,230. On October 15, 2005, Mr. Winzkowski and Mr. Marvin each extended their employment agreements with MWW through September 30, 2007 at a base salary of $120,000 per year. Messrs. Marvin and Winzkowski, who together own 82% of the common stock, reduced their own salaries because they believe this decision and their other management decisions to be in the best interest of the stockholders. The summary compensation table lists figures for the fiscal years ended September 30, 2003, 2004, and 2005.

                                          SUMMARY COMPENSATION TABLE
----------------------------------------------------------------------------------------------------------------
                                                                       Long Term Compensation
                                                             -------------------------------------
                                  Annual Compensation                   Awards           Payouts
                        -----------------------------------  ------------------------- -----------
      (a)         (b)       (c)         (d)        (e)         (f)             (g)            (h)         (i)
Name                                             Other       Restricted    Securities
and                                              Annual      Stock         Underlying         LTIP      All Other
Principal                                        Compen-                   Options/SARS
Position         Year     Salary($)   Bonus($)   sation($)   ($)           (#)                ($)       ($)
----------------------------------------------------------------------------------------------------------------
Michael           2005     124,230            0      0           0           0                 0         0
Winzkowski        2004     137,344            0      0           0           0                 0         0
CEO               2003     120,000      117,000      0           0           0                 0         0
----------------------------------------------------------------------------------------------------------------
James             2005     124,230            0      0           0           0                 0         0
Marvin            2004     137,344            0      0           0           0                 0         0
COO               2003     120,000      117,000      0           0           0                 0         0
----------------------------------------------------------------------------------------------------------------
Greg Green        2005    <100,000            0      0           0           0                 0         0
                  2004    <100,000            0      0           0           0                 0         0
Sales Mgr.        2003     115,000            0      0           0           0                 0         0


Mr. Winzkowski and Mr. Marvin receive a car monthly allowance of $656 and $0, respectively.

MWW did not make any option or SAR grants in its last fiscal year and has not adopted a long term incentive compensation plan.


                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                         MARKETING WORLDWIDE CORPORATION

                       FINANCIAL STATEMENTS AND SCHEDULES

                         MARKETING WORLDWIDE CORPORATION
                   Index to Consolidated Financial Statements
--------------------------------------------------------------------------------

CONTENTS                                                               PAGE NO.
--------                                                               --------

Report of Independent Registered Certified Public Accounting Firm            F-3

Consolidated Balance Sheet at September 30, 2005                             F-4

Consolidated Statements of Income for the two years
  Ended September 30, 2005 and 2004                                          F-5

Consolidated Statement of Stockholder's Equity for the Two Years
  Ended September 30, 2005 and 2004                                          F-6

Consolidated Statements of Cash Flows for the Years
  Ended September 2005 and 2004                                              F-7

Notes to the Consolidated Financial Statements                        F-8 ~ F-26


Condensed Consolidated Balance Sheet at March 31, 2006 (unaudited)          F-28

Condensed Consolidated Statements of Income (unaudited) for the
  Three Months and Six Month Ended March 31, 2006 and 2005                  F-29

Condensed Consolidated Statement of Cash Flows (unaudited)
  for the Six Months Ended March 31, 2006 and 2005                          F-30

Notes to the Consolidated Financial Statements (unaudited)
  for period ended March 31, 2006                                    F-31 ~ F-36

REPORT OF INDEPENDENT REGISTERED CERTIFIED PUBLIC ACCOUNTING FIRM

Board of Directors,
Marketing Worldwide Corporation,
Whitmore Lake, MI.

We have audited the accompanying consolidated balance sheet of Marketing Worldwide Corporation, and its wholly owned subsidiary (the Company) as of September 30, 2005 and the related consolidated statements of income, stockholders' equity and cash flows for the two years then ended. The financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated balance sheet referred to above presents fairly, in all material respects, the financial position of Marketing Worldwide Corporation, as of September 30, 2005 and the results of its operations and its cash flows for the two years then ended in conformity with accounting principles generally accepted in the United States of America.

As discussed in Note A to the consolidated financial statements, the Company on January 1, 2005 adopted FASB Interpretation No. 46(R), "Consolidation of Variable Interest Entities."


                                    /S/ RUSSELL BEDFORD STEFANOU MIRCHANDANI LLP
                                    --------------------------------------------
New York, New York                  Russell Bedford Stefanou Mirchandani LLP
December 9, 2005                         Certified Public Accountants

                         MARKETING WORLDWIDE CORPORATION
                           Consolidated Balance Sheet
                               September 30, 2005
--------------------------------------------------------------------------------

ASSETS
Current assets:
Cash and cash equivalents                                            $  187,596
Accounts receivable, net                                                955,338
Inventories (Note D)                                                    839,812
Deferred tax assets (Note P)                                              7,023
Loan receivable (Note F)                                                 77,390
Other current assets                                                     67,067
                                                                     -----------
TOTAL CURRENT ASSETS                                                  2,134,226

Property, plant and equipment, net (Note E)                           1,807,465

Loan receivable (Note F)                                                479,834
Other assets                                                             33,136

                                                                     -----------
Totals                                                               $4,454,661
                                                                     ===========

LIABILITIES AND STOCKHOLDERS EQUITY
Current liabilities:
Bank line of credit (Note H)                                         $  550,333
Notes payable, current portion (Note I)                                  35,573
Current portion of capital lease obligation (Note J)                     36,355
Accounts payable                                                        886,871
Notes payable - related parties (Note K)                                  7,031
Other current liabilities (Note G)                                      193,649

                                                                     -----------
TOTAL CURRENT LIABILITIES                                             1,709,812


Notes payable - long term portion (Note I)                            1,464,783
Capital leases - long term portion (Note J)                              59,615
Deferred tax liabilities - long term portion (Note P)                    30,361
                                                                     -----------
TOTAL LIABILITIES                                                     3,264,571
                                                                     -----------

Interest in Non-Controlling Entity (Note C)                             156,621
                                                                     -----------

Stockholders equity:
Preferred stock - $0.001 par value, 10,000,000 shares authorized:
  shares issued and outstanding - 0                                          --
Common stock - $0.001 per value, 100,000,000 shares authorized:
  11,051,995 shares issued and outstanding                               11,052
Additional paid-in capital                                              777,248
Retained earnings                                                       245,169

                                                                     -----------
    TOTAL STOCKHOLDERS EQUITY                                         1,033,469
                                                                     -----------
Totals                                                               $4,454,661
                                                                     ===========


         SEE ACCOMPANYING NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

                         MARKETING WORLDWIDE CORPORATION
                        Consolidated Statements of Income
                 For the Years Ended September 30, 2005 and 2004
--------------------------------------------------------------------------------

                                                        2005             2004
                                                    -----------      -----------

NET SALES                                           $8,101,109       $6,879,816

Cost of sales                                        6,071,550        4,883,258
                                                    -----------      -----------
GROSS PROFIT                                         2,029,559        1,996,558
                                                    -----------      -----------

OPERATING EXPENSES:
     Selling expenses                                  200,545          300,446
     General and administrative expenses             1,423,693        1,561,857
     Financial expenses                                132,479           20,888
                                                    -----------      -----------
         TOTAL OPERATING EXPENSES                    1,756,717        1,883,191
                                                    -----------      -----------

INCOME FROM OPERATIONS                                 272,842          113,367

Other income (Note N)                                    3,742           13,883
                                                    -----------      -----------

INCOME BEFORE PROVISION FOR INCOME TAXES               276,584          127,250

Provision for income taxes (Note P)                     96,775           61,890
                                                    -----------      -----------

NET INCOME                                          $  179,809       $   65,360

Basic earnings per share                            $     0.02       $     0.01
Dilutive earnings per share                         $     0.02       $     0.01

Weighted average common shares outstanding
  for basic earnings per share                         9,482,332      9,482,332

Weighted average common shares outstanding
  for dilutive earnings per share                      9,693,871      9,693,871


         SEE ACCOMPANYING NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

                                                 MARKETING WORLDWIDE CORPORATION
                                         CONSOLIDATED STATEMENT OF STOCKHOLDERS' EQUITY
                                           FOR THE YEARS ENDED SEPTEMBER 30, 2005 and 2004


                                      Preferred                   Common     Additional
                          Preferred     Stock        Common       Stock       Paid-in      Retained     Members'
                           Shares       Amount       Shares       Amount      Capital      Earnings     Capital        Total
                         ------------------------------------------------------------------------------------------------------
Balance at
  October 1, 2003                --  $        --          --   $       --   $       --   $       --   $  518,389    $  518,389
                         ----------  -----------   ----------  -----------  -----------  -----------  -----------   -----------

Reclass of membership
  interest to notes
  payable - related
  parties in
  October 2003                  --           --           --           --           --           --     (100,000)     (100,000)

Shares issued in
  exchange for cash
  and investment                --           --      400,000          400        3,800           --           --         4,200

Shares issued in
  connection with
  acquisition of
  membership interests
  of Marketing Worldwide
  LLC valued at $0.04
  per share                     --           --    9,600,000        9,600      408,789           --     (418,389)           --

Shares issued in
  exchange for cash
  valued at $1.50
  per share                     --           --        4,000            4        5,996           --           --         6,000

Shares issued in
  exchange for cash
  valued at $.65
  per share                     --           --      512,186          512      332,409           --           --       332,921

Shares issued in
  exchange for
  consulting services
  at $0.05 per share            --           --      535,809          536       26,254           --           --        26,790

Shares issued in
  exchange for
  consulting services
  at $.65 per share                                  200,000          200      129,800                                 130,000

Net income 2004                --           --           --           --           --         65,360                    65,360
                         ----------  -----------  -----------  -----------  -----------  -----------  -----------   -----------

Balance at September
  30, 2004                     --   $       --   11,251,995   $   11,252   $  907,048   $     65,360          --      $ 983,660

Common Stock returned
   previously issued for
   consulting services
   at $0.65 per share                              (200,000)        (200)    (129,800)                                 (130,000)

Net income 2005                                                                              179,809                    179,809
                         ----------  -----------  -----------  -----------  -----------  -----------  -----------   -----------

Balance at September
  30, 2005                      --   $       --   11,051,995   $   11,052   $  777,248   $   245,169          --     $1,033,469
                         ==========  ===========  ===========  ===========  ===========  ===========  ===========   ===========


                                 SEE ACCOMPANYING NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS


                                                                    F-6



                            MARKETING WORLDWIDE CORPORATION
                         Consolidated Statements of Cash Flows
                    For the Years Ended September 30, 2005 and 2004
- --------------------------------------------------------------------------------------
                                                                2005           2004
                                                             ----------     ----------
CASH FLOWS FROM OPERATING ACTIVITIES:
         Net income                                          $ 179,809      $  65,360
                                                             ----------     ----------
Adjustments to reconcile net income to net cash (used in)
 provided by operating activities:
     Depreciation                                              102,624         43,587
     Gain on sale of assets                                         --         (9,652)
     Common stock issued in exchange for services                             156,790
     Deferred tax expenses                                          --         23,338
     Common stock returned previously issued for
        Consulting services                                   (130,000)
CHANGES IN OPERATING ASSETS AND LIABILITIES:
     Decrease (increase) in accounts receivable               (437,310)       165,566
     Decrease (increase) in inventories                       (118,544)       188,867
     Increase in other current assets                          219,528       (257,138)
     Increase in other assets                                 ( 24,448)            --
     Decrease in accounts payable                              656,062       (240,146)
     (Decrease) increase in other current liabilities           14,192       (249,180)
                                                             ----------     ----------
         TOTAL ADJUSTMENTS                                    (282,106)      (177,968)
                                                             ----------     ----------
     NET CASH (USED IN) PROVIDED BY OPERATING ACTIVITIES       461,915       (112,608)
                                                             ----------     ----------
CASH FLOWS FROM INVESTING ACTIVITIES:
     Acquisition of property and equipments                   (63,845)       (37,463)
     Loan receivable advances                                (557,224)
     Proceeds from sale of assets                                              34,680
                                                             ----------     ----------
         NET CASH USED IN INVESTING ACTIVITIES                (621,069)        (2,783)
                                                             ----------     ----------
CASH FLOWS FROM FINANCING ACTIVITIES:
     Proceeds from notes payable and capital leases                           290,825
     Repayment of note payable - related parties              (97,240)       (211,262)
     Proceeds from (repayment of) line of credit              (50,000)
     Repayment of notes payable and capital leases            (38,120)             --
     Proceeds from issuance of common stock                                   343,121
                                                             ----------     ----------
         NET CASH PROVIDED BY FINANCING ACTIVITIES            (185,360)       422,684
                                                             ----------     ----------
         NET INCREASE IN CASH AND CASH EQUIVALENTS            (344,514)       307,293
Cash and cash equivalents at beginning of the year             532,110        224,817
                                                             ----------     ----------
         CASH AND CASH EQUIVALENTS AT END OF THE YEAR        $ 187,596      $ 532,110
                                                             ==========     ==========

SUPPLEMENTAL DISCLOSURES FOR CASH FLOW INFORMATION:
     Cash paid during the years for interest                 $ 132,479      $  15,547
                                                             ==========     ==========
     Cash paid during the years for income taxes             $   6,000      $ 176,370
                                                             ==========     ==========

NON-CASH INVESTING AND FINANCING TRANSACTIONS:
Membership interest converted to notes
payable to related parties                                   $              $ 100,000
Common stock issued in exchange for consulting services      $              $ 156,790
Common Stock returned previously issued for services         $ (130,000)
Capital lease obligations incurred in connection
with the acquisition of property, plant and equipment        $  118,162
Mortgage obligations incurred in connection
with variable interest entity acquisition of building        $1,376,100
Net assets assumed upon adoption of variable interest
entity (VIE) consolidation (Note C)                          $  156,621

Acquisition:
Net assets acquired in connection with MWWLLC acquisition    $              $ 418,389
Common stock issued in exchange for membership interest      $              $ 418,389


              SEE ACCOMPANYING NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                                          F-7

                         MARKETING WORLDWIDE CORPORATION
                 Notes to the Consolidated Financial Statements
                           September 30, 2005 and 2004
--------------------------------------------------------------------------------

NOTE A   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

A summary of the significant accounting policies applied in the preparation of the accompanying financial statements follows.

Business and Basis of Presentation
----------------------------------

Marketing Worldwide Corporation (the "Company", "Registrant" or "MWW"), is incorporated under the laws of the State of Delaware in July 2003. The Company is engaged, through its wholly-owned subsidiary, Marketing Worldwide LLC "MWWLLC"), in the design, import and distribution of automotive accessories for motor vehicles in the automotive aftermarket industry.

The consolidated financial statements include the accounts of the Registrant and its wholly-owned subsidiary, Marketing Worldwide LLC. Effective January 1, 2005, the consolidated financial Statements also include a variable interest entity
(VIE) of which the LLC is the primary beneficiary as further described in Note
C. All significant inter-company transactions and balances, including those involving the VIE, have been eliminated in consolidation.

REVENUE RECOGNITION
-------------------

For revenue from products and services, the Company recognizes revenue in accordance with SEC Staff Accounting Bulletin No. 101, "Revenue Recognition in Financial Statements" ("SAB 101"). SAB 101 requires that four basic criteria must be met before revenue can be recognized: (1) persuasive evidence of an arrangement exists; (2) delivery has occurred or services have been rendered;
(3) the selling price is fixed and determinable; and (4) collectibility is reasonably assured. Determination of criteria (3) and (4) are based on management's judgments regarding the fixed nature of the selling prices of the products delivered/services rendered and the collectibility of those amounts. Provisions for discounts and rebates to customers, estimated returns and allowances, and other adjustments are provided for in the same period the related sales are recorded. The Company defers any revenue for which the product has not been delivered or services has not been rendered or is subject to refund until such time that the Company and the customer jointly determine that the product has been delivered or services has been rendered or no refund will be required.

On December 17, 2003, the SEC staff released Staff Accounting Bulletin (SAB) No. 104, Revenue Recognition. The staff updated and revised the existing revenue recognition in Topic 13, Revenue Recognition, to make its interpretive guidance consistent with current accounting guidance, principally EITF Issue No. 00-21, "Revenue Arrangements with Multiple Deliverables." Also, SAB 104 incorporates portions of the Revenue Recognition in Financial Statements - Frequently Asked Questions and Answers document that the SEC staff considered relevant and rescinds the remainder. The company's revenue recognition policies are consistent with this guidance; therefore, this guidance will not have an immediate impact on the company's consolidated financial statements.

Revenues on the sale of products, net of estimated costs of returns and allowance, are recognized at the time products are shipped to customers, legal title has passed, and all significant contractual obligations of the Company have been satisfied. Products are generally sold on open accounts under credit terms customary to the geographic region of distribution. The Company performs ongoing credit evaluations of the customers and generally does not require collateral to secure the accounts receivable.

The Company generally warrants its products to be free from material defects and to conform to material specifications for a period of three (3) years. The cost of replacing defective products and product returns have been immaterial and within management's expectations. In the future, when the company deems warranty reserves are appropriate that such costs will be accrued to reflect anticipated warranty costs.

CASH AND CASH EQUIVALENTS
-------------------------

For the purpose of the statement of cash flows, the Company considers all highly liquid debt instruments purchased with an original maturity of three months or less to be cash equivalents.

                         MARKETING WORLDWIDE CORPORATION
                 Notes to the Consolidated Financial Statements
                           September 30, 2005 and 2004
--------------------------------------------------------------------------------

NOTE A   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

CONCENTRATION OF CREDIT RISK
----------------------------

Financial instruments and related items, which potentially subject the Company to concentrations of credit risk, consist primarily of cash and cash equivalents. The Company places its cash and temporary cash investments with credit quality institutions. At times, such investments may be in excess of applicable government mandated insurance limit.

ACCOUNTING FOR BAD DEBTS AND ALLOWANCES
---------------------------------------

Bad debts and allowances are provided based on historical experience and management's evaluation of outstanding accounts receivable. The management evaluates past due or delinquency of accounts receivable based on the open invoices aged on due date basis. There was no allowance for doubtful accounts at September 30, 2005 and 2004.

INVENTORIES
-----------

The inventory consists of work in process and finished goods substantially ready for resale purposes. The Company purchases the merchandise on delivered duty paid basis. The amounts for cost of goods sold during the years ended September 30, 2005 and 2004 are removed from inventory on weighted average cost method. No valuation allowances were recorded for obsolete inventory as of September 30, 2005 and 2004. Inventories are recorded at the lower of cost (average cost method) or market value. (See Note D). The Company charges the cost basis of inventory to operations for auto accessories arising from auto models going out of existence.

During the years ended September 30, 2005 and 2004 the Company charged inventory of $0 as scrap and inventory write off.

FAIR VALUE OF FINANCIAL INSTRUMENTS
-----------------------------------

Statement of Financial Accounting Standards No. 107, "Disclosures About Fair Value of Financial Instruments," requires disclosure of the fair value of certain financial instruments. The carrying value of cash and cash equivalents, accounts receivable, accounts payable and short-term borrowings, as reflected in the balance sheets, approximate fair value because of the short-term maturity of these instruments.

LONG LIVED ASSETS
-----------------

The Company has adopted Statement of Financial Accounting Standards No. 144 SFAS
144). The Statement requires those long-lived assets and certain identifiable intangibles held and used by the Company be reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Events relating to recoverability may include significant unfavorable changes in business conditions, recurring losses, or a forecasted inability to achieve break-even operating results over an extended period. The Company evaluates the recoverability of long-lived assets based upon forecasted undiscounted cash flows. Should impairment in value be indicated, the carrying value of intangible assets will be adjusted, based on estimates of future discounted cash flows resulting from the use and ultimate disposition of the asset. SFAS No. 144 also requires assets to be disposed of be reported at the lower of the carrying amount or the fair value less costs to sell.

                         MARKETING WORLDWIDE CORPORATION
                 Notes to the Consolidated Financial Statements
                           September 30, 2005 and 2004
--------------------------------------------------------------------------------

NOTE A   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

PROPERTY, PLANT AND EQUIPMENT
-----------------------------

Property, plant and equipment are carried at cost. Depreciation and amortization are calculated using the straight-line method over the estimated useful lives of the assets. Tools, office equipment, automobiles, furniture and fixtures, and building are depreciated over 2-year to 40-year lives. Assets acquired under capitalized lease arrangements are recorded at the present value of the minimum lease payments. Gains and losses from the retirement or disposition of property and equipment are included in operations in the period incurred.

ADVERTISING
-----------

The Company follows the policy of charging the cost of advertising to expenses as incurred. For the years ended September 30, 2005 and 2004, advertising costs were not material to the statement of income.

RESEARCH AND DEVELOPMENT COSTS
------------------------------

The Company accounts for research and development cost in accordance with the Financial Accounting Standards Board's Statement of Financial Accounting Standards No 2 ("SFAS 2"), "Accounting for Research and Development Costs". Under SFAS 2, all research and development costs must be charged to expense as incurred. Accordingly, internal research and development costs are expensed as incurred. Third-party research and developments costs are expensed when the contracted work has been performed or as milestone results have been achieved. Total research and development costs charged to income were $148,894 and $79,792 for the years ended September 30, 2005 and 2004, respectively.

EARNINGS PER SHARE
------------------

The Company has reported its earnings per share in accordance with SFAS No. 128, "Earnings Per Share." Basic net income per common share is based on the weighted average number of shares outstanding during the period. Diluted net income per common share is based on the weighted average number of shares outstanding during the period, including common stock equivalents.

Stock options and warrants account for the entire difference between basic average common shares outstanding and diluted average common shares outstanding. For purposes of computing diluted net income per common share, weighted average common share equivalents do not include stock options and warrants with an exercise price that exceeds the average fair market value of the Company's common stock for the period. On September 30, 2004, option to purchase common shares of 250,000 at weighted average exercise prices of $1.00, was excluded from the computation.

INCOME TAXES
------------

Income taxes are calculated using the liability method specified by Statement of Financial Accounting Standards No. 109, "Accounting for Income Taxes (SFAS
109)." Under SFAS 109, deferred taxes are determined using the liability method which requires the recognition of deferred tax assets and liability based on differences between the financial statement and the income tax basis using presently enacted tax rates.

The Company has adopted Financial Accounting Standard No. 109 (SFAS 109) which requires the recognition of deferred tax liabilities and assets for the expected future tax consequences of events that have been included in the financial statement or tax returns. Under this method, deferred tax liabilities and assets are determined based on the difference between financial statements and tax basis of assets and liabilities using enacted tax rates in effect for the year in which the differences are expected to reverse.

                         MARKETING WORLDWIDE CORPORATION
                 Notes to the Consolidated Financial Statements
                           September 30, 2005 and 2004
--------------------------------------------------------------------------------

NOTE A   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

USE OF ESTIMATES
----------------

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported revenues and expenses during the reporting year. Actual results could differ from those estimates.

COMPREHENSIVE INCOME
--------------------

Statement of Financial Accounting Standards No. 130 ("SFAS 130"), "Reporting Comprehensive Income," establishes standards for reporting and displaying of comprehensive income, its components and accumulated balances. Comprehensive income is defined to include all changes in equity except those resulting from investments by owners and distributions to owners. Among other disclosures, SFAS 130 requires that all items that are required to be recognized under current accounting standards as components of comprehensive income be reported in a financial statement that is displayed with the same prominence as other financial statements. The Company has no items of comprehensive income to report.

DERIVATIVE FINANCIAL INSTRUMENTS
--------------------------------

On October 1, 2001, the Company adopted Statement of Financial Accounting Standards No. 133, "Accounting for Derivative Instrument and Hedging Activities," as amended ("SFAS No. 133"), which requires that all derivative instruments be recognized in the financial statements at fair value. The adoption of SFAS No 133 did not have a significant impact on the results of operations, financial position or cash flows during the years ended September 30, 2005 and 2004.

In April 2003, the FASB issued Statement of Financial Accounting Standards SFAS) No. 149, Amendment of Statement No. 133 on Derivative Instruments and Hedging Activities. SFAS 149 amends SFAS No. 133 to provide clarification on the financial accounting and reporting of derivative instruments and hedging activities and requires that contracts with similar characteristics be accounted for on a comparable basis. The provisions of SFAS 149 are effective for contracts entered into or modified after June 30, 2003, and for hedging relationships designated after June 30, 2003. The adoption of SFAS 149 did not have a material impact on the Company's results of operations or financial position.

The Company uses derivative financial instruments for trading purposes also. Credit risk related to the derivative financial instrument is managed by periodic settlements. Changes in fair value of derivative financial instruments are recorded as adjustments to the assets or liabilities being hedged in the statement of operations or in accumulated other comprehensive income (loss), depending on whether the derivative is designated and qualifies for hedge accounting, the type of hedge transaction represented and the effectiveness of the hedge.

FUNCTIONAL CURRENCY
-------------------

The functional currency of the Companies is the U. S. dollar. When a transaction is executed in a foreign currency, it is re-measured into U. S. dollars based on appropriate rates of exchange in effect at the time of the transaction. At each balance sheet date, recorded balances that are denominated in a currency other than the functional currency of the Companies are adjusted to reflect the current exchange rate. The resulting foreign currency transactions gains (losses) are included in general and administrative expenses in the accompanying consolidated statements of operations.

                         MARKETING WORLDWIDE CORPORATION
                 Notes to the Consolidated Financial Statements
                           September 30, 2005 and 2004
--------------------------------------------------------------------------------


ACCOUNTING FOR VARIABLE INTEREST ENTITIES
-----------------------------------------


In December 2003, the FASB issued a revision to FASB Interpretation ("FIN") No. 46, "Consolidation of Variable Interest Entities" (FIN No. 46R). FIN No. 46R clarifies the application of ARB No. 51, "Consolidated Financial Statements," to certain entities in which equity investors do not have the characteristics of a controlling financial interest or do not have sufficient equity risk for the entity to finance its activities without additional subordinated financial support. FIN No. 46R requires the consolidation of these entities, known as variable interest entities, by the primary beneficiary of the entity. The primary beneficiary is the entity, if any, that will absorb a majority of the entities expected losses, receive a majority of the entity's expected residual returns or both.

Effective January 1, 2005, the Company took possession and leased certain real property and improvements ("Property") from JCMD Properties, LLC ("JCMD"), an entity controlled by the Company's Chief Executive and Chief Financial Officers, respectively. As of January 1, 2005, the Company was also a guarantor of JCMD debt secured by the Property.

The Company has determined that JCMD is a variable interest entity ("VIE") as defined by FIN No. 46 and that as of January 1, 2005, the Company was deemed to be the primary beneficiary. Therefore this venture was consolidated into the Company's accompanying financial statements as of January 1, 2005.

The consolidation of the VIE resulted in net income of $10,081. Since the consolidation of the VIE was performed as of January 1, 2005, there was no significant impact to the Consolidated Statements of Income and Consolidated Statements of Cash Flows. The impact of consolidating the VIE on the Company's Consolidated Balance Sheet at January 1, 2005, was an increase in the Company's assets and liabilities of approximately $1.5 million and $1.4 million, respectively.


SEGMENT INFORMATION
-------------------

Statement of Financial Accounting Standards No. 131, "Disclosures about Segments of an Enterprise and Related Information" ("SFAS 131") establishes standards for reporting information regarding operating segments in annual financial statements and requires selected information for those segments to be presented in interim financial reports issued to stockholders. SFAS 131 also establishes standards for related disclosures about products and services and geographic areas. Operating segments are identified as components of an enterprise about which separate discrete financial information is available for evaluation by the chief operating decision maker, or decision-making group, in making decisions how to allocate resources and assess performance. The information disclosed herein materially represents all of the financial information related to the Company's principal operating segment.

                         MARKETING WORLDWIDE CORPORATION
                 Notes to the Consolidated Financial Statements
                           September 30, 2005 and 2004
--------------------------------------------------------------------------------

NOTE A   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

STOCK BASED COMPENSATION
------------------------

In December 2002, the FASB issued SFAS No. 148, "Accounting for Stock-Based Compensation-Transition and Disclosure-an amendment of SFAS 123." This statement amends SFAS No. 123, "Accounting for Stock-Based Compensation," to provide alternative methods of transition for a voluntary charge to the fair value based method of accounting for stock-based employee compensation. In addition, this statement amends the disclosure requirements of SFAS No. 123 to require prominent disclosures in both annual and interim financial statements about the method of accounting for stock-based employee compensation and the effect of the method used on reported results. The Company has chosen to continue to account for stock-based compensation using the intrinsic value method prescribed in APB Opinion No. 25 and related interpretations. Accordingly, compensation expense for stock options is measured as the excess, if any, of the fair market value of the Company's stock at the date of the grant over the exercise price of the related option. The Company has adopted the annual disclosure provisions of SFAS No. 148 in its financial reports for the years ended September 30, 2005 and 2004 and for subsequent periods.

No employee stock options were granted during the years ended September 30, 2005 and 2004.

Had compensation costs for the Company's stock options been determined based on the fair value at the grant dates for the awards, the Company's net income and earnings per share would have been as follows:

                                                            2005          2004
                                                         ---------     ---------
Net income - as reported                                 $ 179,809     $  65,360
Add:  Total stock based employee
  compensation expense as reported under                        --            --
intrinsic value method (APB. No. 25)
Deduct:  Total stock based employee
  compensation expense as reported under
fair value based method (SFAS No. 123)                          --            --
                                                         ---------     ---------
Net income - Pro Forma                                   $ 179,809     $  65,360
Net income attributable to common
  stockholders - Pro forma                               $ 179,809     $  65,360
Basic and dilutive earnings per
  share - as reported                                    $    0.02     $    0.01
Basic and dilutive income per share - Pro forma          $    0.02     $    0.01


NEW ACCOUNTING PRONOUNCEMENTS
------------------------------

In November 2004, the Financial Accounting Standards Board (FASB) issued SFAS 151, INVENTORY COSTS-- AN AMENDMENT OF ARB NO. 43, CHAPTER 4. This Statement amends the guidance in ARB No. 43, Chapter 4, "Inventory Pricing," to clarify the accounting for abnormal amounts of idle facility expense, freight, handling costs and wasted material (spoilage). Paragraph 5 of ARB 43, Chapter 4, previously stated that ". . . under some circumstances, items such as idle facility expense, excessive spoilage, double freight, and rehandling costs may be so abnormal as to require treatment as current period charges. . . ." This
Statement requires that those items be recognized as current-period charges regardless of whether they meet the criterion of "so abnormal." In addition, this Statement requires that allocation of fixed production overheads to the costs of conversion be based on the normal capacity of the production facilities. This Statement is effective for inventory costs incurred during fiscal years beginning after June 15, 2005. Management does not believe the adoption of this Statement will have any immediate material impact on the Company.

                         MARKETING WORLDWIDE CORPORATION
                 Notes to the Consolidated Financial Statements
                           September 30, 2005 and 2004
--------------------------------------------------------------------------------

NOTE A   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

NEW ACCOUNTING PRONOUNCEMENTS (CONTINUED)
-----------------------------------------

In December 2004, the FASB issued SFAS No.152, "Accounting for Real Estate Time-Sharing Transactions--an amendment of FASB Statements No. 66 and 67" ("SFAS
152) The amendments made by Statement 152 This Statement amends FASB Statement No. 66, Accounting for Sales of Real Estate, to reference the financial accounting and reporting guidance for real estate time-sharing transactions that is provided in AICPA Statement of Position (SOP) 04-2, Accounting for Real Estate Time-Sharing Transactions. This Statement also amends FASB Statement No. 67, Accounting for Costs and Initial Rental Operations of Real Estate Projects, to state that the guidance for (a) incidental operations and (b) costs incurred to sell real estate projects does not apply to real estate time-sharing transactions. The accounting for those operations and costs is subject to the guidance in SOP 04-2. This Statement is effective for financial statements for fiscal years beginning after June 15, 2005, with earlier application encouraged. The Company does not anticipate that the implementation of this standard will have a material impact on its financial position, results of operations or cash flows.

On December 16, 2004, the Financial Accounting Standards Board ("FASB") published Statement of Financial Accounting Standards No. 123 (Revised 2004), SHARE-BASED PAYMENT ("SFAS 123R"). SFAS 123R requires that compensation cost related to share-based payment transactions be recognized in the financial statements. Share- based payment transactions within the scope of SFAS 123R include stock options, restricted stock plans, and performance-based awards, stock appreciation rights and employee share purchase plans. The provisions of SFAS 123R are effective as of the first interim period that begins after June 15, 2005. Accordingly, the Company will implement the revised standard in the third quarter of fiscal year 2005. Currently, the Company accounts for its share-based payment transactions under the provisions of APB 25, which does not necessarily require the recognition of compensation cost in the financial statements. Management is assessing the implications of this revised standard, which may materially impact the Company's results of operations in the third quarter of fiscal year 2005 and thereafter.

On December 16, 2004, FASB issued Statement of Financial Accounting Standards No. 153, EXCHANGES OF NONMONETARY ASSETS, AN AMENDMENT OF APB OPINION NO. 29, ACCOUNTING FOR NONMONETARY TRANSACTIONS (" SFAS 153"). This statement amends APB Opinion 29 to eliminate the exception for nonmonetary exchanges of similar productive assets and replaces it with a general exception for exchanges of nonmonetary assets that do not have commercial substance. Under SFAS 153, if a nonmonetary exchange of similar productive assets meets a commercial-substance criterion and fair value is determinable; the transaction must be accounted for at fair value resulting in recognition of any gain or loss. SFAS 153 is effective for nonmonetary transactions in fiscal periods that begin after June 15, 2005. The Company does not anticipate that the implementation of this standard will have a material impact on its financial position, results of operations or cash flows.

                         MARKETING WORLDWIDE CORPORATION
                 Notes to the Consolidated Financial Statements
                           September 30, 2005 and 2004
--------------------------------------------------------------------------------


NOTE B   ACQUISITION AND CAPITAL RESTRUCTURE

In October, 2003, the MWWLLC entered into a Purchase Agreement ("Agreement") with the Company an inactive privately-held corporation with no significant assets or operations. In accordance with SFAS No. 141, the MWWLLC was the acquiring entity. While the transaction is accounted for using the purchase method of accounting, in substance the Agreement is a recapitalization of the MWWLLC's capital structure.

For accounting purposes, MWWLLC has accounted for the transaction as a reverse acquisition and MWWLLC shall be the surviving entity. MWWLLC did not recognize goodwill or any intangible assets in connection with the transaction.

Effective with the Agreement, all previously outstanding membership interests owned by MWWLLC's members were exchanged for an aggregate of 9,600,000 shares of the Company's common stock. The value of the stock that was issued was the historical cost of the Company's net tangible assets, which did not differ materially from their fair value.

Effective with the Agreement, MWWLLC became a wholly-owned subsidiary of the Company.

The accompanying financial statements present the historical results of operations and cash flows of MWWLLC prior to the merger with the Company.


NOTE C   CONSOLIDATION OF VARIABLE INTEREST ENTITIES


Effective January 1, 2005, the Company took possession of and leased certain real property and improvements ("property") from JCMD Properties, LLC ("JCMD"), an entity controlled by the Company's Chief Executive and Chief Operating officers, respectively under a long term operating lease beginning on January 1, 2005 (see Note R). As of January 1, 2005, the Company was also a guarantor of JCMD construction loans.

Subsequent to the date of the lease agreement, on June 6, 2005 and August 8, 2005, the Company is guaranteeing the two JCMD mortgage loans for the property it leases from JCMD. JCMD entered into a Secured Loan Agreements with a financial institution in connection with the repayment of the construction loans and issuance of long-term mortgage debt secured by the Property's deed of trusts (see Note I).

Under the mortgage notes payable , JCMD is obligated to make periodic payments of principal repayments and interest. The Company has no equity interest in JCMD or the property.

Based on the terms of the lending agreements and that JCMD does not have sufficient equity at risk for the entity to finance its activities, the Company determined that JCMD was a variable interest entity ("VIE") as defined by FIN No. 46 and that as of January 1, 2005, the Company was deemed to be the primary beneficiary. Therefore this venture was consolidated into the Company's accompanying financial statements as of January 1, 2005.

FIN No. 46 requires that an enterprise consolidate a VIE if that enterprise has a variable interest that will absorb a majority of the entity's expected losses if they occur. Accordingly, the Company adopted FIN No. 46 and consolidated JCMD as a VIE, regardless of the Company not having an equity interest in JCMD. The Company consolidated JCMD in the fiscal year ended September 30, 2005. JCMD's liabilities will be satisfied from the cash flows of the JCMD's assets and revenues belonging to JCMD. Included in the Company's consolidated balance sheet at September 30, 2005 are the following net assets of JCMD :

                         MARKETING WORLDWIDE CORPORATION
                 Notes to the Consolidated Financial Statements
                           September 30, 2005 and 2004
--------------------------------------------------------------------------------


ASSETS
   Cash and cash equivalents                                                    $    79,169
   Accounts Receivable, prepaid expenses and other current assets                   109,690
                                                                                -----------

   Total current assets                                                             188,859

   Property and equipment, net of accumulated depreciation of $23,621             1,353,724
                                                                                -----------
 Total Assets                                                                   $ 1,542,583

LIABILITIES
   Current portion of long-term debt (see Note I)                               $    35,573
   Accounts Payable and accrued liabilities                                           5,524
                                                                                -----------
         Total current liabilities                                                   41,097
   Long-term debt (see Note I)                                                   1,334,783
                                                                                -----------
Total liabilities                                                               $ 1,375,880

Net assets                                                                      $   166,703


Consolidated results of operations include the following:
   Revenues - Real Estate                                                       $   112,050

   Costs and expenses - Real Estate
         Operating Expenses                                                           2,832
         Depreciation and amortization                                               22,500
         Interest                                                                    76,636
                                                                                -----------
         Total costs and expenses - Real Estate                                     101,968
                                                                                -----------

         Operating Income Real Estate                                           $    10,081
                                                                                ===========

Minimum future rental income under non-cancelable operating leases associated with real estate combined under FIN 46-R that has a term in excess of one year for each of the four succeeding years ended September 30, are as follows:

2006              $151,641
2007              $154,674
2008              $157,767
2009              $160,920
2010              $ 40,428
                  --------
TOTAL             $665,430
                  ========

                         MARKETING WORLDWIDE CORPORATION
                 Notes to the Consolidated Financial Statements
                           September 30, 2005 and 2004
--------------------------------------------------------------------------------

NOTE D    INVENTORIES

Inventories are stated at the lower of cost or market determined by the average method. Components of inventories as of September 30, 2005 are as follows:


         Finished goods                                  $ 754,400
         Work- in-process                                   85,412
                                                         ----------
         Total                                           $ 839,812
                                                         ==========


NOTE E    PROPERTY, PLANT AND EQUIPMENT

At September 30, 2005, property, plant and equipment consist of the following:

Tools                                 $ 428,857
Office equipments                        58,297
Automobiles                              91,059
Furniture and fixtures                   37,255
Land                                    261,645
Building                              1,115,700
                                     ----------
                                      1,992,813

Less: accumulated depreciation          185,348
                                     ----------
    TOTAL                            $1,807,466
    -----                            ==========

Depreciation expense included as a charge to income was $102,624 and $43,587 for the years ended September 30, 2005 and 2004, respectively.


NOTE F    NOTES RECEIVABLE

On November 1, 2005, the Company converted an advance of $ 557,225 as of September 30, 2005 to a major supplier into a note receivable. As per the terms of the note Agreement, the loan will be paid back at installments of $15,478 at the 1st of every month, beginning at May 1, 2006 and ending at April 1, 2009. The loan carries an interest rate of 8%. The loan is secured by all inventories, equipment, appliances, furnishings and fixtures of the debtor.

NOTE G    OTHER CURRENT LIABILITIES

As of September 30, 2005 other current liabilities consists of the following:

Payroll and payroll taxes payables   $  28,437

Accrued expenses                       164,375

Credit cards payable                       837
                                     ----------

    TOTALS                           $ 193,649
                                     ==========


Payroll and payroll taxes payables are related to the payroll and payroll taxes accruals for the year end.

                         MARKETING WORLDWIDE CORPORATION
                 Notes to the Consolidated Financial Statements
                           September 30, 2005 and 2004
--------------------------------------------------------------------------------

NOTE H    BANK LINE OF CREDIT

The Company has a credit facility with a bank with a maximum borrowing limit of $750,000, expiring on January 31, 2006. Interest on advances is charged at a rate of .25 percentage points under the KeyBank's announced Prime Rate (6% as of September 30, 2005). Borrowings under the agreement are collateralized by substantially all the Company's assets. As of September 30, 2005, the balance outstanding totaled $550,333. The Company is in compliance with all terms of the loan.

NOTE I    NOTES PAYABLE

On June 6, 2005, JCMD Properties LLC (see Note C) entered into a ten-year mortgage note payable in the amount of $764,500 with KeyBank, N.A. The terms of the loan require monthly principal and interest payments. Interest charged to the unpaid principal balance is at a rate of .25 percentage points under the KeyBank's announced Prime Rate. The mortgage note payable is collateralized by the substantially all of the Company's assets.

On August 8, 2005, JCMD Properties LLC entered into a mortgage note payable in the amount of $611,600 with KeyBank, N.A. Effective, October 2005, the $611,600 loan converted into a 20-year SBA loan with a fixed interest rate of 5.16%, which results in a monthly payment of $4,802.74.

As of September 30, 2005, notes payable consisted of the following:

Mortgage loan payable in 120 monthly principal installments plus interest thereon at the Banks prime lending rate plus .25% per annum. The loan is secured by a first deed of trust on real property and improvements located in Howell,
MI. The Company's Chief Executive and Chief Operating Officers and
principal shareholders personally guaranty the loan                               $    758,756

Mortgage loan payable in 240 monthly principal installments plus interest thereon at the Banks prime lending rate plus .25% per annum. The loan is secured by a second deed of trust on real property and improvements located in Howell,
MI. The Company's Chief Executive and Chief Operating Officers and
principal shareholders personally guaranty the loan.                                   611,600

Note payable, unsecured, payable in monthly installments of interest only 11.5%
per annum Principal and accrued interest due in full in January
2007.                                                                                  130,000

                                                                                     1,500,356
Less: current maturities                                                                35,573
                                                                                  ------------
                                                                                  $  1,464,783
                                                                                  ============

Payments for notes payable, including the JCMD Properties LLC loans for next five year ending September 30, are as follows:

TWELVE MONTHS ENDING

     2006                                         $   35,573
     2007                                            168,415
     2008                                             40,908
     2009                                             43,570
     2010                                             46,412
     2001 and beyond                               1,165,478
                                                  ----------
     TOTAL                                        $1,500,356
                                                  ==========

                         MARKETING WORLDWIDE CORPORATION
                 Notes to the Consolidated Financial Statements
                           September 30, 2005 and 2004
--------------------------------------------------------------------------------


NOTE J    CAPITAL LEASE OBLIGATIONS

Automobile and equipment includes the following amounts for capitalized leases at September 30, 2005:

                                                                          2005
                                                                       --------
Automobile and equipment                                               $136,888
Less: accumulated depreciation and amortization                          38,372
                                                                       --------
                                                                       $ 98,516
                                                                       ========

Future minimum lease payments required under the capital leases are as follows:

2005                                                                   $109,524
                                                                       --------
Less: amount representing interest                                      13,553
                                                                       --------
Subtotal                                                                95,970
Less: current portion                                                   36,355
                                                                       --------
Long-term portion                                                      $ 59,615
                                                                       ========

                         MARKETING WORLDWIDE CORPORATION
                 Notes to the Consolidated Financial Statements
                           September 30, 2005 and 2004
--------------------------------------------------------------------------------


Following is a schedule of the Company's future minimum capital lease obligations:

September 30,

2006                                                   $ 39,743
2007                                                     39,743
2008                                                     15,019
2009                                                     15,019
Total                                                   109,524

Less, interest                                           13,554
                                                       --------
Present value of minimum capital lease obligations     $ 95,970
                                                       ========


The Company had equipment and automobiles purchased under non-cancelable capital leases with an original cost of $ 136,888 as of September 30, 2005. Depreciation expense of $38,372 has been charged to operations as of September 30, 2005. The company had equipment under a non-cancelable lease with an original cost of $45,829 as of September 30, 2005. Depreciation expense of $ 5,729 has been charged to operations as of September 30, 2005


NOTE K    NOTES PAYABLE- RELATED PARTY

At September 30, 2005, the related party note payable outstanding balance was $7,031. For the years ended September 30, 2005 and 2004, no related party interest has been charged to operations as the same has been waived.

                         MARKETING WORLDWIDE CORPORATION
                 Notes to the Consolidated Financial Statements
                           September 30, 2005 and 2004
--------------------------------------------------------------------------------


NOTE L    STOCKHOLDERS' EQUITY

The Company is authorized to issue 110,000,000 shares of which stock 100,000,000 shares of par value of $.001 each shall be common stock and of which 10,000,000 shares of par value of $.001 each shall be preferred stock. As of September 30, 2005, the Company has issued and outstanding 11,051,995 shares of common stock. As of September 30, 2005, the Company has no issued and outstanding shares of preferred stock.

In October 2003, the Company issued 9,600,000 shares of its $.001 par value common stock in connection with restructure of the Company acquisition of 100% of the membership interests in Marketing Worldwide LLC, a Michigan limited liability company. (See Note B)

In October 2003, the Company issued 4,000 shares of its $.001 par value common stock and a Common Stock Purchase Warrant to acquire up to 1,000,000 shares of its $.001 par value common stock in exchange for $6,000. The Warrant allows the holder to exercise $.50 per share any time at before December 31, 2008.

In June 2004, the Company issued 512,186 shares of common stock for $ 332,921 in connection with a private placement memorandum.

In June, 2004, the Company issued an aggregate of 535,809 shares of its restricted common stock to a consultant for services rendered. The Company valued the shares issued at $0.05 per share, which approximated the fair value of the services received, which did not differ materially from the value of the stock issued. Compensation cost of $ 26,790 was charged to income during the year ended 2004 .In accordance with EITF 96-18 the measurement date to determine shares' fair value was the date at which a commitment for performance by the counter party to earn the equity instrument was reached. The shares were issued at the time that the Company did not have a historical market price for its common stock, and therefore their fair value was based on the Company's book value.

In June 2004, the Company issued 200,000 shares of common stock for services provided to the Company valued at $0.65 per share which represents the fair value of the services received which did not differ materially from the value of the stock issued.

In March 2005, the Company cancelled 200,000 shares of common stock that were issued previously to a consultant in June 2004. The original issuance of shares was issued subject to the delivery of certain investor relations services to the Company. The services were not delivered. Accordingly, the consultant agreed to surrender the shares to the Company.

                         MARKETING WORLDWIDE CORPORATION
                 Notes to the Consolidated Financial Statements
                           September 30, 2005 and 2004
--------------------------------------------------------------------------------

NOTE M   STOCK OPTIONS AND WARRANTS

During the years ended September 30, 2005 and 2004, the Company did not grant any compensatory stock options and warrants to non-employees. Accordingly no compensation costs were charged to operations during the year ended September 30, 2005 and 2004.

Stock Options
-------------

The following table summarizes the changes in options outstanding and the related prices for the shares of the Company's common stock issued to non-employees of the Company as of September 30, 2005:


                                Options Outstanding                               Options Exercisable
                        --------------------------------                       ----------------------------
                                          Weighted Average        Weighed                       Weighted
                          Number       Remaining Contractual      Average         Number        Average
   Exercise Prices     Outstanding          Life (Years)       Exercise Price  Exercisable   Exercise Price
   ---------------     -----------          ------------       --------------  -----------   --------------
       $ 1.00            250,000                3.25               $ 1.00        250,000        $ 1.00
                         --------               -----              -------       --------       -------
                         250,000                3.25               $ 1.00        250,000        $ 1.00
                         ========               =====              =======       ========       =======

Transactions involving options issued to non-employees are summarized as follows:

                                                                Weighted Average
                                           Number of Shares    Price Per Share
                                           ----------------    ---------------
       Outstanding at October 1, 2003            250,000              1.00
          Granted                                      -                 -
          Exercised                                    -                 -
          Canceled or expired                          -                 -
                                               ----------         ---------
       Outstanding at September 30, 2004         250,000          $   1.00
                                               ==========         =========
          Granted                                      -                 -
          Exercised                                    -                 -
          Canceled or expired                          -                 -
                                               ----------         ---------
       Outstanding at September 30, 2005         250,000          $   1.00
                                               ==========         =========

Warrants
--------

The following table summarizes the changes in warrants outstanding and the related prices for the shares of the Company's common stock issued to non-employees of the Company as of September 30, 2005:


                                Warrants Outstanding                              Warrants Exercisable
                        --------------------------------                       ----------------------------
                                          Weighted Average        Weighed                       Weighted
                          Number       Remaining Contractual      Average         Number        Average
   Exercise Prices     Outstanding          Life (Years)       Exercise Price  Exercisable   Exercise Price
   ---------------     -----------          ------------       --------------  -----------   --------------
       $0.50            1,000,000               3.25               $ 0.50      1,000,000          $ 0.50
                        ----------              -----              -------     ----------         -------
                        1,000,000               3.25               $ 0.50      1,000,000          $ 0.50
                        ==========              =====              =======     ==========         =======


                         MARKETING WORLDWIDE CORPORATION
                 Notes to the Consolidated Financial Statements
                           September 30, 2005 and 2004
--------------------------------------------------------------------------------

NOTE M    STOCK OPTIONS AND WARRANTS (Continued)

Warrants (continued)
-------------------

Transactions involving warrants issued to non-employees are summarized as follows:

                                                                Weighted Average
                                           Number of Shares    Price Per Share
                                           ----------------    ---------------
       Outstanding at October 1, 2003                  -        $      -
          Granted                               1,000,000            0.50

          Exercised                                    -               -
          Canceled or expired                          -               -
                                               ----------       ---------
       Outstanding at September 30, 2004       1,000,000            0.50

                                               ==========       =========
          Granted                                  0                0
          Exercised                                -                -
          Canceled or expired                      -                -
                                               ----------       ---------
       Outstanding at September 30, 2005       1,000,000        $   0.50
                                               ==========       =========

The weighted-average fair value of stock options and warrants granted to consultants during the years ended September 30, 2005 and 2004 and the significant assumptions used to determine those fair values, using a Black-Scholes option pricing model are as follows:

                                                           2005         2004
                                                        ----------   ----------
Significant assumptions (weighted-average):
Risk-free interest rate at grant date                        N/A        1.06%
Expected stock price volatility                              N/A         N/A
Expected dividend payout                                     --           --
Expected option life-years (a)                               N/A    4.0 to 5.0

(a) The expected option/warrant life is based on contractual expiration dates.

The exercise price of option and warrant issuances in 2004 was higher than the fair market value on the date of grant. Accordingly, no compensation cost has been recognized in connection with granting stock option and warrants to consultants during the year ended September 30, 2004.

NOTE N    OTHER INCOME

For the years ended September 30, other income consists of the following:

                                                             2005        2004
                                                          ---------   ---------
Net gains on disposal of asset                            $           $   9,653

Miscellaneous income                                          3,850       5,793

Interest income                                               2,801         559

Loss on foreign exchange currency transaction                (2,909)     (2,122)
                                                          ---------   ---------

    Totals                                                $   3,742   $  13,883
                                                          =========   =========


Miscellaneous income includes the credits from vendors for various immaterial services rendered, warranty claims, and other receipts.

                         MARKETING WORLDWIDE CORPORATION
                 Notes to the Consolidated Financial Statements
                           September 30, 2005 and 2004
--------------------------------------------------------------------------------

NOTE O    DERIVATIVE FINANCIAL INSTRUMENTS

The Company periodically uses foreign exchange contracts for trading purposes. There were no foreign currency exchange contracts outstanding as of September 30, 2005.

The Company's short term foreign currency contracts subject the Company to risk due to foreign exchange rate fluctuations, because gains and losses on these instruments may have significant impact on the results of operations.

NOTE P    PROVISION FOR INCOME TAXES


The component of income tax expense attributable to continuing operations for the years ended September 30, 2005 and 2004 are as follows:

                                                            2005         2004
                                                         ---------    ---------
Federal
         Current                                         $  85,675    $  41,086
         Deferred tax expense                                            19,754
                                                         ---------    ---------
                                                            85,675       60,840
                                                         ---------    ---------

State
         Current                                            11,100       (2,534)
         Deferred tax expense                                             3,584
                                                         ---------    ---------
                                                            11,100        1,050
                                                         ---------    ---------

Total                                                    $  96,775    $  61,890
                                                         =========    =========


The following table reconciles income taxes based on U.S. statutory tax rate to the Company's income tax expense from continuing operations:

                                                           2005          2004
                                                         ---------    ---------

Income tax based on the U. S. statutory tax rate         $  85,675    $  31,813
State income taxes                                          11,100       (3,159)
Deferred tax expense on acquisition of MWWLLC assets                     30,691
Other, net                                                                2,547
                                                         ---------    ---------
Total                                                    $  96,775    $  61,890
                                                         =========    =========

In October 2003, the Company acquired all previously outstanding membership interests of MWWLLC. This transaction has resulted in MWWLLC being treated as "disregarded entity" for federal income tax purposes, hence does not file federal and state income tax returns. The assets, liabilities and results of operations of MWWLLC are now being reported in the Company's corporate tax returns. MWWLLC had claimed bonus depreciation in previous years resulting in lower tax basis of assets. Hence the Company has recorded a deferred tax liability on the difference between book and tax basis for these assets.

An analysis of the Company's deferred tax assets and deferred tax liabilities at September 30, 2005 and 2004 showing the tax effect of significant temporary differences is as follows:

                                                            2005        2004
                                                         ---------    ---------
Deferred tax assets
         Warranty reserve                                $   7,023    $   7,023

Deferred tax liabilities
         Accumulated depreciation                          (30,361)     (30,361)
                                                         ---------    ---------

Total                                                    $  23,338    $  23,338
                                                         =========    =========

                         MARKETING WORLDWIDE CORPORATION
                 Notes to the Consolidated Financial Statements
                           September 30, 2005 and 2004
--------------------------------------------------------------------------------

NOTE Q   EARNINGS PER COMMON SHARE

The following table presents the computation of basic and diluted earnings per share for the years ended September 30, 2005 and 2004:


                                                        2005           2004
                                                    ------------   ------------
Net income available for common shareholders        $    179,809   $     65,360
                                                    ------------   ------------
Weighted average common shares outstanding
  for basic earnings per share                         9,482,332      9,482,332
Net effect of dilutive stock warrant                     211,539        211,539
Weighted average common shares outstanding
  for dilutive earnings per share                      9,693,871      9,693,871
                                                    ------------   ------------
Basic earnings per share                            $       0.02   $       0.01
Dilutive earnings per share                         $       0.02   $       0.01

On September 30, 2005 and 2004, options and warrants to purchase 250,000 and 1,000,000 common shares at weighted average exercise prices of $1.00 and $.50, respectively, were excluded from the computation.

NOTE R    ECONOMIC DEPENDENCY

During the year ended September 30, 2005 approximately, $7,128,975 (88%) of total 2005 revenues were derived from and $ 603,448 (64%) of the total accounts receivable at September 30, 2005 were due from three customers.

During the year ended September 30, 2004 approximately, $6,467,027 (94%) of total 2004 revenues were derived from and $ 461,429 (89%) of the total accounts receivable at September 30, 2004 were due from three customers.

During the year ended September 30, 2005 approximately, $4,383,004(78%) of total 2005 purchases were made from and $ 585,429 (66%) of the total accounts payable at September 30, 2005 were due to three suppliers.

During the year ended September 30, 2004 approximately, $3,861,595 (89%) of total 2004 purchases were made from and $ 132,159 (57%) of the total accounts payable at September 30, 2004 were due to three suppliers.

NOTE S    COMMITMENTS AND CONTINGENCIES

Related Party Lease Obligations

On January 1, 2005, the Company entered into a twenty-two month real property lease ended October 31, 2006 with a related party (Mr. Michael Winzkowski, the Company's President & CEO) for use of general offices located in the city of Palm Harbor, Florida.

On March 5, 2004, MWW and MWWLLC entered into five year real property lease, beginning on January 1, 2005, with a related party (JCMD Properties LLC: See Note C) for use of warehouse and general offices located in the city of Howell, Michigan.

Following is a schedule of the Company's annual related party operating lease commitments for the coming four years:

2006              $152,388
2007              $155,435
2008              $158,544
2009              $161,715
                  --------
Total             $628,082
                  ========

During the years ended September 30, 2005 and 2004, the Company incurred rent expense of $150,675 and $90,335, respectively.

                         MARKETING WORLDWIDE CORPORATION
                 Notes to the Consolidated Financial Statements
                           September 30, 2005 and 2004
--------------------------------------------------------------------------------

NOTE T    Employment and Consulting Agreements

The Company has employment agreements with all of its employees. In addition to salary and benefit provisions, the agreements include non-disclosure and confidentiality provisions for the protection of the Company's proprietary information.

The Company has consulting agreements with outside contractors to provide marketing and financial advisory services. The Agreements are generally for a term of 12 months from inception and renewable automatically from year to year unless either the Company or Consultant terminates such engagement by written notice.

The following unaudited Condensed Consolidated Financial Statements for the three months and six months ended March 31, 2006 and 2005 have been prepared by Marketing Worldwide Corporation, a Delaware corporation.


                         MARKETING WORLDWIDE CORPORATION
                      CONDENSED CONSOLIDATED BALANCE SHEET

                                   (Unaudited)
                                 March 31, 2006

ASSETS
Current assets:
Cash and cash equivalents                                              $  183,244
Accounts receivable, net                                                1,283,706
Inventories                                                               976,634
Other current assets                                                       72,264
                                                                       ----------
TOTAL CURRENT ASSETS                                                    2,515,848

Property, plant and equipment, net                                      2,176,842

Other assets, net                                                         656,710
                                                                       ----------

Total Assets                                                           $5,349,400
                                                                       ==========
LIABILITIES STOCKHOLDERS' EQUITY
Current liabilities:
Notes payable                                                          $  787,225
Current portion of capital lease obligations                               48,242
Accounts payable                                                        1,480,888
Notes payable - related parties                                             7,031
Other current liabilities                                                 132,020
                                                                       ----------
TOTAL CURRENT LIABILITIES                                               2,455,406

Notes Payable - long term portion                                       1,465,339
Capital leases - long term portion                                        144,724
Deferred tax liability - long term portion                                 30,361
                                                                       ----------
TOTAL LIABILITIES                                                       4,095,830
                                                                       ----------

Minority Interest                                                         196,416
                                                                       ----------

Stockholders' equity:
Preferred stock - $0.001 par value, 10,000,000 shares authorized:
shares issued and outstanding - 0                                              --
Common stock - $0.001 per value, 100,000,000 shares authorized:
11,051,995 shares issued and outstanding at March 31, 2006                 11,052
Additional paid-in capital                                                777,249
Retained earnings                                                         268,853

TOTAL STOCKHOLDERS EQUITY                                               1,057,154
                                                                       ----------

Total Liability and Equity                                             $5,349,400
                                                                       ==========



           See accompanying footnotes to the unaudited condensed consolidated financial statements

                                      F-28



                                           MARKETING WORLDWIDE CORPORATION
                                     CONDENSED CONSOLIDATED STATEMENTS OF INCOME
                                                      (UNAUDITED)

                                                       Six Months Ended                   Three Months Ended
                                                           March 31,                           March 31,

                                                    2006                2005            2006               2005
                                                ------------       ------------      ------------      ------------
                                                                    (Restated)                          (Restated)

Sales                                           $  4,213,742       $  3,497,095      $  2,261,462      $  1,872,445

Cost of sales                                      3,149,948          2,631,026         1,672,980         1,399,347
                                                ------------       ------------      ------------      ------------
Gross profit                                       1,063,794            866,069           588,482           473,098

Operating Expenses:
Selling, general & administrative expenses           916,611            750,336           515,386           391,361
                                                ------------       ------------      ------------      ------------

Total Operating Expenses                             916,611            750,336           515,386           391,361

Income from operations                               147,183            115,733            73,096            81,737

Interest expense                                      63,980             36,417            37,398            36,417
Other expense (income)                                  (405)             5,663               395             2,220
                                                ------------       ------------      ------------      ------------

Income before income taxes                            83,608             73,653            35,303            43,100

Provision for income taxes                            20,130             24,147             3,500            11,829
                                                ------------       ------------      ------------      ------------

Income before minority interest                       63,478             49,506            31,803            31,271

Minority interest                                     29,714             11,945            26,145            11,945
                                                ------------       ------------      ------------      ------------

Net income                                      $     33,764       $     37,561      $      5,658      $     19,326
                                                ============       ============      ============      ============
Earnings per share
          Basic                                 $         --       $         --      $         --      $         --
                                                ============       ============      ============      ============

          Diluted                               $         --       $         --      $         --      $         --
                                                ============       ============      ============      ============

Weighted average common stock outstanding
          Basic                                   11,051,995         11,218,662        11,051,995         1,185,328
                                                ============       ============      ============      ============

          Diluted                                 11,282,764         11,449,431        11,282,764        11,416,097
                                                ============       ============      ============      ============


                                See accompanying footnotes to the unaudited condensed
                                          consolidated financial statements

                                                        F-29



                                MARKETING WORLDWIDE CORPORATION
                         CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
                                               (UNAUDITED)

                                                                  Six Months Ended
                                                                      March 31

                                                              2006               2005
                                                           -----------       -----------
                                                                              (Restated)

Cash flows from operating activities:

Net cash provided by (used in) operating activities        $   201,746       $  (240,601)
                                                           -----------       -----------
Net cash used in investing activities                         (349,116)          (65,318)
                                                           -----------       -----------

Net cash used in financing activities                          143,018           (96,272)
                                                           -----------       -----------

NET DECREASE IN CASH AND CASH EQUIVALENTS                       (4,352)         (402,191)

Cash and cash equivalents at the beginning of period           187,596           532,110
                                                           -----------       -----------

Cash and cash equivalents at the end of period             $   183,244       $   129,919
                                                           ===========       ===========
Supplemental Disclosures of Cash Flow Information:
Interest paid in cash                                      $    63,980       $    36,417
                                                           ===========       ===========

Taxes paid in cash                                         $     3,522       $     4,000
                                                           ===========       ===========

NON-CASH INVESTING AND FINANCING TRANSACTIONS:
Fixed assets purchased against notes payable                                 $    99,147
                                                                             ===========

Fixed assets purchased against capital leases              $    32,325       $    45,829
                                                           ===========       ===========

Net assets assumed upon adoption of variable interest
entity (VIE) consolidation                                                   $   156,621
                                                                             ===========

Mortgage obligations incurred in connection
with variable interest entity acquisition of building                        $ 1,370,356
                                                                             ===========


Common Stock returned previously issued for services                         $  (130,000)
                                                                             ===========



                 See accompanying footnotes to the unaudited condensed
                           consolidated financial statements

                         MARKETING WORLDWIDE CORPORATION
              NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
                                 MARCH 31, 2006
                                   (UNAUDITED)
--------------------------------------------------------------------------------

NOTE A - SUMMARY OF ACCOUNTING POLICIES

General

The accompanying unaudited condensed consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America for interim financial information and with the instructions to Form 10-QSB. Accordingly, they do not include all of the information and footnotes required by generally accepted accounting principles for complete financial statements.

In the opinion of management, all adjustments (consisting of normal recurring accruals) considered necessary for a fair presentation have been included. Accordingly, the results from operations for the three months period ended March 31, 2006, are not necessarily indicative of the results that may be expected for the year ended September 30, 2006. The unaudited condensed consolidated financial statements should be read in conjunction with the September 30, 2005 financial statements and footnotes thereto included in the Company's SEC Form 10KSB.

Business and Basis of Presentation
----------------------------------

Marketing Worldwide Corporation (the "Company", "Registrant" or "MWW"), is incorporated under the laws of the State of Delaware in July 2003. The Company is engaged, through its wholly-owned subsidiary, Marketing Worldwide LLC "MWWLLC"), in the design, import and distribution of automotive accessories for motor vehicles in the automotive aftermarket industry.

The consolidated financial statements include the accounts of the Registrant and its wholly-owned subsidiary, Marketing Worldwide LLC. Effective January 1, 2005, the consolidated financial Statements also include a variable interest entity
(VIE) of which the LLC is the primary beneficiary as further described in Note
C. All significant inter-company transactions and balances, including those involving the VIE, have been eliminated in consolidation.

ACCOUNTING FOR VARIABLE INTEREST ENTITIES
-----------------------------------------

In December 2003, the FASB issued a revision to FASB Interpretation ("FIN") No. 46, "Consolidation of Variable Interest Entities" (FIN No. 46R). FIN No. 46R clarifies the application of ARB No. 51, "Consolidated Financial Statements," to certain entities in which equity investors do not have the characteristics of a controlling financial interest or do not have sufficient equity risk for the entity to finance its activities without additional subordinated financial support. FIN No. 46R requires the consolidation of these entities, known as variable interest entities, by the primary beneficiary of the entity. The primary beneficiary is the entity, if any, that will absorb a majority of the entities expected losses, receive a majority of the entity's expected residual returns or both.

Effective January 1, 2005, the Company took possession and leased certain real property and improvements ("Property") from JCMD Properties, LLC ("JCMD"), an entity controlled by the Company's Chief Executive and Chief Financial Officers, respectively. As of January 1, 2005, the Company was also a guarantor of JCMD debt secured by the Property.

The Company has determined that JCMD is a variable interest entity ("VIE") as defined by FIN No. 46 and that as of January 1, 2005, the Company was deemed to be the primary beneficiary. Therefore this venture was consolidated into the Company's accompanying financial statements as of January 1, 2005.

The consolidation of the VIE resulted in net income of $10,081. Since the consolidation of the VIE was performed as of January 1, 2005, there was no significant impact to the Consolidated Statements of Income and Consolidated Statements of Cash Flows. The impact of consolidating the VIE on the Company's Consolidated Balance Sheet at January 1, 2005, was an increase in the Company's assets and liabilities of approximately $1.5 million and $1.4 million, respectively.

                         MARKETING WORLDWIDE CORPORATION
              NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
                                 MARCH 31, 2006
                                   (UNAUDITED)
--------------------------------------------------------------------------------

NOTE A - SUMMARY OF ACCOUNTING POLICIES (CONTINUED)

Income Taxes
------------

The income tax rate utilized on an interim basis is based on the Company's estimate of the effective income tax rate for the fiscal year ending September 30, 2006. Deferred income taxes are provided for accumulated temporary differences due to basis of differences for assets and liabilities for financial reporting and income tax purposes, including alternative minimum taxes. The Company's temporary differences were deemed to be immaterial.

New Accounting Pronouncements
-----------------------------

In March 2005, the FASB issued FASB Interpretation (FIN) No. 47, Accounting for Conditional Asset Retirement Obligations, an interpretation of FASB Statement No. 143, which requires an entity to recognize a liability for the fair value of a conditional asset retirement obligation when incurred if the liabilities fair value can be reasonably estimated. The Company is required to adopt the provisions of FIN 47 no later than the first quarter of fiscal 2006. The Company does not expect the adoption of this Interpretation to have a material impact on its consolidated financial position, results of operations or cash flows.

In May 2005 the FASB issued Statement of Financial Accounting Standards (SFAS) No. 154, Accounting Changes and Error Corrections, a replacement of APB Opinion No. 20 and FASB Statement No. 3. SFAS 154 requires retrospective application to prior period's financial statements for changes in accounting principle, unless it is impracticable to determine either the period-specific effects or the cumulative effect of the change. SFAS 154 also requires that retrospective application of a change in accounting principle be limited to the direct effects of the change. Indirect effects of a change in accounting principle, such as a change in non-discretionary profit-sharing payments resulting from an accounting change, should be recognized in the period of the accounting change. SFAS 154 also requires that a change in depreciation, amortization, or depletion method for long-lived, non-financial assets be accounted for as a change in accounting estimate affected by a change in accounting principle. SFAS 154 is effective for accounting changes and corrections of errors made in fiscal years beginning after December 15, 2005. Early adoption is permitted for accounting changes and corrections of errors made in fiscal years beginning after the date this Statement is issued. The Company does not expect the adoption of this SFAS to have a material impact on its consolidated financial position, results of operations or cash flows.

In November 2004, the FASB issued FAS 151, "Inventory Costs * an amendment of ARB No. 43, Chapter 4" ("FAS 151"). FAS 151 amend the guidance in Accounting Research Bulletin (ARB) No. 43, Chapter 4, to clarify the accounting for abnormal amounts of idle facility expense, freight, handling costs, and wasted material (spoilage). FAS 151 requires that these costs be recognized as current period charges regardless of whether they are abnormal. In addition, FAS 151 requires that allocation of fixed production overheads to the costs of manufacturing be based on the normal capacity of the production facilities. The provisions of FAS 151 are effective for inventory costs incurred during fiscal years beginning after June 15, 2005. The Company does not expect this new standard to have a material effect on its consolidated financial position or results of operations

                         MARKETING WORLDWIDE CORPORATION
              NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
                                 MARCH 31, 2006
                                   (UNAUDITED)
--------------------------------------------------------------------------------

NOTE B - NOTES PAYABLE

During December 2005, the Company entered into a new capital lease obligation totaling $105,703 which provided financing for the purchase of a Pro Mix paint system. The Terms are 36 month Capital Lease with KeyBank, first installment due November 10th 2005, with monthly payments of $3,236.

NOTE C - CAPITAL STOCK

The Company is authorized to issue 110,000,000 shares of which stock 100,000,000 shares of par value of $.001 each shall be common stock and of which 10,000,000 shares of par value of $.001 each shall be preferred stock. As of March 31, 2006, the Company has issued and outstanding 11,051,995 shares of common stock. As of March 31, 2006, the Company has no issued and outstanding shares of preferred stock.

NOTE D - STOCK OPTIONS AND WARRANTS

Prior to January 1, 2006, we accounted for the Plans under the recognition and measurement provisions of APB Opinion No. 25, as permitted by SFAS No. 123. Consequently, no stock-based compensation cost relating to stock options was recognized in the consolidated statement of income for any period prior to 2006, as all options granted under the Plans had an exercise price equal to the market value of the underlying common stock on the date of grant. Effective January 1, 2006, we adopted the fair value provisions for share-based awards pursuant to SFAS No. 123(R), using the modified-prospective-transition method. Under that transition method, compensation cost recognized in 2006 includes (a) compensation cost for all share-based awards granted prior to, but not yet vested as of January 1, 2006, based on the attribution method and grant date fair value estimated in accordance with the original provisions of SFAS No. 123, and (b) compensation cost for all share-based awards granted subsequent to January 1, 2006, based on the grant-date fair value estimated in accordance with the provisions of SFAS No. 123(R), all recognized on a straight line basis as the requisite service periods are rendered. Results for prior periods have not been restated.

The adoption of SFAS No. 123(R) on January 1, 2006 had no impact on our net income or basic and diluted earnings per share for the three months ended March 31, 2006.

The following table illustrates the effect on net income and earnings per share for the first quarter of 2005, if we had applied the fair value recognition provisions of SFAS No. 123(R) to all stock-based compensation granted under equity award plans for awards granted prior to March 31,2005:

      Net income available to common stockholders as reported          $ 19,326
                                                                       --------
 Total stock option expense determined under fair value base method       -
  Pro forma net income                                                 $ 19,326
                                                                       --------
       Net income per common share as reported:
         Basic and diluted                                                -
                                                                       --------
      Net income per common share pro forma:
         Basic and diluted                                                -
                                                                       --------

The Black-Scholes option pricing model was developed for use in estimating the fair value of traded options which have no vesting restrictions and are fully transferable. In addition, option valuation models require the input of highly subjective assumptions, including the expected stock price volatility. Because our employee stock options have characteristics significantly different from those of traded options and because changes in the subjective input assumptions can materially affect the fair value estimate, in our opinion, the existing models do not necessarily provide a reliable single measure of the fair value of our employee stock options.

During the Three Months Ended March 31, 2006 the Company did not grant any compensatory stock options and warrants to non-employees. Accordingly no compensation costs were charged to operations during the three months ended March 31, 2006.

                         MARKETING WORLDWIDE CORPORATION
              NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
                                 MARCH 31, 2006
                                   (UNAUDITED)
--------------------------------------------------------------------------------

Stock Options

The following table summarizes the changes in options outstanding and the related prices for the shares of the Company's common stock issued to non-employees of the Company as of March 31, 2006:

                                Options Outstanding                               Options Exercisable
                        --------------------------------                       ----------------------------
                                          Weighted Average        Weighted                       Weighted
                          Number       Remaining Contractual      Average         Number        Average
   Exercise Prices     Outstanding          Life (Years)       Exercise Price  Exercisable   Exercise Price
   ---------------     -----------          ------------       --------------  -----------   --------------
        $ 1.00            250,000                2.75               $ 1.00        250,000        $ 1.00
                         --------               -----              -------       --------       -------
                          250,000                2.75               $ 1.00        250,000        $ 1.00
                         ========               =====              =======       ========       =======

Transactions involving options issued to non-employees are summarized as follows:

                                                                Weighted Average
                                           Number of Shares   Price Per Share
                                           ----------------   ---------------
       Outstanding at October 1, 2004            250,000         $   1.00
          Granted                                      -                -
          Exercised                                    -                -
          Canceled or expired                          -                -
                                               ---------         --------
       Outstanding at March 31, 2006             250,000         $   1.00
                                               =========         ========


Warrants

The following table summarizes the changes in warrants outstanding and the related prices for the shares of the Company's common stock issued to non-employees of the Company as of March 31, 2006:

                                 Warrants Outstanding                                    Warrants Exercisable
                                 --------------------                                    --------------------

                                              Weighted Average          Weighed                          Weighted
                             Number        Remaining Contractual        Average         Number            Average
Exercise Prices          Outstanding            Life (Years)         Exercise Price   Exercisable      Exercise Price
---------------          -----------            ------------         --------------   -----------      --------------

$0.50                     1,000,000                 2.75                  $0.50       1,000,000            $0.50
                          ---------                 ----                  -----       ---------            -----
                          1,000,000                 2.75                  $0.50       1,000,000            $0.50
                          =========                 ====                  =====       =========            =====

Transactions involving warrants issued to non-employees are summarized as follows:

                                                                             Weighted Average
                                                     Number of Shares        Price Per Share
                                                     ----------------        ---------------
Outstanding at October 1, 2004                             1,000,000                 $0.50
             Granted                                              -                     -
             Exercised                                            -                     -
             Canceled or expired                                  -                     -
                                                           ---------                 -----
Outstanding at March 31, 2006                              1,000,000                 $0.50
                                                           =========                 =====

                         MARKETING WORLDWIDE CORPORATION
                 Notes to the Consolidated Financial Statements
                                 March 31, 2006
                                   (Unaudited)
--------------------------------------------------------------------------------

NOTE E - CONSOLIDATION OF VARIABLE INTEREST ENTITIES

Effective January 1, 2005, the Company took possession of and leased certain real property and improvements ("property") from JCMD Properties, LLC ("JCMD"), an entity controlled by the Company's Chief Executive and Chief Operating officers, respectively under a long term operating lease beginning on January 1, 2005. As of January 1, 2005, the Company was also a guarantor of JCMD construction loans.

Subsequent to the date of the lease agreement, on June 6, 2005 and August 8, 2005, the Company , together with JCMD, entered into a Secured Loan Agreements with a financial institution in connection with the repayment of the construction loans and issuance of long-term mortgage debt secured by the Property's deed of trusts.

Under the mortgage notes payable , JCMD is obligated to make periodic payments of principal repayments and interest. The Company has no equity interest in JCMD or the property.

Based on the terms of the lending agreements and that JCMD does not have sufficient equity at risk for the entity to finance its activities, the Company determined that JCMD was a variable interest entity ("VIE") as defined by FIN No. 46 and that as of January 1, 2005, the Company was deemed to be the primary beneficiary. Therefore this venture was consolidated into the Company's accompanying financial statements as of January 1, 2005.

FIN No. 46 requires that an enterprise consolidate a VIE if that enterprise has a variable interest that will absorb a majority of the entity's expected losses if they occur. Accordingly, the Company adopted FIN No. 46 and consolidated JCMD as a VIE, regardless of the Company not having an equity interest in JCMD.

Included in the Company's consolidated balance sheet at March 31, 2006 are the following net assets of JCMD Properties LLC:

                         MARKETING WORLDWIDE CORPORATION
                 Notes to the Consolidated Financial Statements
                                 March 31, 2006
                                   (Unaudited)
--------------------------------------------------------------------------------

ASSETS (JCMD Properties LLC)
   Cash and cash equivalents                                         $  104,116
   Accounts Receivable, prepaid expenses and other current assets        97,240
                                                                     ----------

   Total current assets                                                 201,356

   Property and equipment, net of accumulated depreciation
   of $29,121                                                         1,348,224

   Other assets                                                          19,400
                                                                     ----------
 Total Assets                                                        $1,568,980
                                                                     ----------
LIABILITIES
   Current portion of long-term debt                                 $   37,225
   Accounts Payable and accrued liabilities                                   0
                                                                     ----------
         Total current liabilities                                       37,225

   Long-term debt                                                     1,335,339
                                                                     ----------
Total liabilities                                                    $1,372,564
                                                                     ----------

Net assets                                                           $  196,416


Consolidated results of operations include the following:
   Revenues - Real Estate/other                                      $   86,817

   Costs and expenses - Real Estate
         Operating Expenses                                              13,720
         Depreciation and amortization                                    5,500
         Interest                                                        37,883
                                                                     ----------
         Total costs and expenses - Real Estate                          57,103
                                                                     ----------

         Operating Income Real Estate                                $   29,714
                                                                     ==========

NOTE F - SUBSEQUENT EVENT

On April 21, 2006, the Company renewed its credit facility with KeyBank with a maximum borrowing limit of $1,150,000, maturing on February 1, 2007. Interest on advances is charged at a rate of .25 percentage points under the KeyBank's announced Prime Rate. Borrowings under the agreement are collateralized by substantially all the Company's assets.

    CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL
                                   DISCLOSURE

There have been no changes in accountants or disagreements with accountants on accounting and financial disclosures.

               ITEM 24. INDEMNIFICATION OF DIRECTORS AND OFFICERS

Under Delaware law, a corporation may indemnify its officers, directors, employees, and agents, including indemnification of these persons against liability under the Securities Act of 1933.

In addition, Section 102(b) (7) of the Delaware General Corporation Law and Marketing WorldWide's Certificate of Incorporation provide that a director of this corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director except for liability:

    o For any breach of the director's duty of loyalty to the corporation or its stockholders;
    o For acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law;
    o    For paying a dividend or approving a stock repurchase in violation of
         Section 174 of the Delaware General Corporation Law; or
    o For any transaction from which the director derived an improper personal benefit.

The effect of these provisions may be to eliminate the rights of Marketing Worldwide and its stockholders, through stockholders derivative suits on behalf of Marketing Worldwide, to recover monetary damages against a director for breach of fiduciary duty as a director, except in the situations described in clauses set forth above in the preceding sentence.

              ITEM 25. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

The following sets forth the expenses in connection with this offering. Marketing Worldwide shall bear all these expenses. All amounts set forth below are estimates, other than the SEC registration fee.

SEC Registration Fee                     $    341.57
Legal Fees and Expenses                  $ 25,000.00
Accounting Fees and Expenses             $  7,000.00
Miscellaneous                            $  5,000.00
                                         -----------
TOTAL                                    $ 37,341.57


                ITEM 26. RECENT SALES OF UNREGISTERED SECURITIES

On July 31, 2003, MWW offered and sold 400,000 shares of its $.001 par value common stock to two natural persons in exchange for $4,200 cash and 100,000 shares of common stock of F10 Oil & Gas Properties, Inc. with a recorded value of $1.00. There was no general solicitation, no advertisement and resale restrictions were imposed by placing a Rule 144 legend on the stock certificates. This transaction was exempt from registration under the Securities Act of 1933, based upon Section 4(2) for transactions by the issuer not involving any public offering. Based upon the established relationship between the investors and the issuer's officer and director, the issuer concluded that each investor was either an accredited investor or that each investor had such knowledge and experience in business and financial matters that he was capable of evaluating the merits and risks of the prospective investment and that the amount of the investment for each person was reasonable in relation to the investor's net worth because it did not exceed 10% of the investor's net worth.

On August 15, 2003, MWW issued a Stock Option to one natural person as an incentive to represent MWW as legal counsel. The Stock Option allows the holder to purchase 250,000 shares of $.001 par value common stock at $1.00 per share any time before December 31, 2008. Further, the Stock Option is not subject to dilution based upon any reverse split of the common stock and is exercisable, in whole or in part, with a promissory note of not less than 45 days duration or upon common cashless exercise terms. There was no general solicitation, no advertisement and the optionee was an officer and director of MWW at the time. This transaction was exempt from registration under the Securities Act of 1933, based upon Section 4(2) for transactions by the issuer not involving any public offering. The issuer through its director knew that the investor was an accredited investor.

On October 1, 2003, MWW offered and sold 9,600,000 shares of its $.001 par value common stock to three persons, Michael Winzkowski, James C. Marvin and Gregory
G. Green, to acquire to 100% of the membership interests in Marketing Worldwide LLC, a Michigan limited liability company ("MWWLLC"), in a tax-free exchange whereby MWWLLC became a wholly owned subsidiary of MWW. The value of the stock that was issued was the historical cost of MWWLLC's net tangible assets, $2,067,386. There was no general solicitation, no advertisement and resale restrictions were imposed by placing a Rule 144 legend on the stock certificates. This transaction was exempt from registration under the Securities Act of 1933, based upon Section 4(2) for transactions by the issuer not involving any public offering. Based upon the relationship between the investors and the issuer's officers, directors, affiliates, and promoters, the issuer concluded that each investor was either an accredited investor and had such knowledge and experience in business and financial matters that he was capable of evaluating the merits and risks of the prospective investment and that the amount of the investment for each natural person was reasonable in relation to the investor's net worth because it did not appear to exceed 10% of the investor's net worth, exclusive of home, home furnishings, and automobiles.

On October 31, 2003, MWW offered and sold 4,000 shares of its $.001 par value common stock and a Common Stock Purchase Warrant to acquire up to 1,000,000 shares of its $.001 par value common stock to Wendover Investments Limited, a company organized under the laws of the Cayman Islands in exchange for $6,000. The Warrant allows the holder to exercise any time before December 31, 2008. There was no general solicitation, no advertisement and resale restrictions were imposed by placing a Rule 144 legend on the certificates. This transaction was exempt from registration under the Securities Act of 1933, based upon Section 4(2) for transactions by the issuer not involving any public offering. Based upon the established relationship between the investor and the issuer's officers, directors, affiliates, and promoters, the issuer concluded that the investor was an accredited investor capable of evaluating the merits and risks of the prospective investment and that the amount of the investment was reasonable in relation to the investor's net worth.

In April 2004, MWW entered a written agreement to issue 200,000 shares of its common stock to one person as payment for services rendered and to be rendered related to investor relations, public relations, and media relations on behalf of MWW. There was no general solicitation, no advertisement and resale restrictions were imposed by placing a Rule 144 legend on the certificates. This transaction was exempt from registration under the Securities Act of 1933, based upon Section 4(2) for transactions by the issuer not involving any public offering. Based upon the established relationship between the investor and the issuer's officers, directors, affiliates, and promoters, the issuer concluded that the investor had such knowledge and experience in business and financial matters that he was capable of evaluating the merits and risks of the investment and that the amount of the investment was reasonable in relation to the investor's net worth because it did not appear to exceed 10% of the investor's net worth. During the quarter ended March 31, 2005, the investor and MWW cancelled the agreement for services and the investor returned the shares.

During May and June 2004, MWW offered and sold 512,186 shares of its common stock to 26 persons, all of who had a pre-existing relationship with the current officers and directors of MWW, at a price of $.65 per share. The gross offering proceeds of $ $336,921. There was no general solicitation; no advertisement and resale restrictions were imposed by placing a Rule 144 legend on the certificates. The investors reside in Germany, Michigan, Florida and Massachusetts. Based upon the established relationship between the investor and the issuer's officers, directors, affiliates, and promoters, the issuer concluded that each investor was either an accredited investor or that each investor alone or with his/her legal, tax, financial and purchaser representatives, if any, has such knowledge and experience in business and financial matters that he/she is capable of evaluating the merits and risks of the prospective investment and that the amount of the investment for each natural person was reasonable in relation to the investor's net worth because it did not appear to exceed 10% of the investor's net worth, exclusive of home, home furnishings and automobiles.

In June 2004, MWW issued 535,809 shares of its common stock and agreed to issue an option to purchase 200,000 shares of its common stock, subject to certain terms and conditions, to one person in exchange for services rendered. There was no general solicitation, no advertisement and resale restrictions were imposed by placing a Rule 144 legend on the certificates. This transaction was exempt from registration under the Securities Act of 1933, based upon Section 4(2) for transactions by the issuer not involving any public offering. Based upon the established relationship between the investor and the issuer's officers, directors, affiliates, and promoters, the issuer concluded that the investor was capable of evaluating the merits and risks of the prospective investment and that the amount of the investment was reasonable.

                               ITEM 27. EXHIBITS

DESCRIPTION OF EXHIBITS

(a) EXHIBIT(S) DESCRIPTION

    Exhibits                                                            Page No.
    --------                                                            --------
    (3)(i)   Certificate of Incorporation *
    (3)(ii)  Bylaws *
    (4)(1)   Form of Common Stock Certificate *
    (4)(2)   Common Stock Purchase Warrant with Wendover Investments Limited *
    (4)(3)   Stock Option Agreement with Richard O. Weed *
    (5)      Opinion on Legality *****
    (10)(1)  Consulting Agreement with Rainer Poertner ***
    (10)(2)  Fee Agreement with Weed & Co. LLP *
    (10)(3)  Purchase Agreement MWW and MWWLLC *
    (10)(4)  Amendment to Purchase Agreement between MWW and MWWLLC **
    (10)(5)  Employment Agreement with CEO Michael Winzkowski **
    (10)(6)  Employment Agreement with COO/CFO James Marvin **
    (10)(7)  Loan Agreement with KeyBank, N.A. ***
    (10)(8)  Amendment to Consulting Agreement with Rainer Poertner ***
    (10)(9)  Employment Agreement with Greg Green ****
    (10)(10) Real Property Lease Agreement for 11224 Lemen Road, Suite A ****
    (10)(11) Real Property Lease Agreement for 11236 Lemen Road ****
    (10)(12) Supplier and Warranty Agreement ****
    (10)(13) Business Loan Agreement April 4, 2005 with KeyBank, N.A. ******
    (10)(14) Supplier and Warranty Agreement ****
    (10)(15) Blanket Purchase Order, Non-Disclosure and Confidentiality Agreement ******
    (10)(16) Lease Agreement and Amendment to Lease Agreement with JCMD Properties, LLC ******
    (10)(17) Consulting Agreement with Rainer Poertner dated July 1, 2005 ******
    (10)(18) Waiver of Cashless Exercise Provisions in Warrant by Wendover Investments Ltd. *******
    (10)(19) Waiver of Cashless Exercise Provisions in Stock Option by Richard
             O. Weed *******
    (10)(20) Extension of Employment Agreement with Michael Winzkowski dated October 15, 2005 ********
    (10)(21) Extension of Employment Agreement with James Marvin dated October 15, 2005 ********

    (10)(22) Change in Terms Agreement with KeyBank, February 1, 2006 *********
    (10)(23) Trademark Application - Carbontech *********
    (10)(24) Trademark Application - APDM *********
    (10)(25) Copyright Application - Camry Spoiler *********
    (10)(26) Notice of Final Loan Agreement KeyBank, N.A. $1,150,000 Loan
    (21)     Subsidiaries of Registrant *
    (23)(1)  Consent of Weed & Co. LLP
    (23)(2)  Consent of Russell Bedford Stefanou Mirchandani LLP


     * previously filed on February 11, 2004 as part of the Registration Statement on Form 10-SB12G of Marketing Worldwide Corporation SEC File 0-50586 Accession Number 1019687-4-279.

     ** previously filed on August 10, 2004 as part of the Registration Statement on Form 10-SB12G/A Amendment No. 1 of Marketing Worldwide Corporation SEC File 0-50586 Accession Number 0001019687-04-001719.

     *** previously filed on November 9, 2004 as part of the Registration Statement on Form 10-SB12G/A Amendment No. 2 of Marketing Worldwide Corporation SEC File 0-50586 Accession Number 0001019687-04-002436.

     **** previously filed on January 31, 2005 as part of the Form 10-KSB for the year ended September 30, 2004 of Marketing Worldwide Corporation SEC File 0-50586 Accession Number 0001019687-05-000207.

    ***** previously filed on March 17, 2005 as part of the Form SB-2 of Marketing Worldwide Corporation SEC File 333-123380 Accession Number 0001019687-05-000728.

   ****** previously filed on September 15, 2005 as part of the Form SB-2 of Marketing Worldwide Corporation SEC File 333-123380 Accession Number 0001019687-05-002649.

  ******* previously filed on December 7, 2005 as part of the Form SB-2 of Marketing Worldwide Corporation SEC File 333-123380 Accession Number 0001019687-05-003367.

 ******** previously filed on February 14, 2006 as part of the Form 10-QSB of Marketing Worldwide Corporation SEC File 0-50586 Accession Number 0001019687-06-000364.

********* previously filed on February 14, 2006 as part of the Form 10-QSB of Marketing Worldwide Corporation SEC File 333-123380 Accession Number 0001019687-06-000926.

                             ITEM 28. UNDERTAKINGS

Marketing Worldwide Corporation undertakes to:

(a)(1) File, during any period in which it offers or sells securities, a post-effective amendment to this registration statement to:

(i) Include any prospectus required by Section 10(a) (3) of the Securities Act of 1933;

(ii) Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement; and

(iii) Include any additional or changed material information on the plan of distribution.

(2) For determining liability under the Securities Act, treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering.

(3) File a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

(b) Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act") may be permitted to directors, officers and controlling persons of the small business issuer pursuant to the foregoing provisions, or otherwise, the small business issuer has been advised that in the opinion of the Securities and Exchange Commission indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

In the event that a claim for indemnification against such liabilities (other than the payment by the small business issuer of expenses incurred or paid by a director, officer, or controlling person of the small business issuer in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the small business issuer will, unless in the opinion of counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES


In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form SB-2 and authorized this registration statement to be signed on our behalf by the undersigned, on June 27, 2006.



                                     MARKETING WORLDWIDE CORPORATION

                                     By: /s/ Michael Winzkowski
                                         --------------------------------
                                     Name: Michael Winzkowski
                                     Title: Chief Executive Officer


Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates stated.

SIGNATURE                           TITLE                      DATE
---------                           -----                      ----



/s/ Michael Winzkowski              Director                 June 27, 2006
----------------------------
Michael Winzkowski

/s/ James C. Marvin                 Director                 June 27, 2006
----------------------------
James C. Marvin

EXHIBIT INDEX


(5)      Opinion on Legality
(10)(26) Notice of Final Loan Agreement KeyBank, N.A. $1,150,000
(23)(1)  Consent of Weed & Co. LLP
(23)(2)  Consent of Russell Bedford Stefanou Mirchandani LLP